UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CREE, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Cree, Inc.:

The 2011 Annual Meeting of Shareholders of Cree, Inc. will be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 25, 2011, at 10:00 a.m. local time, to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting:

•	Proposal No. 1—Election of eight directors

•

Proposal No. 2—Approval of an amendment to the 2004 Long-Term Incentive Compensation Plan to increase the number of shares authorized for issuance under the plan and decrease the number of shares that can be awarded as restricted stock, stock units and performance units

•	Proposal No. 3—Approval of an amendment to the 2005 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan

•	Proposal No. 4—Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 24, 2012

•	Proposal No. 5—Advisory (nonbinding) vote on executive compensation

•	Proposal No. 6—Advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation

All shareholders are invited to attend the meeting in person. Only shareholders of record at the close of business on August 29, 2011 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

Adam H. Broome Secretary

Durham, North Carolina

September 2, 2011

PLEASE NOTE:

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. Beginning on or about September 12, 2011, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials which will indicate how to access our 2011 Proxy Statement and 2011 Annual Report on the Internet. The Notice also includes instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice or, if you elected to receive printed proxy materials by mail, your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number available on the Internet voting site; (2) over the Internet, by accessing the website address printed on your Notice; or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope.

CREE, INC.

PROXY STATEMENT

MEETING INFORMATION

The Board of Directors of Cree, Inc., or the Company, is asking for your proxy for use at the 2011 Annual Meeting of Shareholders and any adjournments of the meeting. The meeting will be held at our offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 25, 2011, at 10:00 a.m. local time, to conduct the following business and such other business as may be properly brought before the meeting: (1) election of eight directors; (2) approval of an amendment to the 2004 Long-Term Incentive Compensation Plan, or the LTIP, to increase the number of shares authorized for issuance under the plan and decrease the number of shares that can be awarded as restricted stock, stock units and performance units; (3) approval of an amendment to the 2005 Employee Stock Purchase Plan, or the ESPP, to increase the number of shares authorized for issuance under the plan; (4) ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 24, 2012; (5) advisory (nonbinding) vote on executive compensation; and (6) advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement, FOR approval of the amendment to the LTIP, FOR approval of the amendment to the ESPP, FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 24, 2012, FOR approval of the advisory (nonbinding) vote on executive compensation, and FOR “one year” (as opposed to two or three years) for advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation.

Beginning on or about September 12, 2011, proxy materials for the annual meeting, including this proxy statement and our 2011 Annual Report, are being made available to shareholders entitled to vote at the annual meeting. The annual report is not part of our proxy soliciting materials.

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting to Be Held on October 25, 2011:

The annual report and proxy statement will be available on the Internet at

www.cree.com/annualmeeting.

Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 12, 2011, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our annual report. The Notice also instructs you on how you can vote using the Internet and how you can access the Internet voting site, which will contain instructions on how you can vote by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES

Who Can Vote

Only shareholders of record of the Company at the close of business on August 29, 2011 are entitled to vote at the meeting and any adjournments of the meeting. At that time, there were 115,737,688 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter submitted to a vote at the meeting.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•

Voting by Telephone. You can vote by following the directions on your Notice to access the Internet voting site and by calling the toll-free telephone number available on the site, or if you requested printed proxy materials, by calling the toll-free number printed on your proxy card. The deadline for voting by telephone is Monday, October 24, 2011, at 11:59 p.m. Eastern time.

•

Voting by Internet. You can vote over the Internet by following the directions on your Notice to access the website address printed on the Notice. The deadline for voting over the Internet is Monday, October 24, 2011 at 11:59 p.m. Eastern time.

•

Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Monday, October 24, 2011.

•

Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, custodian or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

How You Can Revoke Your Proxy and Change Your Vote

You can revoke your proxy and change your vote by (1) attending the meeting and voting in person, (2) delivering written notice of revocation of your proxy to the Secretary at any time before voting is closed, (3) timely submitting new voting instructions by telephone or over the Internet as described above or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.

How Your Proxy Will Be Voted

If you timely submit your proxy by telephone, over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy without giving contrary voting instructions, your shares will be voted “FOR” election of the director nominees listed in this proxy statement, “FOR” approval of the amendment to the LTIP, “FOR” approval of the amendment to the ESPP, “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 24, 2012, “FOR” approval of the advisory (nonbinding) vote on executive compensation, and FOR “one year” for the advisory (nonbinding) vote on frequency of future shareholder advisory votes on executive compensation.

How You Can Vote Shares Held by a Broker or Other Nominee

If a broker, bank, custodian or other nominee holds your shares, you may have received a notice or voting instruction form from them. Please follow the directions that your broker, bank, custodian or other nominee provides or contact the firm to determine the voting methods available to you. Brokers are no longer permitted to vote in the election of directors if the broker has not received instructions from the beneficial owner of shares. It is particularly important, if you are a beneficial owner, that you instruct your broker how you wish to vote your shares as brokers will have discretionary voting authority only with respect to Proposal 4 if you do not instruct your broker how you wish to vote your shares.

Quorum Required

A quorum must be present at the meeting before business can be conducted. A quorum will be present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting. Shares represented by a proxy with instructions to withhold authority to vote or to abstain from voting on any matter will be considered present for purposes of determining the existence of a quorum. Shares represented by a proxy as to which a broker, bank, custodian or other nominee has indicated that it does not have discretionary authority to vote on certain matters (sometimes referred to as “broker non-votes”) will also be considered present for purposes of determining the existence of a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast. Thus the nominees who receive the most votes will be elected to fill the available positions. Shareholders do not have the right to vote cumulatively in electing directors. Withholding authority in your proxy to vote for a nominee will result in the nominee receiving fewer votes.

The proposed amendment to the LTIP, amendment to the ESPP and ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2012 will be approved if the votes cast for approval exceed the votes cast against approval. Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the 2011 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.

The advisory (nonbinding) vote on executive compensation will be approved if the votes cast for approval exceed the votes cast against approval. Because your vote on executive compensation is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board of Directors, and it will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

The proposed frequency of future advisory votes on executive compensation will be decided by the majority of the votes cast. If none of the frequency options (one, two or three years) receives a majority of the votes cast, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board of Directors, and it will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Board of Directors will take into account the outcome of the vote when making future decisions regarding the frequency of future shareholder advisory votes on executive compensation.

Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees for Election as Directors

All eight of the persons nominated for election to the Board of Directors at the annual meeting are currently serving as directors of the Company. Dolph von Arx, who has served on the Board of Directors since 1991, is not standing for re-election. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the accompanying proxy may be voted for a substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his successor has been duly elected and qualified.

The following table lists the nominees for election and information about each.

Name	Age	Principal Occupation and Background	Director Since
Charles M. Swoboda	44

Mr. Swoboda has served as the Company’s Chief Executive Officer since June 2001, as President since January 1999, as a member of the Board of Directors since October 2000 and as chairman since April 2005. He was Chief Operating Officer of the Company from 1997 to June 2001 and Vice President for Operations from 1997 to 1999. Prior to his appointment as Vice President for Operations, Mr. Swoboda served as Operations Manager from 1996 to 1997, as General Manager of the Company’s former subsidiary, Real Color Displays, Incorporated, from 1994 to 1996 and as LED Product Manager from 1993 to 1994. He was previously employed by Hewlett-Packard Company.

Mr. Swoboda’s employment with the Company for the past 18 years in diverse roles, his leadership as the Company’s Chief Executive Officer for more than a decade and his service on the Board of Directors for eleven years, including his service as Chairman of the Board for the past six years, uniquely qualify him for election to the Board of Directors. He brings to the Board a critical perspective and understanding of the Company’s business strategy, and he is enabled by his experience and position as Chief Executive Officer to provide the Board valuable insight into the management and operations of the Company.

			2000

Name	Age	Principal Occupation and Background	Director Since

Clyde R. Hosein	51

Mr. Hosein has been a member of the Board of Directors since December 2005. Since June 2008, he has served as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of essential mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career he spent 14 years in financial and engineering roles at IBM Corporation.

Mr. Hosein’s qualifications to serve as a director include his service on the Company’s Board of Directors and its Audit Committee during the past six years, his years of experience as an executive officer in publicly traded companies in the semiconductor industry, including his roles in operational management, his substantial experience as a chief financial officer responsible for the finance and accounting functions of publicly traded companies, his qualifications as an audit committee financial expert, and his technical background and significant experience in technology-based companies generally.

			2005

Name	Age	Principal Occupation and Background	Director Since

Robert A. Ingram	68

Mr. Ingram joined the Board of Directors in December 2008. Since January 2010, he has been a General Partner in the firm Hatteras Venture Partners, a venture capital firm that invests in early stage life science companies in the southeast United States, and he has also served as strategic advisor to the chief executive officer of GlaxoSmithKline plc, a publicly traded pharmaceutical research and development company. From 2003 through 2009, he served as Vice Chairman Pharmaceuticals, GlaxoSmithKline. He previously served as Chief Operating Officer and President of Pharmaceutical Operations of GlaxoSmithKline following the December 2000 merger of Glaxo Wellcome plc and SmithKline Beecham plc. Prior to the merger he served as Chief Executive Officer of Glaxo Wellcome plc and as Chairman, President and Chief Executive Officer of Glaxo Wellcome Inc. Mr. Ingram also serves on the Boards of Directors of Allergan, Inc., Edwards Lifesciences Corporation, and Pharmaceutical Product Development, Inc. and serves as Lead Director of Valeant Pharmaceuticals International, Inc. and as Chairman of Elan Corporation, plc. He also served as Chairman of the Board of Directors of OSI Pharmaceuticals, Inc. from January 2003 until its sale in June 2010. He previously served as a director of Misys plc, Nortel Networks Corp., Wachovia Corp. and Lowe’s Companies, Inc. until 2005, 2006, 2008 and May 2011, respectively.

Mr. Ingram brings to the Company’s Board of Directors a wealth of experience as a director who has served in several roles on the boards of major publicly traded companies. He also provides the perspective of a former chief executive officer with substantial leadership experience in the life sciences sector along with insights on operational and other matters relevant to business generally and the semiconductor business in particular, such as research and development and intellectual property. In addition, Mr. Ingram brings to the Board the views and judgment of a leader who is highly respected both locally and internationally for his business expertise and acumen.

			2008

Name	Age	Principal Occupation and Background	Director Since

Franco Plastina	48

Mr. Plastina joined the Board of Directors in December 2007. From February 2006 until January 2011 he served as President and Chief Executive Officer, and as a board member, of Tekelec, a publicly traded provider of telecommunications network systems and software applications. From September 2005 through February 2006 Mr. Plastina served as Executive in Residence at Warburg Pincus LLC, a private equity firm, where he was responsible for evaluating potential investments and providing executive support to portfolio companies. From 2003 to 2005, he held various executive positions with Proxim Corporation, a provider of Wi-Fi and broadband wireless access products, including Executive Chairman, President and CEO. From 1987 until 2002, Mr. Plastina served in a series of management and executive positions with Nortel Networks Corporation, a multi-national telecommunications equipment provider.

Mr. Plastina brings to the Board significant senior executive leadership experience, including seven years of experience from his service as chief executive officer of two publicly traded companies as well as over 25 years of experience in various executive roles in the telecommunications and wireless industries. This technology industry experience gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his service on the Company’s Board of Directors and its Audit Committee for the past four years, his private equity investment experience and his qualifications as an accounting committee financial expert.

			2007

Alan J. Ruud	64

Mr. Ruud joined the Board of Directors in August 2011, when the Company acquired Ruud Lighting, Inc., or Ruud Lighting, and also began serving as the Company’s Vice Chairman–Lighting at that time. Mr. Ruud is a founder of Ruud Lighting and has served in various roles at Ruud Lighting since its founding in 1982, including as its Chief Executive Officer, President and as a member of its Board of Directors. Most recently, and until the acquisition, Mr. Ruud served as the Chief Executive Officer and as Chairman of the Board of Directors of Ruud Lighting, positions which he held for over a decade. Mr. Ruud also served as the President of Ruud Lighting until November 2009.

Mr. Ruud’s roles as a founder, executive officer, and director of Ruud Lighting since its incorporation and his nationally-recognized expertise in the lighting industry uniquely qualify him for election to the Company’s Board of Directors as the Company expands its lighting business.

			2011

Name	Age	Principal Occupation and Background	Director Since

Robert L. Tillman	67

Mr. Tillman joined the Board of Directors in October 2010. From November 1994 to January 2005, he served as a director of Lowe’s Companies, Inc., as its Chairman from January 1998 to January 2005, and as its President and Chief Executive Officer from August 1996 to January 2005. After his retirement from Lowe’s, he served on the Board of Directors of Bank of America Corporation from April 2005 to May 2009, and also served as a member of its Asset Quality and Executive Committees.

Mr. Tillman brings substantial leadership experience as a chief executive officer in a substantial, publicly traded company in the retail distribution industry. His knowledge and operational expertise in that environment, particularly with respect to consumer product marketing, and his substantial board experience, qualify him to serve on the Company’s Board.

			2010

Harvey A. Wagner	70

Mr. Wagner has served on the Board of Directors since February 2004. Since August 2007, he has served as managing principal of H.A. Wagner Group LLC, an investment and consulting firm. From April 2008 to November 2010, he served as President and Chief Executive Officer, and as a board member, of Caregiver Services, Inc., a home care provider. Mr. Wagner previously served as President and Chief Executive Officer of Quovadx, Inc., a global software and services company, from October 2004 to July 2007, as its Acting President and Chief Executive Officer from May 2004 to October 2004, and as a member of its Board of Directors from April 2004 to July 2007. From 1989 to 1994 he served as Chief Financial Officer at Computervision Corporation and from 1994 to 1998 at Scientific-Atlanta, Inc. From 1998 until joining Quovadx in 2004, he held chief financial officer positions with Premiere Technologies, Inc., PaySys International, Inc., Optio Software, Inc. and Mirant Corporation. Earlier in his career, he spent 18 years in Silicon Valley where he held senior financial positions with GTE Corporation, Fairchild and American Microsystems. He is currently also a director of StarTek, Inc. and served as a director of FormFactor, Inc. from 2005 to 2010.

Mr. Wagner has served as chief financial officer of six publicly traded companies, giving him extensive experience in and knowledge useful for the oversight of financial management, financial reporting and related functions for public companies and technology companies in particular. In addition to his qualifications as an audit committee financial expert and his seven years of experience serving on the Company’s Board of Directors and as Chairman of its Audit Committee, he brings to the Board of Directors his leadership experience as a chief executive officer of a publicly traded technology company and his experience acquired in serving on the boards of directors of other publicly traded companies in the technology sector.

			2004

Name	Age	Principal Occupation and Background	Director Since

Thomas H. Werner	51

Mr. Werner has been a member of the Board of Directors since March 2006. He has served as Chief Executive Officer for SunPower Corporation, a publicly traded manufacturer of high-efficiency solar cells and solar panels, since June 2003, and is also a member of its Board of Directors. Prior to SunPower, he served as Chief Executive Officer of Silicon Light Machines Corporation, an optical solutions subsidiary of Cypress Semiconductor Corporation, from July 2001 to June 2003. Earlier, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corporation, a network solutions company. He is currently also a director of Silver Spring Networks, Inc., an energy solutions company.

Mr. Werner’s qualifications to serve as a director include his five years of service on the Company’s Board of Directors and his four years serving as Chairman of its Compensation Committee. In addition to his technical expertise, he brings to the Board significant

			2006
		executive leadership and operational management experience gained at businesses in the technology sector, and the semiconductor industry in particular, including his experience as a chief executive officer of a publicly traded “green technology” company for the past eight years.

The Board of Directors recommends shareholders

vote FOR election of the nominees named above.

Director Not Standing for Re-election

Dolph W. von Arx	77	Mr. von Arx, who has served on the Board of Directors since October 1991 and has served as Lead Independent Director since April 2005, is not standing for re-election. He is the former Chairman, President and Chief Executive Officer of Planters Lifesavers Company, an affiliate of RJR Nabisco, Inc. Since his retirement from Planters Lifesavers Company in 1991, Mr. von Arx served as non-executive Chairman of Morrison Restaurants Inc., a publicly held family dining business, from 1996 to 1998 and is currently a director of Sanibel Captiva Trust Company.	1991

Executive Officers

Mr. Swoboda serves as both an executive officer of the Company and a member of the Board of Directors. John T. Kurtzweil (age 55) and Stephen D. Kelley (age 49) also serve as executive officers of the Company.

Mr. Kurtzweil was appointed as Executive Vice President—Finance and as Chief Financial Officer and Treasurer of the Company in September 2006. Before joining the Company, he served from 2004 to 2006 as Senior Vice President and Chief Financial Officer of Cirrus Logic, Inc., a publicly traded supplier of analog, mixed-signal and digital processing solutions for audio and industrial product applications, based in Austin, Texas. He previously served as Senior Vice President and Chief Financial Officer of ON Semiconductor Corporation, a global supplier of power- and data-management semiconductors and standard semiconductor components, and of disk drive component manufacturer Read-Rite Corporation. Immediately prior to joining Cirrus Logic, Mr. Kurtzweil had served as interim Chief Financial Officer for Quepasa Corporation, an online company serving the growing U.S. Hispanic community.

Mr. Kelley was appointed as an Executive Vice President and as Chief Operating Officer of the Company in August 2008. Before joining the Company, he served from 2003 to 2008 as Vice President and General Manager of the Standard Linear and Logic Group of Texas Instruments Incorporated, a publicly traded semiconductor supplier based in Dallas, Texas. Mr. Kelley previously served as Senior Vice President and General Manager of Philips Semiconductors, a division of Royal Philips Electronics N.V., from 2002 to 2003 and held a series of other executive positions with Philips Semiconductors beginning in 1993. He was previously employed by National Semiconductor Corporation, MX-COM, Inc., Fairchild Semiconductor International, Inc. and Motorola Semiconductor (now Freescale, Inc.).

Code of Ethics

We have adopted a Code of Ethics applicable to our senior financial officers, including our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. The full text of our Code of Ethics is published on our website at www.cree.com. Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, the Code of Ethics on our website within four business days following the date of such amendment or waiver. We will also provide a copy of our Code of Ethics to any person, without charge. All such requests should be in writing and sent to the attention of the Corporate Secretary, Cree, Inc., 4600 Silicon Drive, Durham, NC 27703.

Board Composition and Independence of Directors

The size of the Board of Directors was fixed at not less than five nor more than nine members by the Company’s shareholders, with the Board of Directors determining the number within that range from time to time. Eight persons have been nominated for election at the annual meeting. The accompanying proxy cannot be voted for more than eight nominees.

A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the listing requirements of The Nasdaq Stock Market, or Nasdaq. Currently, the Board of Directors is composed of Messrs. Swoboda, Hosein, Ingram, Plastina, Ruud, Tillman, Wagner and Werner, as well as Mr. von Arx, who has decided not to stand for re-election at the annual meeting. The Board of Directors has determined that seven of the present directors—Messrs. Hosein, Ingram, Plastina, Tillman, Wagner, Werner and von Arx—are each an “independent director” within the meaning of the applicable Listing Rules of Nasdaq.

The Leadership Structure of the Board of Directors

The leadership of the Board of Directors includes the Chairman of the Board, the Lead Independent Director, and the Chairman of each of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee.

The responsibilities of the Chairman of the Board under our Bylaws are to preside at meetings of the Board of Directors and shareholders and to perform such other duties as may be directed by the Board from time to time. The Chairman also has the power to call meetings of the Board of Directors and of the shareholders. Mr. Swoboda, our Chief Executive Officer since 2001, has served as Chairman of the Board since 2005.

The Board has adopted corporate governance guidelines that call for the Board to designate a Lead Independent Director any time that the Chairman of the Board is not an independent director. Our Lead Independent Director, Mr. von Arx, has served in that capacity since 2005. The Board will designate a new Lead Independent Director to serve following the conclusion of Mr. von Arx’s tenure on the Board. The independent directors meet at regularly scheduled sessions immediately following each regularly scheduled Board of Directors meeting without other directors or members of management present. As specified in the governance guidelines, the responsibilities of the Lead Independent Director include the following:

•	In the absence of the Chairman, the Lead Independent Director serves as acting Chairman presiding over meetings of the Board of Directors and shareholders.

•

The Lead Independent Director convenes and presides over meetings of the independent directors and communicates the results of these sessions where appropriate to the Chairman, other management or the Board.

•	In general, the Lead Independent Director serves as principal liaison between the independent directors and the Chairman and between the independent directors and other management.

•	The Lead Independent Director reviews agendas for Board of Director meetings in advance with the Chairman.

The day-to-day work of the Board of Directors is conducted through its three principal standing committees—Audit, Compensation and Governance and Nominations—to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairmen of each of these committees are independent directors appointed by the Board upon the recommendation of the Governance and Nominations Committee. Under our corporate governance guidelines, the Chairman of each committee is responsible for development of the agenda for committee meetings, and each committee must regularly report to the Board of Directors on the discussions and actions of the committee.

The Board of Directors has determined that this leadership structure is appropriate for the Company and best serves the interests of the shareholders under the present circumstances. In particular, the Board has determined that the Company is best served by having Mr. Swoboda hold the position of Chairman of the Board in addition to his role as Chief Executive Officer, with Mr. von Arx serving as Lead Independent Director. This determination is based in part upon the experience, leadership qualities and skills that Mr. Swoboda and Mr. von Arx bring to the Board, as detailed in the section captioned “Nominees for Election as Directors” on page 4. In addition, Mr. Swoboda is the director in the best position to establish the agendas for meetings of the Board and to lead the discussions of the Board regarding strategy, operations and management, because he is responsible for the formulation and day-to-day execution of the strategy and business plans reviewed with the Board. Although the Board believes this structure is appropriate under the present circumstances, the Board has also affirmatively determined not to adopt a policy on whether the roles of Chairman and Chief Executive Officer should be separated or combined because the Board believes that there is no single best blueprint for structuring board leadership and that, as circumstances change, the optimal leadership structure may change.

Board’s Role in Risk Oversight

The Board, acting through itself or one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation of risk management practices. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing our risk exposures. The Board directly oversees management’s assessment, mitigation efforts and monitoring of strategic and operational risks, such as those relating to competitive dynamics, market trends and developments in the Company’s industry and changes in economic conditions. Senior management regularly updates business plans for each of the Company’s product lines, including an assessment of strategic and operational risks and responses to identified risks, and members of the Board and senior management meet annually to review these plans. In addition, senior management reports to the Board at each quarterly Board meeting on progress made against these strategic plans, including an update on changes in risk exposure and management’s responses to the changes.

The Board also fulfills its risk oversight role through its committees. Specifically, the Audit Committee charter assigns it the responsibility to periodically review with management, the internal auditors, and the independent auditors the Company’s significant financial risk exposures, including the Company’s policies with respect to risk assessment and Company-wide risk management, and to assess the steps management has taken to monitor and control such exposures. The Audit Committee regularly discusses material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks and exposures and how management has attempted to minimize the exposures. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus of the Audit Committee include risks associated with taxes, liquidity, investments, information technology security, material litigation, and compliance.

Similarly, the Compensation Committee charter assigns it the responsibility to periodically review with management the Company’s compensation programs as they relate to risk management practices and risk-taking incentives, including an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking. The Committee also considers risk management as it develops and approves incentive and other compensation programs for our executive officers, and it performs risk oversight in the area of management succession.

Each of these committees reports to the Board of Directors with respect to the risk categories it oversees. These ongoing discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.

Compensation Program Risk Assessment

We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review by management and by Radford, an Aon Hewitt Company, independent consultants to the Compensation Committee, of compensation policies and practices, focusing on programs with variable compensation, specifically:

•	stock option and restricted stock awards under our LTIP;

•	performance unit awards to our executive officers under the LTIP which provide for cash payments based upon achieving annual corporate financial goals;

•

awards under our Management Incentive Compensation Program in which most of our senior managers (other than our CEO) participate and may receive payments based upon achieving quarterly or annual corporate financial goals and quarterly individual goals;

•	sales commission incentive programs for our sales personnel; and

•

our quarterly profit-sharing plan in which all other regular, full-time employees participate and are eligible to receive cash payments as a function of the amount, if any, by which our quarterly operating income exceeds a pre-established target.

Based upon this review, we concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking. We believe our programs are appropriately designed to encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our shareholders. Management and Radford reviewed the results of this review with the Compensation Committee at a meeting in August 2011, and the Committee concurred with management’s assessment.

Attendance at Meetings

The Board of Directors held five meetings during fiscal 2011. Each incumbent director attended or participated in 75% or more of the aggregate of the number of meetings of the Board of Directors held during the period he was a director and the number of meetings of committees on which he served that were held during the period of his service.

The Company expects all directors to attend each annual meeting of shareholders absent good reason. All eight directors serving at that time attended the 2010 Annual Meeting of Shareholders.

Standing Committees

The standing committees of the Board of Directors include the Audit Committee, the Governance and Nominations Committee and the Compensation Committee. Each of these committees operates under a written charter adopted by the Board of Directors, copies of which are available on the Company’s website at www.cree.com. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of the existing standing committees and their composition.

Audit Committee

The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The responsibilities of the Audit Committee include acting on the Board of Directors’ behalf in providing oversight with respect to (i) the quality and integrity of the Company’s financial statements and internal accounting and financial controls, (ii) all audit, review and attest services relating to the Company’s financial statements and internal controls, including the appointment, compensation, retention and oversight of the work of the independent auditors engaged to provide audit services to the Company and (iii) the Company’s compliance with legal and regulatory requirements. In addition, the Audit Committee is charged with conducting appropriate review and oversight of any related person transactions, other than related person transactions for which the Board of Directors has delegated review to another independent committee of the Board of Directors.

The members of the Audit Committee are Messrs. Wagner, Hosein and Plastina. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules, including the special independence requirements applicable to Audit Committee members. Mr. Wagner is Chairman of the Audit Committee and has served in that capacity since 2004. The Board of Directors has determined that each of Messrs. Wagner, Hosein and Plastina is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Securities and Exchange Commission. The Audit Committee held eight meetings during fiscal 2011. The Audit Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.

Governance and Nominations Committee

The Governance and Nominations Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities to shareholders by (i) identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders, (ii) upon the recommendation of the Compensation Committee, determining compensation arrangements for non-employee directors, (iii) developing and recommending to the Board of Directors corporate governance principles for the Company and (iv) otherwise taking a leadership role in shaping the corporate governance of the Company.

The members of the Governance and Nominations Committee are Messrs. von Arx, Hosein, Ingram, Plastina, Tillman, Wagner and Werner. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules. Mr. von Arx is Chairman of the Governance and Nominations Committee. The Governance and Nominations Committee charter establishes a policy with regard to the consideration of director candidates, including those candidates recommended by shareholders. The Committee will consider written nominations properly submitted by shareholders according to procedures set forth in the Company’s Bylaws. For a description of these procedures and policies regarding nominations see “Procedures for Director Nominations” and “2012 Annual Meeting of Shareholders” below. The Governance and Nominations Committee held four meetings during fiscal 2011. The Governance and Nominations Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.

Compensation Committee

The Compensation Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its overall responsibility relating to executive officer and director compensation and to oversee and report to the Board of Directors as appropriate on the Company’s compensation and benefit policies, programs and plans, including its stock-based compensation programs and employee stock purchase plan. The Compensation Committee approves the compensation of all executive officers, administers the Company’s stock-based compensation programs and recommends compensation for non-employee directors to the Governance and Nominations Committee for approval.

The Compensation Committee generally makes decisions and recommendations regarding annual compensation at its August meeting each year. The Committee solicits the recommendations of the Company’s Chief Executive Officer with respect to the compensation of the Company’s executive officers other than himself and factors these recommendations into the determination of compensation, as described in the Compensation Discussion and Analysis. In addition, the Compensation Committee has engaged Radford to conduct an annual review of the Company’s compensation program for its executive officers and directors, including a review for fiscal 2011. Radford provided the Committee with relevant market data and recommendations to consider when making compensation decisions with respect to the executive officers and in making recommendations to the Governance and Nominations Committee with respect to the compensation of non-employee directors. Radford also assisted the Committee in updating guidelines for equity awards with respect to executives, other employees and non-employee directors. The Company also engaged Radford and its parent company Aon Consulting for additional services as further discussed in the section entitled “Role of Compensation Consultant” in the Compensation Discussion and Analysis.

The members of the Compensation Committee are Messrs. Werner, von Arx, Ingram and Tillman. The Board of Directors has determined that all members of the Committee are “independent directors” within the meaning of the applicable Nasdaq Listing Rules. Mr. Werner is Chairman of the Compensation Committee and has served in that capacity since January 30, 2007. The Compensation Committee held four meetings during fiscal 2011. The Compensation Committee from time to time also takes action by unanimous written consent in lieu of holding a meeting.

Certain Transactions and Legal Proceedings

Transactions with Intematix Corporation

In July 2010 Mark Swoboda was appointed Chief Executive Officer of Intematix Corporation, or Intematix. Prior to his appointment as Chief Executive Officer, Mr. Swoboda was unaffiliated with Intematix. Mark Swoboda is the brother of the Company’s Chairman, Chief Executive Officer and President, Charles M. Swoboda. For a number of years the Company has purchased raw materials from Intematix and sold LED chips to Intematix pursuant to standard purchase orders in the ordinary course of business. During fiscal 2011, Intematix purchased $0.5 million of products from the Company pursuant to standard purchase orders. During fiscal 2011, the Company purchased $0.8 million of raw materials from Intematix pursuant to standard purchase orders. The Company anticipates that it will continue to purchase raw materials from Intematix in the future pursuant to standard purchase orders.

Transactions with Ruud Lighting, Inc. and Alan J. Ruud

Ruud Lighting Stock Purchase: On August 17, 2011, the Company entered into a Stock Purchase Agreement, or the Stock Purchase Agreement, with all of the shareholders of Ruud Lighting. Pursuant to the terms of the Stock Purchase Agreement, the Company acquired all of the outstanding share capital of Ruud Lighting in exchange for consideration consisting of 6,074,833 shares of the Company’s common stock, par value $0.00125 per share, and $372.2 million in cash, subject to certain post-closing working capital and related adjustments. In connection with the stock purchase transaction, the Company funded Ruud Lighting’s re-acquisition of E-conolight LLC and paid off Ruud Lighting’s outstanding debt in the aggregate amount of $85.0 million. As a result of the purchase, Ruud Lighting is now a wholly-owned subsidiary of the Company, and immediately after the purchase, Alan Ruud was appointed to the Board of Directors.

Pursuant to the Stock Purchase Agreement, Alan Ruud received, as a shareholder of Ruud Lighting, approximately $89,182,200 in cash and 1,455,442 shares of the Company’s common stock, and the AJR Legacy Trust (a trust created by Mr. Ruud) received, as a shareholder of Ruud Lighting, approximately $4,095,400 in cash and 66,836 shares of the Company’s common stock. Additionally, each of Christopher Ruud (the son of Alan Ruud), the JZC Legacy Trust (a trust created by Christopher Ruud), and Cynthia Ruud-Johnson (the daughter of Alan Ruud), received consideration as shareholders of Ruud Lighting. Christopher Ruud received approximately $112,986,700 in cash and 1,843,928 shares of the Company’s common stock, the JZC Legacy Trust received approximately $5,769,900 in cash and 94,165 shares of the Company’s common stock, and Cynthia Ruud-Johnson received approximately $29,743,800 in cash and 485,416 shares of the Company’s common stock. A certain portion of the cash and shares of the Company’s common stock referred to above has been deposited in escrow pursuant to escrow arrangements agreed to by the Company and the Sellers. In connection with the transaction, Alan Ruud, Christopher Ruud and Cynthia Ruud-Johnson also entered into customary noncompetition agreements that impose confidentiality, noncompetition, nonsolicitation, nondisparagement, and noninterference obligations for specified terms.

Employment of Alan Ruud: In connection with the transaction and pursuant to an offer letter, Alan Ruud will continue as an employee of Ruud Lighting and serve as the Company’s Vice Chairman, Lighting. In this role, Mr. Ruud will receive an annual base salary in the amount of $325,000 and be eligible for a target bonus of up to 50% of his base salary. Mr. Ruud will also receive 5,000 shares of restricted common stock of the Company and options to purchase 30,000 shares of the Company’s common stock, each pursuant to the Company’s 2004 Long-Term Incentive Compensation Plan, as amended (the “LTIP”), and be eligible to receive future annual equity grants under the LTIP. The stock option and restricted stock awards will each vest in three annual installments, and the option award will have a term of seven years. Mr. Ruud will also be eligible to participate in insurance, benefit and compensation plans available to employees generally.

Employment of Christopher Ruud: In connection with the transaction and pursuant to an offer letter, Christopher Ruud will continue as an employee of Ruud Lighting, serving as its President. In this role, Christopher Ruud will receive an annual base salary in the amount of $275,000 and be eligible for a target bonus of up to 50% of his base salary. Christopher Ruud will also receive 4,000 shares of restricted common stock of the Company and options to purchase 25,000 shares of the Company’s common stock, each pursuant to the LTIP, and be eligible to receive future annual equity grants under the LTIP. The restricted stock award will vest in four annual installments, and the option award will vest in three annual installments and have a term of seven years. Christopher Ruud will also be eligible to participate in insurance, benefit and compensation plans available to employees generally.

Airplane Joint Ownership: On August 17, 2011, pursuant to an Aircraft Purchase and Sale Agreement and a Joint Ownership Agreement with Ruud Lighting, each of Alan Ruud (through LSA, LLC, a limited liability company of which Mr. Ruud is the sole member, or LSA), and Christopher Ruud (through Light Speed Aviation, LLC, a limited liability company of which Christopher Ruud is the sole member, or Light Speed) acquired a 10% interest in an aircraft previously purchased by Ruud Lighting, resulting in Ruud Lighting owning an 80% interest in the aircraft. Each of LSA and Light Speed acquired its ownership in the aircraft for a purchase price of approximately $930,000. Pursuant to the Joint Ownership Agreement, LSA and Light Speed will each be responsible for its share of flight crew, direct, fixed and other expenses attributable to its use of the aircraft. The initial term of the Joint Ownership Agreement is three years and the term will continue indefinitely thereafter unless terminated by any owner on at least ninety (90) days prior notice. In the event of the expiration or termination of the Joint Ownership Agreement, Ruud Lighting has been provided the right to purchase the ownership interests of LSA and Light Speed for fair market value. If Ruud Lighting does not exercise this right, LSA and Light Speed, jointly, have been provided the right to purchase the ownership interest of Ruud Lighting for fair market value. Further, if Alan Ruud ceases to be an employee of the Company, Ruud Lighting has the right to purchase the ownership interest of LSA for fair market value, and, alternatively, Alan Ruud has the right to require Ruud Lighting to purchase the ownership interest of LSA for fair market value. If Christopher Ruud ceases to be an employee of the Company, Ruud Lighting has the right to purchase the ownership interest of Light Speed for fair market value, and, alternatively, Christopher Ruud has the right to require Ruud Lighting to purchase the ownership interest of Light Speed for fair market value.

Transactions Between the Company and Ruud Lighting: Prior to the Company’s acquisition of Ruud Lighting and prior to any affiliation between Alan Ruud and the Company, Ruud Lighting was a customer of the Company in the ordinary course of business, and Mr. Ruud was the Chairman, the Chief Executive Officer and a 25.1% (including shares of Ruud Lighting held by the AJR Legacy Trust) shareholder of Ruud Lighting. Christopher Ruud was the President, a director and a 31.9% (including shares of Ruud Lighting held by the JZC Legacy Trust) shareholder of Ruud Lighting, and Cynthia Ruud-Johnson owned 8.0% of the shares of Ruud Lighting. Since June 28, 2010, the beginning of the Company’s last completed fiscal year, Ruud Lighting acquired products from the Company with an aggregate purchase price of approximately $15 million pursuant to standard purchase orders.

Mirant Proceedings

Mr. Wagner served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an international energy company based in Atlanta, Georgia, from January 2003 through April 2004. In July 2003, Mirant and certain of its wholly-owned subsidiaries in the United States filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Additionally, certain of Mirant’s Canadian subsidiaries filed an application for creditor protection under the Companies’ Creditors Arrangement Act in Canada. The Canadian subsidiaries emerged from creditor protection in May 2004. Mirant Corporation emerged from bankruptcy proceedings in the United States in January 2006.

Proxim Proceedings

From May 2003 to July 2005, Mr. Plastina held various executive positions with Proxim Corporation, a provider of Wi-Fi and broadband wireless access products, including Executive Chairman, President and CEO. In June 2005, Proxim Corporation filed a voluntary petition for relief under the reorganization provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, and in July 2005 it sold substantially all of its assets to YDI Wireless, Inc.

Read-Rite Proceedings

From November 1995 to March 2002, Mr. Kurtzweil served as Senior Vice President and Chief Financial Officer of Read-Rite Corporation, a disk drive component manufacturer. In June 2003, Read-Rite Corporation filed a voluntary petition for relief under the liquidation provisions of Chapter 7 of the United States Bankruptcy Code and in July 2003, it sold substantially all of its assets to Western Digital Corp.

Review and Approval of Related Person Transactions

The Audit Committee, or another independent committee of the Board of Directors to which authority is delegated by the Board of Directors, must approve any related person transaction, which is defined in the Audit Committee Charter as any transaction required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404, and any other transactions for which Audit Committee approval is required pursuant to applicable law or listing standards applicable to the Company. In determining whether to approve such transactions, the members of the Audit Committee or another independent body of the Board of Directors delegated by the Board of Directors may exercise their discretion in performance of their duties as directors. These duties include the obligation of a director under North Carolina law to “discharge his duties as a director, including his duties as a member of a committee: (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner he reasonably believes to be in the best interests of the corporation.” North Carolina General Statutes Section 55-8-30(a). The Audit Committee approved the related person transactions with Intematix Corporation described above under “Certain Transactions and Legal Proceedings.” The Board of Directors delegated to the Governance and Nominations Committee (which is comprised of all of the independent directors) the authority to conduct appropriate review of related person transactions arising from the Company’s acquisition of Ruud Lighting and the election of Alan J. Ruud, Ruud Lighting’s Chairman and Chief Executive Officer, as a director of the Company, for potential conflict of interest situations. The Governance and Nominations Committee approved the related person transactions with Ruud Lighting and Alan J. Ruud described above under “Certain Transactions and Legal Proceedings.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by Securities and Exchange Commission rules to furnish the Company with copies of all reports they file under Section 16(a). To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and ten percent beneficial owners were complied with on a timely basis during fiscal 2011, except that Mr. Werner reported gifts of the Company’s common stock made in calendar 2009 and 2010 in a report on Form 5 filed August 11, 2011.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO 2004

LONG-TERM INCENTIVE COMPENSATION PLAN

General

We are requesting that shareholders approve a proposed amendment to the LTIP. The amendment would increase the aggregate number of shares that may be issued under the LTIP by 4,000,000 shares. It would also limit the number of shares that may be awarded as restricted stock, stock units and performance units after October 25, 2011 to 1,000,000 shares. The amendment was approved at a meeting of the Board of Directors on August 16, 2011 and will become effective only upon shareholder approval. The LTIP is currently the only plan under which we are authorized to award share-based compensation to employees and outside directors, including stock options and restricted stock.

If approved, the amendment would revise Section 4.1 of the LTIP to read as shown in Appendix B. The LTIP is filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 000-21154) filed with the Securities and Exchange Commission on October 29, 2010, which is available online through the Commission’s EDGAR System and through the “Investor Relations” section of our website at investor.cree.com/sec.cfm. You may also request a copy of the LTIP, as currently in effect, by sending a written request to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.

As of September 1, 2011, there remained 2,839,185 shares available for future awards under the LTIP, including 1,183,656 shares available for future awards of restricted stock, stock units and performance units. If the amendment is approved, the number of shares authorized for issuance under the plan would increase by 4,000,000 shares, and the plan’s limit on the number of shares that may be awarded as restricted stock, stock units and performance units after October 25, 2011 would be reset to 1,000,000 shares. Based on the awards outstanding as of September 1, 2011, if the amendment is approved, there would be 6,839,185 shares available for future awards under the plan, of which no more than 1,000,000 shares could be awarded after October 25, 2011 as restricted stock, stock units and performance units. For additional information regarding outstanding awards under our equity compensation plans, please refer to the section below entitled “Equity Compensation Plans.”

We believe the LTIP, as proposed to be amended, is essential to the Company’s future success and encourage shareholders to vote in favor of its approval.

The Board of Directors recommends

shareholders vote FOR Proposal No. 2.

Description of LTIP

The following is a description of the LTIP as proposed to be amended. This description is merely a summary of material provisions of the plan and is qualified by the full text of the amended plan as filed as Appendix D to our definitive proxy statement filed with the Securities and Exchange Commission on September 2, 2011.

Nature and Purpose. The LTIP provides for grants to eligible participants in the form of nonqualified stock options, incentive stock options, SARs, restricted stock, stock units and performance units. The objectives of the plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

The LTIP is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The LTIP is not a qualified employee pension plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code.

Eligible Participants. Only employees of the Company and its subsidiaries, and non-employee directors of the Company, are eligible to receive awards under the LTIP. As of September 1, 2011, there were approximately 5,682 employees, including part-time and temporary employees, and seven non-employee directors who were eligible to participate in the LTIP. The Company generally does not make stock-based awards to part-time employees working less than 30 hours per week or to temporary employees. Since September 2005, the Company has generally limited awards to salaried (exempt) employees and to non-employee directors.

Administration. The LTIP provides that it is to be administered by a committee, or the Committee, consisting of two or more non-employee directors appointed by the Board of Directors. The Committee has the exclusive right to interpret, construe and administer the LTIP, to select the persons eligible to receive awards and to act in all matters pertaining to the granting of awards and the contents of agreements evidencing awards. The Committee has the exclusive right to approve awards to outside directors. The Committee’s decisions are conclusive, final and binding upon all parties. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under the LTIP, except that awards to outside directors may only be approved by the Committee. The Board of Directors may appoint separate Committees, each composed solely of outside directors, to administer specific provisions of the plan.

Unless the Board of Directors directs otherwise, the Compensation Committee of the Board of Directors serves as the Committee under the terms of the LTIP. With respect to awards to outside directors, the Board of Directors has directed that awards under the plan must be approved by the Governance and Nominations Committee upon the recommendation of the Compensation Committee. The charters adopted by the Board of Directors for both the Compensation Committee and the Governance and Nominations Committee provide that all members of each committee must be independent directors who meet the independence requirements of Nasdaq’s Listing Rules. In addition, members of the Compensation Committee must be (i) “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) “outside directors” as defined by Section 162(m) of the Code. To the extent permitted by law and the Company’s Bylaws, and subject to the applicable rules of any securities exchange or quotation or trading system on which the Company’s shares are traded, the Committee acting as such for purposes of the plan may delegate authority under the LTIP to one or more Committee members or executive officers of the Company, except that the Committee may not delegate such authority with respect to awards to directors or executive officers. The Committee may also delegate authority for certain administrative functions under the LTIP to an officer or employee of the Company.

Securities to be Offered. The Company is authorized to issue shares of the Company’s common stock, par value $0.00125 per share, pursuant to awards under the LTIP. Shares subject to awards under the plan are made available from the authorized and unissued shares of the Company’s common stock. The last sale price of the common stock on September 1, 2011 was $30.92 per share, as reported by Nasdaq.

As of September 1, 2011, there were available for future awards under the LTIP a total of 2,839,185 shares, of which 1,183,656 shares were available for awards of restricted stock, stock units and performance units. The amendment proposed by Proposal No. 2 would increase the aggregate number of shares that may be issued pursuant to awards under the LTIP by 4,000,000 shares and reset the aggregate number of shares that may be awarded as restricted stock, stock units and performance units after October 25, 2011 to 1,000,000 shares. If for any reason any shares awarded or subject to purchase under the LTIP are not delivered or purchased, or are reacquired by the Company, the shares will again become available for issuance pursuant to awards under the LTIP, except that shares with respect to which a SAR is exercised and any shares withheld for payment of taxes in connection with an award will not thereafter be available for issuance under the plan. The determination of the number of shares that may again become available for issuance with respect to grants of incentive stock options will be made in accordance with the requirements of applicable regulations under the Code.

The Committee has authority to determine the individuals to whom awards will be granted, the number of shares subject to an award and the other terms and conditions of an award. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, (i) the aggregate number of shares subject to options or SARs granted in any one fiscal year to any one participant shall not exceed 300,000, (ii) the aggregate number of shares subject to restricted stock or stock unit awards granted in any one fiscal year to any one participant shall not exceed 100,000 and (iii) the aggregate value of performance unit awards (valued as of the grant date) that may be granted in any one fiscal year to any one participant shall not exceed the fair market value of 100,000 shares.

The Committee will make equitable adjustments upon the occurrence of certain events that result in changes in the outstanding shares of the Company’s common stock or that result in exchanges of shares of common stock for a different number or class of common stock or other securities of the Company or another corporation. These events include changes in corporate capitalization, such as a stock split, reverse stock split or stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure or any distribution to shareholders (other than a cash dividend). Under such circumstances, adjustments may be made by the Committee in the number of shares that may be awarded under the LTIP, the limitations on the aggregate number of shares that may be awarded to any one participant, the number and class of shares that may be subject to an award and which have not been issued or transferred under an outstanding award, the exercise price under outstanding options and the number of shares to be transferred in settlement of outstanding SARs and the terms, conditions or restrictions of any award and award agreement, including the price payable for the acquisition of shares.

Amendments. The Committee or the Board of Directors may at any time terminate or from time to time amend the LTIP, but no such action may adversely affect any rights or obligations with respect to any awards previously granted under the LTIP unless the affected participants consent in writing. However, neither the Committee nor the Board of Directors may, without approval of the shareholders, amend the LTIP to materially (i) increase benefits accruing to participants, (ii) increase the number of shares which may be issued under the LTIP or (iii) modify the requirements for participation in the LTIP. The Company must also obtain the approval of the shareholders before amending the LTIP to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which shares are traded or other applicable law.

The Committee may amend outstanding awards in a manner not inconsistent with the terms of the LTIP; provided, however, that (i) if the amendment is adverse to the participant, as determined by the Committee, the amendment will not be effective unless and until the participant consents in writing, except as otherwise permitted by the LTIP or the award agreement, and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding option or SAR, nor award any option or SAR to replace a canceled option or SAR with a higher exercise price, except for adjustments in connection with changes in corporate capitalization and other events as described above, unless such an amendment is approved by the shareholders. Neither the Committee nor the Board of Directors may amend, waive, lapse or otherwise modify any conditions or restrictions in any outstanding award without shareholder approval, except to the extent that the award as so modified would have been permitted by provisions of the plan, described below under “Limitations on Acceleration of Awards,” that permit accelerated vesting, or the lapse or waiver of restrictions or other conditions, so long as the aggregate number of shares subject to such awards does not exceed five percent (5%) of the number of shares authorized for grant under the plan.

Limitations on Acceleration of Awards. The Committee may grant awards with terms that provide that vesting of the award accelerates or other restrictions lapse, or that conditions to payment of a performance unit may be deemed met without achieving the related performance goal, only in certain circumstances. Subject to the exceptions described below, such circumstances are limited to (i) the death, disability or retirement of the participant, (ii) a “change in control” of the Company (as defined in a written employment or similar agreement with the Company) or (iii) an acquisition of the Company in which outstanding awards are not assumed by the acquirer or replaced with equivalent awards issued by the acquirer.

As an exception to these limitations, the Committee may grant awards with terms that provide for accelerated vesting, or the lapse or waiver of restrictions or other conditions, in other circumstances so long as the aggregate number of shares subject to such awards does not exceed five percent (5%) of the number of shares authorized for grant under the plan. In addition, stock options and restricted stock awards granted on or before June 29, 2008 may provide for accelerated vesting, or lapse or waiver of restrictions or other conditions, in the event that the participant’s employment is terminated by the Company without cause or by the participant for good reason, where “cause” and “good reason” are defined in a written employment agreement with the Company.

Stock Options. The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of the option and the period of exercise are determined by the Committee and set forth in an award agreement. The exercise price may not be less than the fair market value of a share on the date of grant. No option granted under the LTIP shall be exercisable after the seventh anniversary of the date of grant.

Options granted under the LTIP shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of shares with respect to which the option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the award agreement. Unless otherwise authorized by the Committee, no shares shall be delivered, whether in certificated or uncertificated form, until the full exercise price has been paid. The option price upon exercise shall be payable to the Company either (a) in cash, (b) in a cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the LTIP’s purpose and applicable law.

SARs. SARs granted under the LTIP entitle the participant to receive an amount payable in shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified purchase price. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment. No SAR granted under the LTIP shall be exercisable after the seventh anniversary of the date of grant.

Restricted Stock and Stock Units. A restricted stock award under the LTIP is an award of shares issued to a participant with such restrictions as the Committee may impose, including restrictions on the right to retain the shares, to sell, transfer, pledge or assign the shares, to vote the shares and/or to receive any cash dividends with respect to the shares. A stock unit award under the LTIP is an award, valued by reference to a share, in which the Company promises to pay the value of the award to the participant by delivery of such property as the Committee shall determine, including cash or shares or any combination thereof, and that has such restrictions as the Committee may impose, including restrictions on the right to retain the award, to sell, transfer, pledge or assign the award and/or to receive any cash dividend equivalents with respect to the award.

The restrictions on restricted stock and stock unit awards may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate, subject to certain minimum restriction periods described below. Restricted stock and stock unit awards may be made either alone, in addition to or in tandem with other types of awards permitted under the LTIP and may be current or deferred grants of restricted stock or stock units.

The terms of restricted stock and stock unit awards, including the purchase price, if any, to be paid for the restricted stock or stock unit, any restrictions applicable to the restricted stock or stock unit such as continued service or achievement of performance goals, the length of the restriction period and whether any circumstances will shorten or terminate the restriction period, and rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock, or to receive dividend equivalents in the case of stock units that accrue dividend equivalents, will be determined by the Committee and set forth in the agreement relating to such award.

All grants of restricted stock or stock units shall have a restriction period of at least three years, except that awards with restrictions based upon achievement of performance goals shall have a restriction period of at least one year. These minimum restriction periods may be shortened in limited circumstances as described above under “Limitations on Acceleration of Awards.” In addition, the Committee may provide in the award agreement or an individual employment or similar agreement for vesting of an award on a pro rata basis during the restriction period. Unless otherwise set forth in an agreement relating to a restricted stock award, a participant awarded shares as restricted stock shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends, provided however that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Company for the account of the participant. A participant to whom stock units are awarded has no rights as a shareholder with respect to the shares represented by the stock units unless and until shares are actually delivered to the participant in settlement of the award. However, the Committee may specify in the award agreement that stock units have dividend equivalent rights.

Performance Units. Performance units are awards granted in terms of a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee) in which the Company promises to pay the value of the award by delivery of such property as the Committee shall determine, including without limitation, cash or shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish. Such awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such awards shall be set forth in the award agreement. Except as otherwise provided in the award agreement, a participant shall be entitled to receive any dividends declared with respect to earned grants of performance units that are being settled in shares and that have not yet been distributed to the participant (such dividends may be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to stock units under the LTIP). In addition, unless otherwise provided in the award agreement, a participant shall be entitled to exercise full voting rights with respect to such shares.

Performance Measures. For awards under the LTIP that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure or measures to be used for purposes of such awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost and/or unit cost. The Committee can establish other performance measures for awards granted to participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

Awards to Outside Directors. Each non-employee director may receive awards of nonqualified stock options, SARs, restricted stock, stock units or a combination thereof in any fiscal year for up to a total of 20,000 shares, of which no more than 10,000 shares may be awarded as restricted stock or stock units. The number of shares subject to such awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such awards shall be approved from time to time by the Committee and shall be subject to the terms of the LTIP applicable to awards in general.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of awards made under the LTIP.

Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize income taxable as ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the sum of the exercise price and the amount, if any, paid for the option, and the Company will be entitled to a corresponding deduction. A participant who is an employee of the Company or a consolidated subsidiary (which are collectively referred to as the Company in this section entitled “Federal Income Tax Consequences”) will be subject to income tax withholding on the ordinary income recognized upon exercise of a nonqualified stock option. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of the Company or within three months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant’s termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the incentive stock option was granted or one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

SARs. A participant will not recognize any income upon the grant of a SAR. A participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such restricted stock award is granted. If such election is made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time of grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions will be deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

Stock Units. A participant will not recognize taxable income upon the grant of a stock unit and the Company will not be entitled to a tax deduction at that time. When the participant receives shares pursuant to a stock unit that is settled in shares, the federal income tax laws applicable to restricted stock awards, described above, will apply if the shares are restricted at that time. If the shares are unrestricted at that time, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by the participant is deductible by the Company, as compensation expense, except to the extent the limit of Section 162(m) of the Code applies.

Performance Units. A participant will not recognize taxable income upon the grant of a performance unit and the Company will not be entitled to a tax deduction at that time. Upon the settlement of a performance unit, the participant will recognize income taxable as ordinary income (and with respect to a Company employee, be subject to income tax withholding) in an amount equal to the cash paid and the fair market value of the shares or other property delivered to the participant, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies and except in the case of performance units settled in shares of restricted stock (in which case the federal income tax laws applicable to restricted stock described above will apply).

Compliance with Section 162(m). Section 162(m) of the Code limits the income tax deduction by the Company for certain compensation paid to the chief executive officer and the three other highest-paid executive officers (other than the chief financial officer) to $1 million per year. Compensation realized with respect to stock options awarded under the LTIP, including upon exercise of a nonqualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, and compensation realized with respect to SARs awarded under the LTIP, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the LTIP be approved by the Company’s current shareholders. In addition, other types of awards under the LTIP may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m).

Compliance with Section 409A. Section 409A of the Code prescribes certain requirements for nonqualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Awards granted under the LTIP with a deferral feature will be subject to the requirements of Section 409A. The Company seeks to structure all awards granted under the LTIP to satisfy the requirements of Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time. However, if an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Plan Awards

The following table sets forth with respect to each individual and group listed below (i) the number of shares of common stock issued or issuable pursuant to stock options granted under the LTIP, (ii) the number of shares underlying restricted stock and stock unit awards granted under the LTIP and (iii) the number of shares of common stock issued or issuable pursuant to performance units granted under the LTIP, in each case since the LTIP’s inception on November 4, 2004 through September 1, 2011. Any future awards granted to eligible participants under the LTIP are subject to the discretion of the Committee or Board of Directors and therefore are not determinable at this time. To date, no incentive stock options have been granted under the LTIP and none are presently contemplated. The table does not include grants made under any of the Company’s other compensation plans.

Cumulative Grants Since

Plan Inception in 2004

	No. of Shares Underlying Options Granted	No. of Shares Underlying Restricted Stock and Stock Unit Awards Granted	No. of Shares Underlying Performance Units Granted
Charles M. Swoboda	636,000	230,000	5,794
Chairman, Chief Executive Officer and President
John T. Kurtzweil	215,000	50,000	—
Executive Vice President—Finance, Chief Financial Officer and Treasurer
Stephen D. Kelley	185,000	38,000	—
Executive Vice President and Chief Operating Officer
Dolph W. von Arx	30,000	30,000	—
Clyde R. Hosein	32,750	32,750	—
Robert A. Ingram	17,750	17,750	—
Franco Plastina	22,750	22,750	—
Alan J. Ruud	30,000	5,000	—
Robert L. Tillman	7,750	7,750	—
Harvey A. Wagner	34,000	34,000	—
Thomas H. Werner	31,500	31,500	—
All current executive officers as a group	1,036,000	318,000	5,794
All current directors who are not executive officers as a group	206,500	181,500	—
All associates of directors, executive officers or nominees	25,000	4,000	—
All other persons who received or are to receive 5% of plan awards	—	—	—
All employees, including all current officers who are not executive officers, as a group (1)	12,663,005	718,200	—

(1)	Amounts reported are the gross number of shares underlying grants; 1,151,569 options, 13,150 restricted shares and 14,000 stock units have been forfeited upon termination of employees.

The Company in August 2011 also granted additional performance units to Messrs. Swoboda, Kurtzweil and Kelley under the LTIP. Pursuant to these awards, if the Company achieves certain financial goals during fiscal 2012, Mr. Swoboda may earn incentive compensation in a target amount equal to 100% of his base salary and Messrs. Kurtzweil and Kelley may earn incentive compensation in a target amount equal to 39% of their base salaries. These awards do not provide for settlement in shares. The actual payouts may range from 0% to 150% of the target amount depending upon the Company’s financial performance.

Equity Compensation Plans

As of September 1, 2011:

•

There were options to purchase 9,159,942 shares of our common stock outstanding under all of our equity compensation plans, including legacy plans under which we will make no more grants. The weighted average remaining life of these outstanding options was 5.44 years, and the weighted average exercise price was $37.02.

•	There were 559,340 shares outstanding subject to restricted stock and stock unit awards that remain subject to forfeiture.

•

There were 2,839,185 shares available for future grants under the LTIP, of which no more than 1,183,656 shares can be awarded as restricted stock, stock units and performance units, and 495,582 shares available for future issuance under the ESPP.

The following table provides information, as of June 26, 2011, for all of the Company’s compensation plans (including individual compensation arrangements) under which it is authorized to issue equity securities.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders	6,417,297	(2)	$39.85	6,326,208	(3)
Equity compensation plans not approved by security holders	51,547	(4)	$3.02	98,117	(5)
Total	6,468,844		$39.56	6,424,325

(1)	Refers to shares of the Company’s common stock.

(2)	Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: Equity Compensation Plan—112,786 shares; and LTIP—6,304,511.

(3)	Includes shares remaining for future issuance under the following plans in the amounts indicated: LTIP—5,830,626 shares (of which 1,410,656 shares are available for issuance as restricted stock, stock units or performance shares); and ESPP—495,582 shares.

(4)	Includes shares issuable upon exercise of outstanding options under the following plans in the amounts indicated: INTRINSIC Semiconductor Corporation 2003 Equity Incentive Plan, or the INTRINSIC Plan—7,133 shares; and LED Lighting Fixtures, Inc. 2006 Stock Plan, or the LLF Plan—42,531 shares. Also includes shares issuable under the Non-Employee Director Stock Compensation and Deferral Program, or the Deferral Program—1,883 shares. The Company assumed (i) the options outstanding under the INTRINSIC Plan, which have a weighted average exercise price of $3.42 per share, in connection with the Company’s acquisition of INTRINSIC Semiconductor Corporation, or INTRINSIC, in July 2006, and (ii) the options outstanding under the LLF Plan, which have a weighted average exercise price of $2.95 per share, in connection with the Company’s acquisition of LLF in February 2008.

(5)	Includes 98,117 shares remaining for future issuance under the Deferral Program.

As of June 26, 2011, the only compensation plans or arrangements under which the Company is authorized to issue equity securities and which have not been previously approved by the shareholders are the Deferral Program and the options assumed under the INTRINSIC Plan and the LLF Plan. All of these plans, except the Deferral Program, have been terminated as to future grants. The following is a brief description of the material features of these plans; this description is not intended to be a complete description of the plans and is qualified in its entirety by reference to the full text of the applicable plan:

INTRINSIC Plan. In connection with the acquisition of INTRINSIC in July 2006, pursuant to which INTRINSIC became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the INTRINSIC Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the INTRINSIC Plan. As of June 26, 2011, there were 1,330 incentive stock options and 5,803 nonqualified stock options outstanding under the INTRINSIC Plan.

LLF Plan. In connection with the acquisition of LLF in February 2008, pursuant to which LLF became the Company’s wholly owned subsidiary, the Company assumed certain outstanding stock options granted under the LLF Plan. Since the closing of the acquisition, no additional stock options have been awarded, nor are any authorized to be awarded, under the LLF Plan. As of June 26, 2011, there were 42,531 nonqualified stock options outstanding under the LLF Plan.

Deferral Program. The Company offers its non-employee directors the opportunity to receive all or a portion of their cash compensation in shares of the Company’s common stock and to defer the time of receipt of such shares. A non-employee director may elect to receive a lump sum payment or annual installment payments of the shares following such director’s separation from service with the Company. Non-employee directors must make their deferral elections by December 31st of the prior year. The Board of Directors adopted the plan in August 2009, and it became effective on January 1, 2010. As of June 26, 2011, there were 100,000 shares reserved for issuance under the Deferral Program, of which 1,883 shares have been credited to directors’ accounts.

PROPOSAL NO. 3 — APPROVAL OF AMENDMENT TO

2005 EMPLOYEE STOCK PURCHASE PLAN

General

We are requesting that shareholders approve a proposed amendment to the 2005 Employee Stock Purchase Plan, or ESPP. The amendment was approved at a meeting of the Board of Directors on August 16, 2011 and will become effective only upon shareholder approval. If approved by the shareholders, the proposed amendment will increase the number of shares that may be issued under the ESPP by 1,000,000 shares. The ESPP provides employees of the Company and certain of its subsidiary corporations with an incentive and opportunity to purchase common stock of the Company through payroll deductions at a purchase price equal to 85% of the fair market value of the common stock on the purchase date, plus taxes, if any, imposed on the transaction

If approved, the amendment would revise Section 12(a) of the ESPP to read as shown in Appendix C. The ESPP is filed as Appendix B to the Company’s definitive proxy statement (File No. 000-21154) filed with the Securities and Exchange Commission on September 16, 2008, which is available online through the Commission’s EDGAR System and through the “Investor Relations” section of the Company’s website at investor.cree.com/sec.cfm. You may also request a copy of the ESPP, as currently in effect, by sending a written request to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.

As of September 1, 2011, there remained 495,582 shares available for future issuance under the ESPP. If the amendment is approved, the number of shares authorized for issuance under the ESPP would increase by 1,000,000 shares. On November 3, 2005, the Company’s shareholders approved the ESPP to succeed the Company’s 1999 Employee Stock Purchase Plan, which terminated on October 31, 2005. Upon its adoption in 2005, the ESPP authorized up to 600,000 shares of the Company’s common stock for issuance under the plan. On October 30, 2008, the Company’s shareholders approved an amendment to the ESPP increasing the number of shares that may be issued under the plan by 900,000 shares. To date, a total of 1,004,418 shares have been purchased pursuant to the plan, leaving 495,582 shares remaining for future issuance.

We believe the ESPP, as proposed to be amended, is essential to the Company’s future success and encourage shareholders to vote in favor of its approval.

The Board of Directors recommends

shareholders vote FOR Proposal No. 3.

Description of ESPP

The following is a description of the ESPP as proposed to be amended. This description is merely a summary of material provisions of the plan and is qualified by the full text of the amended plan as filed as Appendix E to our definitive proxy statement filed with the Securities and Exchange Commission on September 2, 2011.

Purpose. The purpose of the ESPP is to provide employees (including officers) of the Company and certain of its subsidiary corporations with an opportunity to purchase common stock through payroll deductions and interest accrued thereon.

Administration. The ESPP is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the ESPP will be determined by the Committee, whose decisions will be final, conclusive and binding upon all parties.

Eligibility and Participation. Any individual who is an employee for tax purposes of the Company or certain of its subsidiary corporations, designated from time to time by the Board of Directors, in certain countries is eligible to participate in the ESPP, provided that he or she begins employment at least 30 continuous days prior to the date his or her participation in the ESPP is effective, and subject to additional limitations imposed by Section 423(b) of the Code and limitations on stock ownership described in the ESPP. As of September 1, 2011, there were approximately 2,299 employees eligible to participate in the ESPP.

Eligible employees become participants in the ESPP by delivering to the Company’s stock plan administrator, prior to the commencement of the applicable participation period, a subscription agreement authorizing payroll deductions and contributions of interest or by such telephone or other electronic arrangements as the Board of Directors may prescribe.

Participation Periods. The ESPP is implemented by participation periods of six months’ duration, with new participation periods beginning in November and May of each year and ending the following April and October, respectively. The ESPP also provides for special interim participation periods to enable employees of subsidiaries that become designated subsidiaries under the plan after the beginning of a participation period, but at least three months prior to the beginning of the next participation period, to participate in the ESPP. The Committee has the power to alter the duration of the participation periods and purchase dates without shareholder approval.

Securities to be Sold. The Company is authorized to issue shares of the Company’s common stock, par value $0.00125 per share, pursuant to options granted under the ESPP. Shares subject to options under the plan will be made available from the authorized and unissued shares of the Company’s common stock. If the amendment is approved by shareholders, the aggregate number of shares that may be issued under the ESPP will be 2,500,000 of which 1,004,418 shares have previously been issued. The last sale price of the common stock on September 1, 2011 was $30.92 per share, as reported by Nasdaq.

Purchase Price. The purchase price at which shares are sold on a purchase date under the ESPP is the sum of (i) 85% of the fair market value of common stock on the purchase date and (ii) any transfer, excise or similar tax imposed on the transaction. The fair market value of common stock on a given date is the closing sale price on Nasdaq for that date, unless it’s not open for trading on that date, in which case the fair market value will be the closing sale price reported by Nasdaq on the last trading day immediately preceding the purchase date.

Payroll Deductions. The purchase price of the shares to be acquired under the ESPP is accumulated by payroll deductions and interest thereon over the participation period. The rate of deductions may not exceed 15% of a participant’s compensation. A participant may decrease the rate of payroll deductions by filing with the Company a new authorization for payroll deductions. All payroll deductions made for a participant and interest accrued under the ESPP are credited to the participant’s account under the ESPP and deposited with the general funds of the Company to be used for any corporate purpose.

Grant and Exercise of Option. At the beginning of a participation period, each participant is granted an option to purchase on the purchase date up to the number of shares determined by dividing the sum of the participant’s accumulated payroll deductions for the participation period plus the interest accrued on such payroll deductions by the applicable purchase price; provided that the number of shares subject to an option shall not exceed 2,000 shares of common stock on any purchase date. On each purchase date prior to a participant’s withdrawal from the ESPP, the maximum number of full shares subject to an option that are purchasable with the accumulated payroll deductions and interest in the participant’s account are purchased for the participant at the applicable purchase price. If, on any purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares remaining available for sale under the ESPP, the Company may make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable. With respect to any payroll deductions and accrued interest that are not used to purchase common stock due to such pro rata allocation, the Board of Directors will, in its sole discretion, (i) direct payment of the unused payroll deductions and interest to the participant or (ii) retain the deduction and interest in the participant’s account in anticipation of authorization of additional shares for issuance under the ESPP by the Company’s shareholders with respect to a subsequent participation period. If the Board of Directors determines that it will not seek such authorization, the ESPP will automatically terminate.

No employee may participate in the ESPP if, immediately after the grant of an option, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its majority-owned subsidiaries (including stock that may be purchased under the ESPP or pursuant to any outstanding options), nor will any employee be entitled to buy more than $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) under all employee stock purchase plans of the Company or any subsidiary in any calendar year.

Withdrawal. An employee may terminate his or her participation in a given participation period by giving written notice to the Company of his or her election to withdraw at any time prior to the end of the applicable participation period. All payroll deductions taken during the participation period and interest will be returned to the participant upon receipt of the withdrawal notice. Such withdrawal will automatically terminate the participant’s interest in that participation period but will not have any effect upon the participant’s eligibility to participate in subsequent participation periods.

Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death, will cancel his or her participation in the ESPP immediately.

Adjustments for Changes in Capitalization. In the event any change is made in the Company’s capitalization during a participation period, such as a stock split or stock dividend on common stock, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made in the purchase price and in the number of shares subject to purchase under the ESPP, as well as in the number of shares reserved for issuance under the ESPP.

In the event of the proposed dissolution or liquidation of the Company, the participation periods then in progress will be shortened. A new purchase date prior to the date of the proposed dissolution or liquidation will be set, and the ESPP will terminate thereafter. In the event of a merger or sale of substantially all of the assets of the Company, outstanding options under the ESPP will be assumed by the successor corporation or equivalent options will be substituted, or the participation period then in effect will be shortened and a new purchase date will be set prior to the date of the proposed sale or merger.

Nonassignability. No rights or accumulated payroll deductions or interest of an employee under the ESPP may be pledged, assigned, transferred or otherwise disposed of in any way for any reason other than death. Any attempt to do so may be treated by the Company as an election to withdraw from the ESPP.

Amendment and Termination of ESPP. The Board of Directors may at any time amend the ESPP without the consent of shareholders or participants, except that any such action will be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders after such Board action if such approval is required by any laws, rules or regulations, and the Board of Directors may, at its discretion, determine to submit other changes to the ESPP to shareholders for approval. In no case may any amendment materially impair the rights of a participant with respect to any shares of common stock previously purchased for the participant under the ESPP without the participant’s consent or disqualify the ESPP under Section 423 of the Code. The ESPP will terminate on November 3, 2015, unless sooner terminated.

Foreign Jurisdictions. The Board of Directors may, in its sole discretion, amend or vary the terms of the ESPP in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible employee is located in order to meet the goals and objective of the plan. The Board may also establish one or more sub-plans for these purposes and/or establish administrative rules and procedures to facilitate the operation of the ESPP in such jurisdictions.

Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the ESPP, disposes of such stock by gift or dies.

Upon disposition of the shares, a participant will be subject to tax, and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the date of the option grant and more than one year after exercise of the option, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) 15% of the fair market value of the shares at the time the option was granted will be treated as ordinary income, and any further gain or loss will be taxed as long-term capital gain or loss. If the participant disposes of the shares before the expiration of these holding periods, the participant will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares on the purchase date over the purchase price. Any further gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

The Company will be entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

The foregoing does not purport to be a complete summary of the effect of federal income taxation of ESPP transactions upon participants and the Company. It also does not address the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Plan Awards

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. The following table sets forth with respect to each individual and group listed below (i) the aggregate number of shares of the Company’s common stock purchased under the ESPP since its inception through the most recent purchase date, April 30, 2011, and (ii) the dollar value of the benefit received with respect to such purchases.

	No. of Shares	Dollar Value of Benefit (1)
Charles M. Swoboda	5,378	$25,684

Chairman, Chief Executive Officer and President
John T. Kurtzweil	4,236	$19,600

Executive Vice President—Finance, Chief Financial Officer and Treasurer
Stephen D. Kelley	438	$1,800

Executive Vice President and Chief Operating Officer
Dolph W. von Arx	N/A	N/A
Clyde R. Hosein	N/A	N/A
Robert A. Ingram	N/A	N/A
Franco Plastina	N/A	N/A
Alan J. Ruud	0	0
Robert L. Tillman	N/A	N/A
Harvey A. Wagner	N/A	N/A
Thomas H. Werner	N/A	N/A
All current executive officers as a group	10,052	$47,084
All current directors who are not executive officers as a group	N/A	N/A
All associates of directors, executive officers or nominees	0	$0
All other persons who received or are to receive 5% of plan awards	0	$0
All employees, including all current officers who are not executive officers, as a group	994,366	$4,786,684

(1)	Market value of shares on the date of purchase, minus the purchase price under the ESPP.

OWNERSHIP OF SECURITIES

Principal Shareholders and Share Ownership by Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of September 1, 2011 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each person named in the Summary Compensation Table on page 48, (iii) each person serving as a director or nominated for election as a director and (iv) all current executive officers and directors as a group. Except as otherwise indicated by footnote or to the extent shared by spouses under applicable law, to the Company’s knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address (1)	Common Stock Beneficially Owned	Percentage of Outstanding Shares
Blackrock, Inc. (2) 40 East 52nd Street New York, NY 10022	8,711,805	7.5%
PRIMECAP Management Company (3) 225 South Lake Avenue, #400 Pasadena, CA 91101	8,435,807	7.3%
Kevin Douglas (4) 125 E. Sir Francis Drake Blvd., Ste 400 Larkspur, CA 94939	7,400,000	6.4%
Alan J. Ruud (5)	1,527,483	1.3%
Dolph W. von Arx (6)	521,025	*
Charles M. Swoboda (7)	431,935	*
John T. Kurtzweil (8)	147,887	*
Stephen D. Kelley (9)	80,153	*
Clyde R. Hosein (10)	42,750	*
Thomas H. Werner (11)	37,000	*
Harvey A. Wagner (12)	33,000	*
Robert A. Ingram (13)	32,500	*
Franco Plastina (14)	31,500	*
Robert L. Tillman (15)	11,500	*
All current directors and executive officers as a group (11 persons) (16)	2,896,733	2.5%

*	Less than 1%.

(1)	Unless otherwise noted, all addresses are in care of the Company at 4600 Silicon Drive, Durham, NC 27703.

(2)	As reported by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2011, which states that BlackRock, Inc. has sole investment and voting authority with respect to all of such shares.

(3)	As reported by PRIMECAP Management Company in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011, which states that PRIMECAP Management Company has sole dispositive power with respect to all of such shares and sole voting power with respect to 3,828,818 of such shares.

(4)

As reported in a Schedule 13G filed jointly by Kevin Douglas, Michelle Douglas, James E. Douglas, III, K&M Douglas Trust, Douglas Family Trust, and James Douglas and Jean Douglas Irrevocable Descendants’ Trust with the Securities and Exchange Commission on January 27, 2011. As reported in such filing, Kevin Douglas has shared voting power and shared dispositive power with his wife, Michelle Douglas, over 5,386,300 shares, of which they (i) hold jointly, as the beneficiaries and co-trustees of the K&M Douglas Trust, 152,600 shares, currently exercisable call options to purchase 1,600,000 shares at $80.00 per share and a currently exercisable call option to purchase 1,200,000 shares at $100.00 per share and (ii) are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, which holds 123,700 shares, currently exercisable options to purchase 1,320,000 shares at $80.00 per share and a currently exercisable call option to purchase 990,000 shares at $100.00 per share. In addition, Kevin Douglas has shared dispositive power with respect to (i) 37,500 shares, currently exercisable call options to purchase 400,000 shares at $80.00 per share and a currently exercisable call option to purchase 300,000 shares held by James E. Douglas, III, and (ii) 86,200 shares, currently exercisable call options to purchase 680,000 shares at $80.00 per share and a currently exercisable call option to purchase 510,000 shares at $100.00 per share held by the Douglas Family Trust.

(5)	Includes 5,000 shares held by Mr. Ruud pursuant to a restricted stock award which had not vested as of September 1, 2011. The share amount reported for Mr. Ruud includes 205 shares held by Mr. Ruud’s spouse and 66,836 shares held by AJR Legacy Trust. Mr. Ruud has neither voting nor investment power over the AJR Legacy Trust; however, under the terms of such trust, Mr. Ruud has the right to withdraw the shares from such trust within sixty days. Mr. Ruud disclaims beneficial ownership of the 66,836 shares held by the AJR Legacy Trust.

(6)	Includes 30,000 shares subject to options exercisable within sixty days of September 1, 2011. The share amount reported for Mr. von Arx includes 397,525 shares held in revocable living trusts over which Mr. von Arx has shared voting and investment power. The share amount reported for Mr. von Arx also includes 15,000 shares held by a family trust of which his spouse is a co-trustee with respect to which he has no voting or investment power, and 15,000 shares owned by a charitable foundation of which he is a director and with respect to which he may be deemed to possess shared voting and investment power. Mr. von Arx disclaims beneficial ownership of the 15,000 shares held by the family trust.

(7)	Includes 160,000 shares subject to options exercisable within sixty days of September 1, 2011. Also includes 104,000 shares held by Mr. Swoboda pursuant to restricted stock awards which had not vested as of September 1, 2011.

(8)	Includes 105,000 shares subject to options exercisable within sixty days of September 1, 2011. Also includes 18,000 shares held by Mr. Kurtzweil pursuant to restricted stock awards which had not vested as of September 1, 2011.

(9)	Includes 50,000 shares subject to options exercisable within sixty days of September 1, 2011. Also includes 22,400 shares held by Mr. Kelley pursuant to restricted stock awards which had not vested as of September 1, 2011.

(10)	Includes 28,750 shares subject to options exercisable within sixty days of September 1, 2011. Also includes 4,000 shares held by Mr. Hosein pursuant to a restricted stock award which had not vested as of September 1, 2011.

(11)	Includes 17,500 shares subject to options exercisable within sixty days of September 1, 2011. Also includes 4,000 shares held by Mr. Werner pursuant to a restricted stock award which had not vested as of September 1, 2011.

(12)	Includes 9,000 shares subject to options exercisable within sixty days of September 1, 2011. Also includes 4,000 shares held by Mr. Wagner pursuant to a restricted stock award which had not vested as of September 1, 2011.

(13)	Includes 13,750 shares subject to options exercisable within sixty days of September 1, 2011. Also includes 4,000 shares held by Mr. Ingram pursuant to restricted stock awards which had not vested as of September 1, 2011.

(14)	Includes 7,500 shares subject to options exercisable within sixty days of September 1, 2011. Also includes 4,000 shares held by Mr. Plastina pursuant to a restricted stock award which had not vested as of September 1, 2011.

(15)	Includes 3,750 shares subject to options exercisable within sixty days of September 1, 2011. Also includes 4,000 shares held by Mr. Tillman pursuant to a restricted stock award which had not vested as of September 1, 2011.

(16)	For all current executive officers and directors as a group, includes a total of 425,250 shares subject to options exercisable within sixty days of September 1, 2011 and 173,400 shares held pursuant to restricted stock awards which had not vested as of September 1, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The following discussion and analysis describes the compensation of our named executive officers for fiscal 2011, including our compensation philosophy and process and the elements of our compensation program, and explains the decisions that were made in determining the fiscal 2011 compensation for each named executive officer. Our named executive officers for fiscal 2011 were Charles M. Swoboda, Chairman, Chief Executive Officer and President; John T. Kurtzweil, Executive Vice President-Finance, Chief Financial Officer and Treasurer; and Stephen D. Kelley, Executive Vice President and Chief Operating Officer.

The Compensation Committee of the Board of Directors has overall responsibility for executive officer compensation, including defining the compensation philosophy, setting the elements of compensation and approving individual compensation decisions. The Committee is also responsible for overseeing administration of compensation and benefit plans and programs in which our executive officers are eligible to participate.

Executive officer compensation approved for fiscal 2011 reflects the philosophy of the Committee that executive pay should be linked closely to performance, should align the interests of our executives with those of our shareholders and should provide incentives for achieving financial and business goals while also providing the individual an opportunity to earn compensation at a level competitive with our peer companies. The primary elements of our executive compensation program are base salary, performance-based cash incentive compensation and long-term equity incentive compensation. The cash incentive and equity incentive elements are directly linked to corporate performance and shareholder return; and these elements account for the majority of the target total direct compensation of each executive officer. While these incentive elements provide an opportunity for the executive officer to realize substantial value, total direct compensation actually earned can vary substantially from the target depending on the degree to which the Company’s financial and business objectives are achieved and shareholder value increased.

The Committee approved fiscal 2011 compensation for executive officers at its meeting in August 2010. Committee decisions included increases in base salary for named executive officers ranging from 3% to 5.7%, with the new salary rate effective August 29, 2010. Performance-based cash incentive opportunities for each executive officer were expressed as a target amount for the year calculated as a percentage of base salary. The target incentive for the CEO for the year increased from 88% of base salary in fiscal 2010 to 100% of base salary in fiscal 2011, while the target incentive for our other named executive officers increased year-over-year from 63% to 65% of base salary. Equity incentive awards, consisting of stock options vesting over three years and restricted stock vesting over five years (in each case subject to continued service), were granted at the same levels as the awards granted in fiscal 2010—that is, each officer received the same number of option shares and restricted stock shares in fiscal 2011 as he received in fiscal 2010. Although the number of shares was the same, the fair value of these grants for accounting purposes was significantly greater in fiscal 2011 due to the increase in the market price of the Company’s stock from the date of the grant in fiscal 2010 to the date of the grant in fiscal 2011.

In approving fiscal 2011 executive compensation the Committee considered factors including the Company’s financial results for fiscal 2010. Revenues, net income and earnings per share increased 53%, 397% and 326%, respectively, over corresponding amounts for fiscal 2009. In addition, as compared to its peer group, the Company was in the top two quartiles of three- and five-year compound annual growth in terms of revenue, total shareholder return and net income growth. These successes, together with a benchmarking analysis of compensation paid by companies in the peer group to executives in similar positions and an assessment of individual performance, led the Committee to approve the increased base salaries and target incentive percentages and also to approve equity incentive awards in the same share amounts as in the prior year.

Financial results for fiscal 2011 reflected lower growth. Revenue for the year increased 14% while net income and earnings per share decreased 4% and 8%, respectively, over fiscal 2010. The Company did not achieve the threshold levels required for payment of the annual portion of cash incentives under the performance units granted to executive officers pursuant to the Company’s Long-Term Incentive Compensation Plan, or LTIP. For Mr. Swoboda, the performance unit grant was the sole opportunity for a cash incentive payment for the year. For Mr. Kelley and Mr. Kurtzweil, the performance unit represented 60% of each officer’s annual target cash incentive and the remaining 40% could be earned at the rate of up to 10% each quarter, dependent on quarterly financial performance and achievement of individual goals, pursuant to the Company’s Management Incentive Compensation Plan, or MICP. Mr. Kelley and Mr. Kurtzweil earned payments under the MICP, totaling $41,486 and $40,828 respectively, based on goal achievement for the first and fourth fiscal quarters. No cash incentives were earned for the second and third fiscal quarters. Additionally, as of the end of fiscal 2011, the decline in the market price of the Company’s stock from the closing price of $55.30 per share on September 1, 2010 when fiscal 2011 equity awards were granted has resulted in the option awards then granted to each named executive officer currently being “underwater” and a 38.6% decline in the value of the restricted stock awards then granted to each named executive officer.

The significant portion of each executive officer’s fiscal 2011 compensation tied to achievement of our Company and individual goals and to increasing shareholder value demonstrates the Committee’s commitment to paying our executive officers based on performance. The Committee also remains committed to maintaining a compensation program that features good governance standards, including:

•

Minimal perquisites. The only perquisite offered to our named executive officers is an optional executive physical, which is available every two years to executive officers under 50 and is available every year to executive officers 50 and over. No other perquisites are offered.

•

Double trigger change in control benefits. Each named executive officer has entered into a Change in Control Agreement with the Company and participates in the Company’s Severance Plan. To receive any payouts under these agreements or under the Severance Plan, the executive officer must be terminated without cause or terminate his employment for good reason. A change in control alone does not result in any payment to any executive officer under these agreements or under the Severance Plan, but can result in acceleration of vesting of equity awards under certain circumstances at the discretion of the Committee and guaranteed payments under quarterly and annual incentive programs.

•

Risk management. The Committee is focused on ensuring that the Company’s executive compensation program creates appropriate incentives and does not create risks that are reasonably likely to have a material adverse effect on the Company. See the section in this proxy statement entitled “Compensation Program Risk Assessment” for details regarding the Committee’s annual assessment of our compensation program.

Compensation Philosophy and Objectives

The Committee believes that the compensation packages provided to our named executive officers should include both cash and stock-based compensation and utilize performance-based compensation to reward performance as measured against established business goals, which results in increased compensation to our executive officers if the Company meets or exceeds these goals.

To achieve its objectives in setting fiscal 2011 compensation for our executive officers, the Committee:

•	Emphasized variable and performance-based compensation to motivate executives to achieve the Company’s business objectives and align pay with performance.

•

Increased the proportion of compensation that is performance-based and at-risk (i.e., cash incentive compensation) for executive officers, who are positioned to influence our ability to achieve strategic objectives.

•

Utilized equity compensation to create a culture of ownership and focus on long-term growth. Equity played a significant role in the pay mix of the executives to ensure alignment with shareholder interests.

Compensation Process

The Committee has developed our overall executive officer compensation philosophy and program, and it makes individual compensation decisions and determines the appropriate elements of compensation consistent with that philosophy. The Committee is also responsible for overseeing administration of compensation and benefit plans and programs in which our executive officers are eligible to participate.

The Committee meets on several occasions throughout the fiscal year. Of note, the Committee typically determines base salary increases, cash incentive payouts for the prior year and annual performance goals and payout targets for the current year as discussed below, and long-term equity awards for named executive officers, at its August meeting following the conclusion of our fiscal year in June. The Committee believes this time frame is appropriate as it is able to review and analyze the Company’s prior fiscal year performance as well as to receive a presentation from the Company’s independent compensation consultant, Radford, an Aon Hewitt Company, regarding market compensation and compensation trends of the peer group companies identified below.

At its August meeting, the Committee establishes the annual performance goals under our LTIP that determine whether our named executive officers will earn performance-based incentive cash compensation for the current fiscal year’s financial performance. The Committee also sets payout amounts that named executive officers, other than the CEO, can earn under the MICP. The quarterly individual and corporate goals under the MICP are established by the CEO, pursuant to the terms of the plan which is approved by the Committee and, as directed by the plan, the CEO evaluates whether or not these quarterly goals are achieved. At its August 2010 meeting, the Committee determined that the portion of each named executive officer’s compensation comprised of at-risk pay in the form of performance-based incentive cash compensation should increase to create a stronger tie between the Company’s performance and named executive officer compensation. Therefore, the Committee increased the target performance-based incentive cash compensation opportunity for each named executive officer as a percentage of his total direct compensation.

While the Committee retains full authority to make all compensation decisions related to named executive officer compensation, the Committee considers information and recommendations from a number of sources in structuring our compensation program.

Role of Executive Officers

No executive officer provides input into setting his own compensation, but executive officers are provided the opportunity to make recommendations regarding individual goals and, with respect to the CEO, annual corporate goals.

Prior to the Committee’s August meeting, our CEO reviews the performance of each executive officer (other than himself) and develops a performance summary and compensation recommendations based on the review for those executives. These recommendations are presented to the Committee and are one factor the Committee considers in making final compensation decisions. Further, the CEO coordinates with such executive officers throughout the fiscal year in setting quarterly individual goals under the MICP.

Role of Compensation Consultant

The Committee engages Radford to act as an independent compensation consultant. Radford reports directly to the Committee and works with management only at the Committee’s direction. Radford was engaged by the Committee in fiscal 2009 to conduct an annual review of the Company’s compensation program for its executive officers and directors. For fiscal 2011, Radford was given the overall directive to assist the Committee with implementing the Company’s compensation philosophy in keeping with the Company’s objectives, including gathering relevant market data to assist the Committee in making compensation decisions for our named executive officers. Radford also assisted the Committee in updating guidelines for equity awards with respect to executives, other employees and non-employee directors. The Company also engaged Radford and its parent company Aon Consulting for additional services which included administering the Company’s flexible spending program through calendar year 2010, under which employees may set aside funds on a pre-tax basis for covered medical expenses not reimbursed by insurance and certain dependent care expenses, and supplying published salary surveys and, from time-to-time, consulting services for non-executive compensation matters. The fees paid to Radford and Aon Consulting for these additional services did not exceed $120,000 in fiscal 2011.

Role of Benchmarking and Comparative Analysis

The Committee uses competitive market data in setting individual compensation levels for our executive officers. This data is derived from two sources: (1) public company filings from a select peer group and (2)

published survey data. The two data points were equally blended to create a market composite, which the Committee uses to derive competitive target compensation ranges (“market range”) for each element of compensation and the combined totals of the elements. The Committee believes that this approach provides the most meaningful and accurate market comparison.

Peer Group

The Committee, assisted by Radford, selects the peer group based on the following criteria:

•	Semiconductor or semiconductor-related business.

•	Semiconductor device companies (as opposed to equipment companies).

•	Clean technology companies (those who offer products and services to reduce the use of natural resources).

•	Comparable revenue, market cap, and market cap as a multiple of revenue.

•	Comparable number of employees.

•	Companies that we compete against for executive talent.

The Committee reviewed the peer group from fiscal 2010 and concluded that the peer group should be expanded to include companies who more closely meet the criteria, particularly with respect to clean technology companies. For comparative purposes, our employee size and revenues for fiscal 2010 were just under the median of the fiscal 2011 peer group companies, while our market cap exceeded the 75th percentile. The companies comprising the peer group used in determining fiscal 2011 executive compensation were as follows:

Altera Corporation	Microchip Technology Incorporated*

Atheros Communications, Inc.*	Microsemi Corporation*

Fairchild Semiconductor International, Inc.	PMC-Sierra, Inc.*

First Solar, Inc.	RF Micro Devices, Inc.*

Hexcel Corp.	Silicon Laboratories Inc.*

Integrated Device Technology Inc.*	Skyworks Solutions, Inc.*

Intersil Corp.*	SunPower Corporation*

Linear Technology Corp.*	TriQuint Semiconductor, Inc.

Maxim Integrated Products, Inc.	Xilinx, Inc.

MEMC Electronic Materials, Inc.

*	Denotes companies that were also a part of the peer group for fiscal 2010.

The following companies were included in the fiscal 2010 peer group but were removed from the group in fiscal 2011 because they were no longer comparable in employee size or revenues under the criteria outlined above.

II-VI Inc.	Rambus Inc.
Micrel, Incorporated	Semtech Corporation

In fiscal 2011, the Committee evaluated the Company’s performance against the performance of the peer group and reviewed each executive officer’s compensation against the peer group proxy data for comparable positions where a comparable position was disclosed.

Radford Executive High Technology Survey

Additionally, the Committee considered a survey published by Radford, the Radford Executive High-Technology survey, as a source of competitive data to ascertain compensation levels in the broader competitive market. For benchmarking purposes, the Committee selected data from the survey for public high-technology companies with annual revenue levels between $500 million and $1.5 billion. A list of these companies can be found in Appendix A. The analysis included the 25th percentile, median and 75th percentile on salary, incentive, and equity.

Market Range

The Committee reviews the total direct compensation, as well as individual components of compensation, relative to the composite market data resulting from a combination of peer group data and survey data. The Committee, as a guideline, seeks to set each executive’s total direct compensation within a target range that is between the 50th percentile and the 75th percentile of competitive market compensation paid to similarly-situated executives. In applying this guideline, the Committee values the total direct compensation as the sum of the base salary, the targeted value of the performance-based incentive compensation and the estimated fair value of the equity awards at the time the compensation is granted.

Role of Tally Sheets

In making compensation decisions for the CEO for fiscal 2011, the Committee members reviewed a three-year tally sheet. The tally sheet lists the individual elements of compensation for the past three years and provides an arithmetic value and summary of the individual elements. This summary provides the Committee with a view of the value of the CEO’s compensation package and assists them in determining appropriate changes for the upcoming fiscal year. Consideration of these factors is necessarily subjective in nature and actual pay decisions involve the subjective discretion of the Committee.

Elements of Executive Compensation and Analysis of Fiscal 2011 Compensation Decisions

The primary elements of the executive compensation program are described below:

Compensation Element	Purpose	Practice
Base salary	Annual cash compensation for services rendered during the fiscal year.	Competitive market ranges are established using the 50th and 75th percentile of the composite market as “goal posts”. Actual executive salary is based on a holistic assessment by the Committee of the scope of position, experience, overall contributions to the success of the Company and individual performance and may be outside of the goal posts.

Performance-based cash incentive compensation	Annual cash payments for achieving predetermined financial goals and quarterly cash payments (for all executive officers except the CEO) for achieving predetermined financial and / or individual performance goals.	Target incentives, as a percentage of an executive’s base salary, are established based on competitive market data. Actual payout is linked directly to the achievement of specified individual performance and/or corporate financial goals.

Long-term equity incentive compensation	Combination of stock options and restricted stock designed to focus on long-term growth and increased shareholder value; to retain and motivate executives.	Equity award grants are based on an evaluation of competitive market data, corporate performance and retention risks. The levels vary among participants based on position and individual performance. Equity comprises a larger portion of the total direct compensation than the other pay elements.

Compensation Element	Purpose	Practice
Post-termination and severance benefits	To provide for certain economic security in the event an executive officer is terminated without cause or resigns with good reason.	The Company has entered into a change in control agreement with each executive officer, which features a “double trigger.” Each named executive officer is covered under a severance plan which provides for severance benefits in the event the executive officer is terminated without cause or resigns for good reason not in connection with a change in control.

Other benefits	To attract and retain executives and by providing market competitive benefits.	Other benefits are generally those available to all employees. The Committee limits perquisites to the eligibility to voluntarily elect a comprehensive physical examination once every two calendar years until age 50 and once per calendar year thereafter.

Overall Program Design and Fiscal 2011 Implementation

Consistent with our compensation philosophy, a significant portion of each named executive officer’s target total direct compensation for fiscal 2011 was comprised of (i) variable performance-based pay in the form of short-term incentives and (ii) long-term equity awards. For executive officers other than the CEO, over 70% of target total direct compensation was allocated to these components. For the CEO, over 85% of his target total direct compensation was allocated to these components.

In light of the exceptional financial performance of the Company in fiscal 2010, delivered amidst a global economic downturn, the Committee reinforced the pay for performance philosophy by approving base salary increases for fiscal 2011 and equity awards that reflected the Company’s strong fiscal year 2010 performance. When analyzing the Company’s performance, the Committee considered absolute financial metrics, such as revenue, net income and earnings per share, or EPS, and also examined the Company’s revenue growth, total shareholder return, net income growth and EPS relative to the Company’s peer group for fiscal 2010. The information was reviewed on a one-year, three-year (compounded) and five-year (compounded) basis. Highlights of the Company’s financial performance include:

•	The Company’s fiscal 2010 revenue grew 53% to $867.3 million, and the Company’s net income increased 402% to $152.3 million.

•	Relative to the peer group, the Company performed in the top quartile for revenue growth, total shareholder return, net income growth and EPS during fiscal 2010.

•	For the three-year compounded measure, the Company was in the top quartile for three of four metrics (EPS growth was positioned in the third quartile).

•	For the five-year compounded measure, the Company was positioned in the top quartile for all metrics except net income (third quartile) and EPS growth (second quartile).

In determining individual total direct compensation for fiscal 2011, the Committee also considered relevant experience level and scope of responsibilities of each executive officer. In particular, in setting his target total direct compensation at levels higher than those of the other executive officers, the Committee took into account Mr. Swoboda’s greater level of responsibilities and his almost ten years’ experience as the CEO of the Company.

For fiscal 2011, the targeted total direct compensation of each of the named executive officers was on the higher end of the market range, commensurate with the top quartile performance the Company delivered. The Committee set fiscal 2011 target total cash compensation for our executive officers within the market range, and using the Black-Scholes model, equity grants were positioned above the 75th percentile of the competitive market. Using the percent of company method, equity grants trailed the 50th percentile of the competitive market.

Below, we discuss and analyze the Committee’s reasons for the elements of compensation used in our compensation program and the Committee’s compensation decisions related to fiscal 2011.

Base Salary

Base salary ranges are determined for each executive based on his position and responsibility using the target competitive range data. In considering whether to set the base salaries of executives within this range (and where to set them within this range) or to vary from the market range, the Committee considers the Company’s performance, the executive’s experience, qualifications and scope of responsibilities, the goals and objectives established for the executive, the executive’s performance, and competitive salary practices at peer companies. Further, the Committee considered the portion of each named executive officer’s total compensation package that was comprised of fixed compensation (i.e., base salary) and the portion that was comprised of at-risk compensation (i.e., performance based awards).

For fiscal 2011, the Committee approved base salary increases as follows:

Executive Officer	Fiscal 2010 Salary	Fiscal 2011 Salary	Percentage Increase
Charles M. Swoboda	$572,000	$600,000	4.9%
John T. Kurtzweil	$364,000	$375,000	3.0%
Stephen D. Kelley	$350,000	$370,000	5.7%

Generally, the Committee awarded base salary increases to our executive officers to reward them for the Company’s superior performance in fiscal 2010, as compared to our peer group. Further, the Committee considered the following individual performance factors when determining the award base salary increases:

Both Mr. Swoboda’s quantitative and qualitative leadership ratings from our Board’s leadership assessment were superior, which was a key consideration of the Committee in determining the level of base salary increase for Mr. Swoboda. The Committee also concluded that Mr. Swoboda had effectively executed key strategic initiatives, which included building LED lighting leadership, further enabling customers to grow LED component sales, maintaining product margins and building operating leverage, and increasing product margins in the Power & RF businesses. The Committee noted that while Mr. Swoboda’s base salary increase positioned him below the 50th percentile of the competitive benchmark, other elements of compensation positioned him within the market range in the aggregate.

Mr. Swoboda recommended, and the Committee approved, a 3% base salary increase for Mr. Kurtzweil. In approving Mr. Kurtzweil’s increase, the Committee noted that he had successfully executed several initiatives in fiscal 2010, including concluding a follow-on stock offering that raised in excess of $434 million and securing $39 million in tax credits for expansion of manufacturing capacity for energy efficient products, but also considered internal and external pay equity, noting that his base salary approximated the 50th percentile of the competitive market data.

Mr. Swoboda recommended, and the Committee approved, a 5.7% base salary increase for Mr. Kelley, bringing his base salary approximately to the 50th percentile of the competitive market data. The Committee concluded that Mr. Kelley, as COO and as interim General Manager of the LED chips business, had played a key role in delivering excellent results for the Company in fiscal 2010.

Performance-Based Cash Incentive Compensation

Prior to fiscal 2011, our named executive officers, other than the CEO, received their entire performance-based incentive cash award opportunity under the MICP, which provided for cash-based incentive payments for achievement of quarterly individual goals and quarterly and annual Company performance goals. For fiscal 2011, the Compensation Committee determined that the cash-based incentive compensation of our executive officers other than the CEO should be brought more in line with the structure of the CEO’s performance-based cash compensation award. As such, the Committee amended the MICP to stipulate that participating executive officers participate in the MICP only with respect to quarterly awards. The Committee also based its decision on the ability of cash-based performance awards under our LTIP to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

For fiscal 2011, our named executive officers other than the CEO were eligible to receive quarterly performance-based incentive cash awards under the MICP, based on corporate and individual goal achievement, and they were eligible to receive an annual performance-based incentive cash award under the LTIP’s performance unit program based on annual corporate goal achievement. Our CEO’s performance-based incentive cash award opportunity, as reflected in his grant of performance units under the LTIP, is based solely on annual corporate goal achievement.

The target incentive award, expressed as a percentage of salary for each of our executive officers was as follows:

Executive Officer	Percentage of Salary at Target	Basis for Payout
Charles M. Swoboda	100%	Achievement of pre-determined goals under our LTIP performance unit program.
John T. Kurtzweil	65%	60% for achievement of pre-determined goals under our LTIP performance unit program and 40% for achieving quarterly goals under 2011 MICP.*
Stephen D. Kelley	65%	60% for achievement of pre-determined goals under our LTIP performance unit program and 40% for achieving quarterly goals under 2011 MICP.*

*	Half of the payout under the 2011 MICP (20% of annual target) is based on individual goals, and half of the payout under the MICP (20% of annual target) is based on achievement of quarterly corporate financial goals.

Mr. Swoboda’s target incentive under the LTIP for fiscal 2010 trailed the market range, and the Committee elected to increase his fiscal 2011 target from 88% to 100% of his base salary, which resulted in positioning the target amount to the 50th percentile of the competitive market. The target incentive for Messrs. Kurtzweil and Kelley increased from 63% to 65% of base salary for fiscal 2011. This represents the 50th percentile of the competitive market for Mr. Kurtzweil and the 25th percentile of the competitive market for Mr. Kelley. In approving this target incentive for Mr. Kelley, the Committee considered that the COO positions for which competitive market data was available differed in scope of responsibilities from Mr. Kelley’s position at the Company. The Committee’s decision to increase the level of target performance-based cash pay for the named executive officers was based on the desire to better align incentive compensation with the market and also to increase the percentage of total direct compensation that was tied to achievement of pre-determined goals, variable and at-risk. The Committee believed this would improve the incentive structure for our executive officers, including emphasizing the importance of growth in certain key business metrics.

Management Incentive Compensation Plan

In August 2010, the Committee approved the MICP for fiscal 2011, or the 2011 MICP. The 2011 MICP provides guidelines for the calculation of performance-based incentive cash compensation relating to performance in fiscal 2011, subject to Committee oversight and modification. The participants in the MICP included the named executive officers (other than the CEO), other senior level managers who report directly to the CEO and other key managers identified by the CEO.

Quarterly goals for all participating executive officers include individual performance goals specific to such individual or his or her area of responsibility and a component based on corporate financial goals. These goals are established at the beginning of each quarter by the CEO, in consultation with the executive officer, and are designed to increase corporate performance by aligning short-term performance to key, measurable business goals that are in turn aligned with the CEO’s annual strategic goals. The Committee believes delegating the authority to set these goals to the CEO represents the most practical approach for quarterly, individualized goals. The individual goals are weighted in significance, totaling up to 100% of the individual award opportunity for the quarter. Mr. Kelley’s goals encompassed a wide range of objectives including: new LED design wins and growing the LED chip business revenues while increasing gross margins. Mr. Kurtzweil’s goals encompassed a wide range of objectives including: developing new processes, metrics and policies to support the business and developing tax-efficient business plans. The quarterly performance measures are assessed at the end of each quarter and any corresponding awards are paid to eligible participants following approval by the CEO. The actual awards paid to participants varied with the level of achievement of the corresponding quarterly goals but cannot exceed the level approved by the Committee for 100% achievement.

LTIP Performance-Based Incentive Cash Compensation

The cash-based awards under the LTIP are referred to as performance units, which have value based on achievement of the performance goals in the LTIP. The payout for the performance units is calculated based on a pre-defined formula based on the level of performance and the target award expressed as a percentage of each executive officer’s salary. The CEO’s incentive is comprised solely of annual financial goals due to the Committee’s belief that shareholders interests are better served with a longer term focus at the CEO level, rather than focus on quarterly goal achievement.

Performance Goals for Fiscal 2011

The annual corporate goals under our LTIP, recommended by our CEO, were approved by the Committee in August 2010. The goals for each performance measure for fiscal 2011 were set with regard to minimum, target and maximum levels. The minimum goal for each measure was set 10% higher than fiscal year 2010 actual results and targets were set based on an aggressive growth plan that ensures increased bonus payout with corresponding strong company performance. The revenue target for fiscal 2011 was designed by the Committee to be aggressive and was set 45% higher than the fiscal 2010 actual revenue of $867 million. The EPS target was set at $2.38 (on a non-GAAP basis), which is 39% higher than the fiscal 2010 actual EPS (on a non-GAAP basis).

The Committee established the following fiscal 2011 annual financial goals under our LTIP:

Performance Goal	Minimum	Target	Maximum
Revenue	$953.7M	$1.26B	$1.39B
EPS (Non-GAAP)*	$1.88	$2.38	$2.62

*	The EPS goal was established on a non-GAAP basis and excluded amortization of acquired intangibles and stock-based compensation expense, net of tax.

When determining the level of cash-based award payable under the LTIP, performance against each financial measure is weighted equally in determining the amount of any annual award payout, and the annual award payout percentage is the average of the percentage of achievement of each measure, rounded to the nearest whole percentage. No payment for the annual corporate financial goals is received unless the minimum performance level for the fiscal year is achieved for both goals. If attainment of a goal meets or exceeds the minimum but falls below target, a payment is earned with respect to that award of at least 30% but less than 100% of the target award opportunity for such annual corporate goal. If attainment of a goal meets or exceeds the target performance level but falls below maximum, a payment is earned with respect to that award of at least 100% but less than 150% of the target award opportunity for such corporate goal. If attainment of a corporate goal meets or exceeds the maximum performance level, a payment is earned with respect to that award of 150% of the target award opportunity.

The CEO established fiscal 2011 quarterly financial goals under the 2011 MICP consistent with quarterly financial guidance.

Results and Actual Payouts for Fiscal 2011

Based on the fiscal 2011 results as compared to the revenue and EPS goals for the year and, in the case of our named executive officers other than the CEO, the achievement of quarterly individual and corporate goals in the first and fourth fiscal quarters, our named executive officers earned the following performance-based incentive cash awards for fiscal 2011:

Executive Officer	Target Award	Actual Award Earned	Actual Award as a Percent of Target	Actual Award as a Percent of Salary
Charles M. Swoboda	$600,000	$0	0%	0%
John T. Kurtzweil	$244,000	$40,828	17%	11%
Stephen D. Kelley	$240,000	$41,486	17%	11%

Following completion of fiscal 2011, the Committee assessed the Company’s performance against annual corporate financial objectives of the LTIP. For fiscal 2011, the Company did not achieve the minimum EPS (non-GAAP) required for a payout. The Company’s revenue of $987.6 million was slightly above the required minimum of $953.7 million. The Company delivered EPS on a non-GAAP basis of $1.70 as compared to the minimum objective of $1.88 per share.

The quarterly incentive payouts to participating named executive officers under the 2011 MICP are reflected in the table above. Mr. Kelley’s individual performance in fiscal 2011 accounted for 42% of his actual performance-based incentive cash award and payment for achievement of quarterly corporate goals accounted for 58% of his actual performance-based incentive cash award; Mr. Kurtzweil’s individual performance accounted for 40% of his actual performance-based incentive cash award and payment for achievement of quarterly corporate goals accounted for 60% of his actual performance-based incentive cash award.

LTIP Equity Awards

Equity awards are granted to our executive officers under our shareholder-approved LTIP and are granted to align the executive officers’ performance with shareholder interests and provide an opportunity for these officers to increase their stake in the Company. For fiscal 2011, the Committee granted stock options and restricted stock subject to time-based vesting conditions as long-term equity compensation. When allocating long-term incentives, the Committee, based on competitive market analyses and a desire to emphasize growth over retention, currently targets a greater proportion of the total value to consist of stock options with the remaining portion in the form of restricted stock grants. Stock options are viewed as an effective form of equity compensation by the Committee as they only have value to the option holder when the Company’s stock price increases above the grant price, resulting in economic value to our executive officers only if economic value is generated for shareholders. Stock options serve a vital purpose in aligning the interests of our named executive officers with the interests of our shareholders. Restricted stock subject to time-based vesting also aligns the interests of our named executive officers with the interests of our shareholders as the value of restricted shares fluctuates with the stock price, but the primary value as viewed by the Committee is in creating an incentive for retention. Restricted stock is an effective retention tool as shares have a five-year vesting schedule, and the shares will have full value to the executive officers upon vesting. The five-year vesting period approved by the Committee is longer than the three- to four-year periods typically adopted at companies in our peer group.

Generally, at its August meeting, the Committee approves annual equity grants under the LTIP to be made on the first business day of September. The Committee awards equity grants without regard to any scheduled or anticipated release of material information, and does not accelerate or delay equity grants in response to material information or delay the disclosure of information due to plans to make equity grants.

Stock Options

Stock options are granted with an exercise price equal to the closing price of our common stock on Nasdaq on the date of the grant. The Committee may not grant options with an exercise price that is less than the fair market value of our common stock on the grant date. The Committee approves annual stock option awards at its August meeting for grant on the first business day of September.

All of the options granted to our named executive officers in fiscal 2011 vest ratably in annual increments over the first three years of the seven-year option term. Vesting ceases upon termination of employment and all unvested shares are forfeited, and exercise rights cease 90 days thereafter, except in the case of death or disability. Vesting accelerates upon death or termination of employment due to disability, and the options may be exercised for a year after death or termination of employment due to disability unless they earlier expire. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents.

Restricted Stock

Restricted stock awards granted to our named executive officers in fiscal 2011 vest ratably in annual increments over five years from the grant date. Vesting ends upon termination of employment, and all unvested shares of restricted stock are forfeited; however, vesting accelerates upon death or termination of employment due to disability. Under the terms of executive change in control arrangements with Messrs. Swoboda, Kurtzweil and Kelley, vesting of options and restricted stock awarded to them is also accelerated in certain instances involving a change in control as discussed below.

Fiscal 2011 Equity Awards

Based on overall corporate financial performance in fiscal 2010, the Committee approved the following equity grants to named executive officers in fiscal 2011:

Executive Officer	Stock Options	Shares of Restricted Stock
Charles M. Swoboda	120,000	35,000
John T. Kurtzweil	30,000	6,000
Stephen D. Kelley	35,000	6,000

In granting equity awards for fiscal 2011, the Committee considered the Company’s current and historical performance and the Company’s ability to sustain performance over time. The Committee also reviewed the Company’s equity usage and assessed its practices against peer companies. Specifically, the Committee considered the Company’s fiscal year end 2010 gross burn rate of 2.5% and an estimated fiscal year end 2011 gross burn rate of 2.4% (measured as a percentage of outstanding shares) approximated the peer group 25th percentile on both a one-year and three-year basis. The Committee also took into consideration that the issuances and total equity overhang for the Company continues to trail the peer group’s 50th percentile and is positioned between the 25th and 50th percentile.

The equity grants for fiscal 2011 reflected grants to each named executive officer of the same number of stock options and shares of restricted stock granted in fiscal 2010. The Committee acknowledged that a fiscal 2011 award at the same level as fiscal 2010 would reflect a Black-Scholes valuation approximating the 90th percentile of market. However, the Committee considered that the reason for this increase was an appreciation in the Company’s stock price, which reflected a gain to shareholders between the date of the fiscal 2010 grant and the fiscal 2011 grant. In light of this stock appreciation and the Company’s performance, the Committee considered an equity grant beyond the market range to be appropriate. Additionally, the Committee considered the fact overall target direct compensation for the named officers, while closer to the 75th percentile, was still within the stated range, and that the grant levels were fairly constant and did not vary based on stock fluctuation.

Equity awards are reflected as compensation for fiscal 2011 in accordance with applicable reporting requirements in the Summary Compensation Table on page 48 under the “Stock Awards” and “Option Awards” columns and in the Grants of Plan-Based Awards table on page 49.

Other Benefits and Perquisites

The Committee, consistent with our compensation philosophy, seeks to limit the perquisites provided to our named executive officers. For example, the Committee does not provide social or club memberships, paid personal travel or automobile allowances/company vehicles to our named executive officers. Generally, the named executive officers are eligible to participate in only those benefit and retirement programs available to other employees, including our 401(k) plan, health and welfare plans, group term life insurance plan and our employee stock purchase program. Our named executive officers receive matching contributions under our 401(k) plan consistent with other participating employees. Such matching contributions for the named executive officers for fiscal 2011 are included in the Summary Compensation Table on page 48 under the “All Other Compensation” column.

The only perquisite available to our named executive officers in fiscal 2011 was the eligibility to participate in a voluntary executive physical program. This benefit is intended to encourage named executive officers of the Company to receive regular comprehensive physical examinations, as their future health and well being are important to the success of the Company. Each participant is encouraged to voluntarily elect a comprehensive physical examination once every two calendar years until age 50 and once per calendar year thereafter at a facility designated by the Company.

Post-Termination Arrangements

The Company has entered into change in control agreements with Messrs. Swoboda, Kurtzweil and Kelley that provide for certain payments to each executive in the event his employment is terminated without cause or he resigns for good reason in connection with a change in control of the Company. Additionally, the Committee has adopted a Severance Plan for Section 16 Officers, or the Severance Plan, which provides for severance benefits in the event an executive officer is terminated without cause or resigns for good reason not in connection with a change in control. The only Company officers currently eligible to participate in this Severance Plan are the CEO, COO and CFO. The Committee has approved these severance benefits following termination, both in the context of a change of control and in other circumstances, to encourage executive officers to act in the best interests of the Company without regard to potential concerns for loss of income in the event of a disagreement with management or the Board of Directors that leads to termination of employment.

Change in Control Agreements

The Company entered into Change in Control Agreements with each named executive officer to promote the stability and continuity of our senior management as well as to ensure that the named executive officers remain focused on the Company’s interests, rather than their own, in the context of a change in control transaction. Further, the change in control agreements feature double triggers, which means that payments are not triggered on a change in control unless, in connection with the change in control, the executive either (i) is terminated without cause or (ii) terminates his employment for good reason. For Mr. Swoboda, termination is considered in connection with a change in control if it occurs within twenty-four months following a change in control, and for Messrs. Kurtzweil and Kelley, termination is considered in connection with a change in control if it occurs within twelve months following a change in control.

Payments to Messrs. Kurtzweil and Kelley under their respective change in control agreements include (i) continued payment of base salary for 12 months following termination, (ii) a lump sum payment equal to twelve multiplied by the monthly COBRA premium in effect at the time of termination for the type of medical, dental and vision coverage elected by the executive under the Company’s medical plan, and (iii) accelerated vesting of all unvested stock options, time-vested restricted stock awards and any other equity awards that vest solely based on the passage of time.

Payments to Mr. Swoboda under his change in control agreement include (i) continued payment of base salary for twenty-four months following termination, (ii) a lump sum payment of an amount equal to 80% of his base salary prorated for the then-current fiscal year, (iii) a lump sum payment equal to the sum of his earned annual incentive for the two most recently completed fiscal years, (iv) a lump sum payment equal to twenty-four multiplied by the monthly COBRA premium in effect at the time of termination for the type of medical, dental and vision coverage elected by Mr. Swoboda under the Company’s medical plan, and (v) accelerated vesting of all unvested stock options, restricted stock awards, and other equity awards other than performance units used to pay Mr. Swoboda’s annual incentive award. These change in control severance benefits are subject to applicable tax withholdings and statutorily imposed payment terms and require the executive to sign a release of claims. As a condition to receipt of severance benefits, Mr. Swoboda extended the duration of his non-compete obligation to twenty-four months.

Severance Plan

The Severance Plan is designed to supplement the executive change in control agreements by providing severance benefits in the event of termination without cause or resignation for good reason not in connection with a change in control. Only Company officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or Section 16 Officers, are eligible to participate in the severance plan.

In the event of termination of the CEO’s employment without cause or his resignation for good reason, the CEO shall be entitled to 18 months’ continuation of base salary and a lump sum payment equal to 18 months of COBRA premiums. All other Section 16 Officers are entitled to 12 months’ continuation of base salary and a lump sum payment equal to 12 months of COBRA premiums. In addition, for any completed performance period, the Section 16 Officer will be entitled to receive any amounts he has otherwise earned under his incentive compensation arrangement even though he is no longer employed on the date of payment.

The Severance Plan also provides that if the Section 16 Officer becomes generally disabled and his employment is terminated before he becomes eligible for benefits under the Company’s long-term disability program or if he elects to resign for good reason because the Company does not restore him to his prior position/level of authority after he returns from long-term disability leave, then he will be entitled to severance benefits under the plan. Severance benefits under the Severance Plan are subject to applicable tax withholdings and statutorily imposed payment terms and require the Section 16 Officer to sign a release of claims. The CEO is not required to extend his non-compete period as a condition to receipt of benefits under this plan.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, which provides that we may not be able to deduct compensation of more than $1,000,000 that is paid to certain executive officers. Performance-based compensation, within the meaning of Section 162(m), is excluded from this limitation. We seek to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m) when we consider it to be in the Company’s best interests, taking into account all relevant factors. However, the deductibility of compensation payable to our executive officers is only one among a variety of factors that the Committee may consider in determining appropriate levels or forms of compensation.

Share Ownership Guidelines

The Board of Directors has adopted Corporate Governance Principles for the Company that include share ownership guidelines for members of the Board of Directors and executive officers. Under these guidelines, within five years after election or appointment:

•	the CEO is encouraged to own shares with a value not less than five times his base salary;

•	each other executive officer is encouraged to own shares with a value not less than two times the officer’s base salary; and

•

each non-employee member of the Board of Directors is encouraged to own shares with a value not less than five times the sum of the director’s retainers for service on the Board and on Board committees.

Presently all directors and executive officers meet these minimum ownership guidelines.

Compensation Committee Report

The Compensation Committee met on August 15, 2011 and reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Thomas H. Werner, Chairman

Dolph W. von Arx

Robert A. Ingram

Robert L. Tillman

Summary of Cash and Certain Other Compensation

The following table summarizes the compensation of the Company’s chief executive officer and all other persons who served as named executive officers during fiscal 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Charles M. Swoboda	2011	$595,154	—	$1,935,500	$2,812,092	—	$8,925	$5,351,671
Chairman, Chief Executive	2010	$572,000	—	$1,256,150	$1,676,424	$755,040	$7,150	$4,266,764
Officer and President	2009	$572,000	—	$801,500	$1,155,576	$320,406	$18,939	$2,868,421

John T. Kurtzweil	2011	$373,096	—	$331,800	$703,023	$40,828	$7,323	$1,456,070
Executive Vice President –	2010	$364,000	—	$215,340	$419,106	$284,358	$8,567	$1,291,371
Finance, Chief Financial	2009	$364,000	—	$137,400	$288,894	$167,163	$8,514	$965,971
Officer and Treasurer

Stephen D. Kelley	2011	$366,538	—	$331,800	$820,194	$41,486	$7,585	$1,567,603
Executive Vice President and	2010	$350,000	—	$215,340	$488,957	$285,548	$7,520	$1,347,365
Chief Operating Officer	2009	$301,923	$90,000	$458,000	$770,384	$164,934	$182,190	$1,967,431

(1)	Amounts listed in columns (e) (for restricted stock awards) and (f) (for options) represent the aggregate grant date fair value of awards granted during the fiscal years shown calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or ASC Topic 718, disregarding any forfeiture assumptions. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 26, 2011 for assumptions used in the calculations. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized. In accordance with current Securities and Exchange Commission disclosure requirements, stock awards and option awards for fiscal 2009, previously reported as amounts recognized, or “expensed,” for the fiscal year, are now being reported above as grant date fair values.

(2)	For fiscal 2011, represents Company matching contributions to the 401(k) retirement plan. For fiscal 2011 and fiscal 2010, no named executive officer received perquisites and personal benefits valued, in the aggregate, at $10,000 or more. Therefore, in accordance with Securities and Exchange Commission disclosure rules, this column does not reflect the value of the perquisites and personal benefits received for fiscal 2011 and fiscal 2010. Prior year compensation includes relocation payments and miscellaneous medical expenses for Mr. Kelley and payments to Mr. Swoboda for legal fees.

Grants of Equity and Non-Equity Incentive Awards

The following table provides information about stock options, restricted stock awards, performance units and non-equity incentive awards granted to the named executive officers during fiscal 2011. All stock options, restricted stock awards and performance units were granted under the LTIP, and the non-equity incentive awards were granted under the 2011 MICP.

Grants of Plan-Based Awards in Fiscal 2011

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Charles M. Swoboda			180,000	600,000	900,000	—	—	—	—
	9/1/2010	8/16/2010	—	—	—	35,000	—	—	$1,935,500
	9/1/2010	8/16/2010	—	—	—	—	120,000	$55.30	$2,812,092
John T. Kurtzweil			43,875	243,750	316,875	—	—	—	—
	9/1/2010	8/16/2010	—	—	—	6,000	—	—	$331,800
	9/1/2010	8/16/2010	—	—	—	—	30,000	$55.30	$703,023
Stephen D. Kelley			43,290	240,500	312,650	—	—	—	—
	9/1/2010	8/16/2010	—	—	—	6,000	—	—	$331,800
	9/1/2010	8/16/2010	—	—	—	—	35,000	$55.30	$820,194

(1)	Non-equity incentive plan award amounts represent the threshold, target and maximum amounts payable under the 2011 MICP and the performance units granted under the LTIP to Messrs. Kurtzweil and Kelley and under the performance units granted to Mr. Swoboda under the LTIP. The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” The threshold payment amounts assume a performance measurement of 0% with respect to the achievement of quarterly goals for Messrs. Kurtzweil and Kelley and a performance measurement of 30% with respect to the achievement of annual corporate goals. The target payment amounts assume a performance measurement of 100% with respect to the achievement of quarterly goals for Messrs. Kurtzweil and Kelley and a performance measurement of 100% with respect to the achievement of annual corporate goals. The maximum payment amounts assume a performance measurement of 100% with respect to the achievement of quarterly goals for Messrs. Kurtzweil and Kelley and a performance measurement of 150% with respect to the achievement of annual corporate goals. The threshold, target and maximum payment amounts under Mr. Swoboda’s performance units assume a performance measurement of 30%, 100% and 150%, respectively, with respect to the achievement of annual corporate goals only. For additional information regarding the 2011 MICP and performance units, see “Compensation Discussion and Analysis” above.

(2)	The restricted stock vests in five annual installments commencing on September 1, 2011, provided the recipient continues service as an employee of the Company or related Employer as defined in the LTIP or as a member of the Company’s Board of Directors.

(3)	The nonqualified stock options vest in three annual installments commencing on September 1, 2011. All option grants have a term of seven years.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the named executive officers as of June 26, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Charles M. Swoboda	0	40,000	(4)	$22.90	9/2/2015	102,000	(11)	$3,463,920
	40,000	80,000	(5)	$35.89	9/1/2016
	0	120,000	(6)	$55.30	9/1/2017

John T. Kurtzweil	20,000	0		$20.50	10/2/2013	20,800	(12)	$706,368
	25,000	0		$27.47	9/4/2014
	20,000	10,000	(4)	$22.90	9/2/2015
	10,000	20,000	(7)	$35.89	9/1/2016
	0	30,000	(8)	$55.30	9/1/2017

Stephen D. Kelley	0	26,666	(4)	$22.90	9/2/2015
	0	23,333	(9)	$35.89	9/1/2016
	0	35,000	(10)	$55.30	9/1/2017	22,800	(13)	$774,288

(1)	The option awards and restricted stock awards listed were granted under the LTIP.

(2)	Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment, except in cases of death or termination due to a long-term disability.

(3)	Market value of shares that have not vested is based on $33.96 per share (the closing price of our common stock as reported by Nasdaq on June 24, 2011).

(4)	Vests on September 2, 2011.

(5)	Vests as to 40,000 shares on each of September 1, 2011 and September 1, 2012.

(6)	Vests as to 40,000 shares on each of September 1, 2011, September 1, 2012 and September 1, 2013.

(7)	Vests as to 10,000 shares on each of September 1, 2011 and September 1, 2012.

(8)	Vests as to 10,000 shares on each of September 1, 2011, September 1, 2012 and September 1, 2013.

(9)	Vests as to 11,667 shares on September 1, 2011 and as to 11,666 shares on September 1, 2012.

(10)	Vests as to 15,000 shares on each of September 1, 2011, September 1, 2012 and September 1, 2013.

(11)	Awards vest as to 33,000 shares cumulatively on September 1, 2011, as to 27,000 shares cumulatively on September 1, 2012, as to 21,000 shares cumulatively on September 1, 2013, as to 14,000 shares cumulatively on September 1, 2014, as to 7,000 shares on September 1, 2015.

(12)	Awards vests as to 8,800 shares cumulatively on September 1, 2011, as to 4,800 shares cumulatively on September 1, 2012, as to 3,600 shares cumulatively on September 1, 2013, as to 2,400 shares cumulatively on September 1, 2014, and as to 1,200 shares on September 1, 2015.

(13)	Awards vest as to 6,400 shares cumulatively on each of September 1, 2011, September 1, 2012 and September 1, 2013, as to 2,400 shares cumulatively on September 1, 2014 and as to 1,200 shares on September 1, 2015.

Stock Option Exercises and Vesting of Restricted Stock

The following table provides information about option exercises and vesting of restricted stock held by the named executive officers during fiscal 2011.

Option Exercises and Stock Vested in Fiscal 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Charles M. Swoboda	65,000	$2,452,801	32,000	$1,713,280
John T. Kurtzweil	—	—	7,600	$406,904
Stephen D. Kelley	38,334	$936,866	5,200	$278,408

(1)	For restricted stock, the value realized on vesting is based on $53.54 per share (the closing price of our common stock as reported by Nasdaq on August 31, 2010, the trading day preceding the date on which the shares vested).

Potential Payments upon Termination or Change in Control

We have arrangements with each of Messrs. Swoboda, Kurtzweil and Kelley that provide them with specified benefits if their employment is terminated under certain circumstances, as described below. In addition, our named executive officers participate in various benefit plans that may provide them with acceleration of equity awards or payments under certain circumstances, as described below. In determining the various circumstances that trigger payment or provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance (other than such payments and benefits that are generally available to all employees), the Compensation Committee reviewed severance benefits data derived from proxy materials filed by the Company’s compensation peer group. The Compensation Committee utilized this competitive severance benefits data as a check to determine whether each of the proposed severance payments and benefits for the named executive officers was set at an appropriate level for the circumstance that triggers payment or provision of benefits in light of market conditions. The Compensation Committee generally seeks to confirm that the level of each severance payment or benefit for the named executive officers is at or slightly above the median level of comparable payments and benefits offered to similarly situated executives in the compensation peer group. In approving changes in the various circumstances that trigger payment or provision of severance benefits to the named executive officers and the payment and benefit levels associated with each circumstance in August 2008, the Compensation Committee also confirmed with Radford that the proposed severance payment and benefit levels for the named executive officers were consistent with competitive practices in a broader cross-section of the total market.

Executive Change in Control Agreement with Mr. Swoboda

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If Mr. Swoboda’s employment is terminated by the Company without cause, but not as a result of his death or long-term disability, or by Mr. Swoboda for good reason, and the termination is in connection with a change in control, then he will receive (i) continued payment of his base salary for 24 months, (ii) a lump sum payment of an amount equal to 80% of his base salary, prorated to the date of termination, (iii) a lump sum payment equal to the sum of Mr. Swoboda’s earned annual incentives for the two completed fiscal years immediately preceding the termination date, (iv) a lump sum payment equal to 24 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda and (v) full accelerated vesting with respect to Mr. Swoboda’s then outstanding, unvested stock options, restricted stock and other equity awards, other than with respect to any performance units used to pay Mr. Swoboda’s annual incentive award, and other than as provided below with respect to equity awards outstanding as of August 18, 2008, the effective date of the change in control agreement. In addition, if any payment or benefit Mr. Swoboda receives from the Company or any person whose actions result in a change in control would be considered a parachute payment under Section 280G of the Code and the aggregate present value of the parachute payment reduced by any excise tax imposed would be less than three times Mr. Swoboda’s “base amount” as defined in Section 280G of the Code, then in lieu of that portion of the payments to which Mr. Swoboda would otherwise be entitled under (i) through (iv) above, Mr. Swoboda will receive a total amount (if any) such that the aggregate present value of the payments is equal to 2.99 times such base amount. This amount will be apportioned and substituted for the amounts that otherwise would have been payable under (i) through (iv) and paid on the same schedule as those amounts.

If Mr. Swoboda is generally disabled and the Company terminates his employment without cause in connection with a change in control prior to the date he is determined to have a long-term disability, then Mr. Swoboda will receive (i) continued payment of his base salary for 24 months and (ii) a lump sum payment equal to 24 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda. If Mr. Swoboda ceases to be generally disabled before his employment is terminated due to a long-term disability, then he will have the right to resign for good reason (if in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled that would otherwise have constituted good reason (if not cured or consented to by Mr. Swoboda) and will receive these same benefits.

Payments Made Upon Termination Without Cause or Resignation for Good Reason Generally

If Mr. Swoboda’s employment is terminated by the Company without cause or by Mr. Swoboda for good reason, whether or not in connection with a change in control, Mr. Swoboda’s right to accelerated vesting of each equity award outstanding as of August 18, 2008 will be determined by reference to the version of the employment agreement between Mr. Swoboda and the Company that was in effect on the grant date of each such award instead of the change in control agreement. One effect of this provision is to grandfather Mr. Swoboda’s rights under his prior employment agreement to accelerated vesting of 50% of his unvested equity awards if his employment is terminated by the Company without cause or by Mr. Swoboda for good reason not in connection with a change in control, provided that accelerated vesting under these circumstances would only apply to awards that were outstanding as of August 18, 2008. In addition, if Mr. Swoboda’s employment is terminated by the Company without cause or by Mr. Swoboda for good reason under circumstances that would entitle him to severance benefits in connection with a change in control under the change in control agreement but not under either version of his prior employment agreement, then only the equity awards granted on or after August 18, 2008 would be eligible for accelerated vesting as a result of such termination of employment.

Conditions to Payments

Mr. Swoboda’s severance benefits under his change in control agreement are subject to the following conditions: (i) signing and not revoking a release of claims, (ii) nondisparagement of the Company, its officers and directors for a period of 24 months after termination (or one year following termination if the termination relates to Mr. Swoboda being generally disabled as described above) and (iii) compliance with the confidentiality and noncompete restrictions contained in his confidential information agreement, as amended by the change in control agreement, for two years following termination (or one year following termination if the termination relates to Mr. Swoboda being generally disabled as described above).

Definitions

The terms “cause,” “good reason,” “change in control” and “in connection with a change in control” are defined in Mr. Swoboda’s change in control agreement as follows:

“Cause” means:

•

Mr. Swoboda’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected within a 30-day correction period that begins upon delivery to him of a written demand for performance from the Board of Directors that describes the basis for the Board of Directors’ belief that he has not substantially performed his duties;

•

any act of personal dishonesty taken by Mr. Swoboda in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his substantial personal enrichment;

•

Mr. Swoboda’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or

•

Mr. Swoboda materially breaching his confidential information agreement as modified by the change in control agreement, which breach is (if capable of cure) not cured within 30 days after the Company delivers written notice to him of the breach.

“Good reason” generally means (except with respect to Mr. Swoboda’s being generally disabled as described above) the occurrence of any of the following without Mr. Swoboda’s consent, subject to certain notice and cure provisions:

•

a significant reduction of Mr. Swoboda’s duties or responsibilities or a change in his position as Chief Executive Officer or President, or the removal of Mr. Swoboda from any of such duties, positions or responsibilities;

•

a reduction in Mr. Swoboda’s base salary or target annual incentive award level below 80% of base salary other than a one-time reduction that also is applied to substantially all other executive officers of the Company on his recommendation or approval if his reduction is substantially proportionate to, or no greater than, the reduction applied to substantially all other executive officers;

•	the Company requiring Mr. Swoboda to report to anyone other than the Board of Directors;

•	the Company eliminating from reporting to Mr. Swoboda any position that previously directly reported to him; or

•

the Company requiring Mr. Swoboda to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment.

In addition, except with respect to Mr. Swoboda’s being generally disabled as described above, “good reason” also means the occurrence of any of the following without his express written consent in connection with a change in control, subject to certain notice and cure provisions:

•

a substantial reduction by the Company of the facilities and perquisites (including office space and location) available to Mr. Swoboda, provided such reduction is not applied to all executive officers of the Company;

•

a material reduction in the kind or level of employee benefits to which Mr. Swoboda is entitled (other than a reduction due to application of the rules for eligibility or coverage under any benefit plan or policy) with the result that his overall benefits package is significantly reduced, provided such reduction is not applied to substantially all executive officers of the Company; or

•	the failure of the Company to obtain the assumption of the change in control agreement by the Company’s successor.

“Change in control” generally means any of the following events:

•

any person or group of persons becomes the beneficial owner of 20% or more of the Company’s outstanding common stock or the combined voting power of the securities of the Company entitled to vote generally in the election of its directors;

•	a sale or other disposition of all or substantially all of the Company’s assets;

•	shareholder approval of a definitive agreement or plan to liquidate the Company; or

•

a merger or consolidation of the Company with and into another entity, unless immediately following such transaction (1) more than 50% of the members of the governing body of the surviving entity were incumbent directors at the time of execution of the initial agreement providing for such transaction, (2) no person or group of persons is the beneficial owner, directly or indirectly, of 20% or more of the equity interests of the surviving entity or the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body and (3) more than 50% of the equity interests of the surviving entity and the combined voting power of the equity interests of the surviving entity entitled to vote generally in the election of members of its governing body is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the shares of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction.

“In connection with a change in control” means either:

•

within the period of time between the commencement of a tender offer or the Company and another party entering into a written agreement that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control; or

•	within 24 months following a change in control.

Executive Change in Control Agreement with Messrs. Kurtzweil and Kelley

Payments Made Upon Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control

If either Mr. Kurtzweil’s or Mr. Kelley’s employment is terminated by the Company without cause, but not as a result of his death or long-term disability, or by the executive for good reason, and the termination is in connection with a change in control, then he will receive (i) continued payment of his base salary for 12 months, (ii) a lump sum payment equal to 12 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for the executive and (iii) full accelerated vesting with respect to the executive’s then outstanding, unvested stock options, time-vested restricted stock and other equity awards that vest solely based on the passage of time. However, Mr. Kurtzweil’s right to accelerated vesting of each equity award outstanding as of August 18, 2008, the effective date of his change in control agreement, will be determined by reference to his prior severance agreement instead of his change in control agreement. Accordingly, if Mr. Kurtzweil’s employment is terminated by the Company without cause or by Mr. Kurtzweil for good reason under circumstances that would entitle him to severance benefits in connection with a change in control under his change in control agreement but not under his prior severance agreement, then only the equity awards granted on or after August 18, 2008 would be eligible for accelerated vesting as a result of such termination of employment.

If Mr. Kurtzweil or Mr. Kelley is generally disabled and the Company terminates his employment without cause in connection with a change of control prior to the date he is determined to have a long-term disability, then the executive will receive (i) continued payment of his base salary for 12 months and (ii) a lump sum payment equal to 12 multiplied by the monthly COBRA premium in effect for the type of medical, dental and vision coverage then in effect for the executive. If the executive ceases to be generally disabled before his employment is terminated due to a long-term disability, then he will have the right to resign for good reason (if in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled that would otherwise have constituted good reason (if not cured or consented to by the executive) and will receive these same benefits.

Conditions to Payments

The severance benefits under Messrs. Kurtzweil’s and Kelley’s change in control agreements are subject to the following conditions: (i) signing and not revoking a release of claims, (ii) nondisparagement of the Company, its officers and directors for a period of 12 months after termination and (iii) compliance with the confidentiality and noncompete restrictions contained in his confidential information agreement for one year following termination.

Definitions

The term “change in control” in Messrs. Kurtzweil’s and Kelley’s change in control agreements has the same meaning as described above with respect to Mr. Swoboda’s change in control agreement. The terms “cause,” “good reason” and “in connection with a change in control” are defined in Messrs. Kurtzweil’s and Kelley’s change in control agreement as follows:

“Cause” means:

•

the executive’s willful and continued failure to perform the duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering him a reasonable period of time to cure;

•	any material and willful violation of any federal or state law by the executive in connection with his responsibilities as an employee of the Company;

•

any act of personal dishonesty taken by the executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in his personal enrichment;

•

the executive’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or

•	the executive materially breaching his confidential information agreement, which breach is (if capable of cure) not cured within 30 days after the Company delivers written notice to him of the breach.

“Good reason” generally means (except with respect to the executive’s being generally disabled as described above) the occurrence of any of the following, without the executive’s consent and not due to cause, within the timeframes specified in the definition of “in connection with a change in control” below, subject to certain notice and cure provisions:

•	a material reduction of the executive’s authority, duties or responsibilities;

•

a material reduction in the executive’s base salary other than a one-time reduction that also is applied to substantially all other executive officers of the Company, provided that his reduction is substantially proportionate to the reduction applied to substantially all other executive officers;

•	the Company requiring the executive to report to anyone other than the Chief Executive Officer, the Board of Directors or a Committee of the Board; or

•

the Company requiring the executive to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35-mile radius from his current principal place of employment.

“In connection with a change in control” means either:

•

within the period of time between the Company and another party entering into a written agreement that contemplates a transaction the consummation of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the written agreement without the occurrence of a change in control; or

•	within 12 months following a change in control.

Severance Plan

Eligibility

The Severance Plan provides severance benefits in the event of termination of employment without cause or resignation for good reason of the Section 16 Officers. All of the Company’s named executive officers are eligible to participate in the Severance Plan. However, the Severance Plan will not apply to a Section 16 Officer if he or she becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with the Company.

Payments Made Upon Termination Without Cause or Resignation for Good Reason

If a Section 16 Officer’s employment is terminated by the Company without cause or by the Section 16 Officer for good reason, except in the event of termination of the Section 16 Officer’s employment due to death or long-term disability or in the event such termination of employment is in connection with a change in control and the Officer is entitled to the payment of severance benefits pursuant to a separate agreement with the Company, then the Officer will receive (i) continued payment of the Officer’s base salary for 12 months (18 months in the Chief Executive Officer’s case), (ii) all incentive compensation amounts that are not yet paid as of the termination date that the Officer is entitled to receive (under the performance units for all Officers and under the MICP) on account of satisfaction of the relevant performance measures for the relevant performance period, provided the Officer was employed through the end of the last day of the relevant performance period, and (iii) a lump sum payment equal to 12 (18 in the Chief Executive Officer’s case) multiplied by the monthly COBRA premium applicable to the type of medical, dental and vision coverage then in effect for the Officer.

Conditions to Payments

As a condition to the receipt of severance benefits under the Severance Plan, a Section 16 Officer must execute and comply with a release agreement that includes a release of claims against the Company, its affiliates and representatives and a nondisparagement provision.

Definitions

The definition of “cause” in the Severance Plan has the meaning as described above with respect to Messrs. Kurtzweil’s and Kelley’s change in control agreements. In addition, the events giving rise to a resignation for “good reason” under the Severance Plan are substantially the same as those listed with respect to Messrs. Kurtzweil’s and Kelley’s change in control agreements.

LTIP

The Company’s LTIP provides for potential acceleration of equity awards in the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Compensation Committee deems appropriate. Upon such an event, if the successor corporation does not agree to assume the outstanding equity awards or to substitute equivalent awards, the Compensation Committee has discretion to provide for the participants in the LTIP to have the right to exercise, for a period of 15 days, their stock options or other awards as to all shares, including shares as to which the options or other awards would not otherwise be exercisable (or with respect to restricted stock or stock units, provide that all restrictions will lapse). The stock options or other awards will terminate upon the expiration of the 15-day period to the extent not exercised.

The award agreements under the LTIP provide for accelerated vesting of nonqualified stock options and restricted stock in the event of a participant’s death or termination due to a long-term disability.

Under the terms of Messrs. Swoboda’s, Kurtzweil’s and Kelley’s performance units granted under the LTIP, if the executive’s employment is terminated due to death or long-term disability before the payment date of the performance units, the executive will be entitled to receive an adjusted payment under the performance units as if he had remained employed through the end of the performance period. In the event there is a change in control (as “change in control” is defined in the executive’s change in control agreement described above) during fiscal 2011, the performance measurement for the plan year will be at least 100%. However, Mr. Swoboda would not be entitled to payment under the performance units if there is a change in control and his employment terminates prior to the end of fiscal 2011. If Mr. Swoboda’s employment is terminated in connection with a change in control (as defined in his change in control agreement described above) upon or after the end of the performance period but prior to the payment date under his performance units, he will be entitled to payment under his performance units as if he had remained employed through the payment date. If either Mr. Kurtzweil’s or Mr. Kelley’s employment is terminated in connection with a change in control (as defined in the executive’s change in control agreement described above) prior to the end of fiscal 2011 (other than due to death or long-term disability), the executive will be entitled to payment under his performance units as if he had remained employed through the end of the performance period.

Management Incentive Compensation Plan

Pursuant to the Company’s Management Incentive Compensation Plan, as amended in August 2011, or the 2012 MICP, eligible participants generally must be employed by the Company on the last day of the award period in order to be eligible for awards for such award period, except in the case of death or termination due to a long-term disability or in connection with a change in control (as “change in control” is defined in the 2012 MICP). Upon a participant’s death or termination due to a long-term disability, the participant will be entitled to receive an adjusted award for any award period in which he or she was employed by the Company as if the participant was employed on the last day of the award period. In the event there is a change in control during fiscal 2012, each participant’s performance measurement against individual goals for any quarterly award period ending after the effective date of the change in control will be 100% and the corporate performance measurement for such quarterly award period will be deemed met, and the corporate performance measurement for the plan year will be at least 100%, regardless of whether the participant remains employed through the end of the award period. For fiscal 2012, Messrs. Kurtzweil and Kelley participate in the 2012 MICP only with respect to quarterly awards. If there is a change in control and a participant’s employment terminates for any reason (other than death or long-term disability) subsequent to the change in control but prior to the payment date for an award period, the participant will be entitled to receive an award for all award periods for the plan year as if the participant was employed on the last day of the award period.

Amounts of Potential Payments upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided under the agreements, plans and arrangements described above for each of the named executive officers. Payments and benefits are estimated using the following assumptions: (i) the triggering event took place on June 24, 2011, the last business day of fiscal 2011, or the Trigger Date, (ii) the price per share of the Company’s common stock on the Trigger Date was $33.96, which represents the closing price of the Company’s common stock as reported by Nasdaq on such date, (iii) the terms and conditions of any agreements, plans and arrangements in effect as of the date of this proxy statement (as described above) were in effect on and applicable as of the Trigger Date notwithstanding a later approval or execution date, and (iv) all amounts are based on compensation and benefit amounts in effect as of the Trigger Date notwithstanding subsequent changes in such amounts for fiscal 2012. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or if the actual results differ from the assumptions described herein.

Potential Payments and Benefits to Named Executive Officers upon Termination of Employment or Change in Control

Name	Triggering Event	Type of Payment/Benefit	Amount
Charles M. Swoboda	Death or termination of employment due to long-term disability	Annual incentive award (1)	$0
		Vesting acceleration (100%) (2)	3,906,320

			$3,906,320

	Change in control (not involving termination of employment)	Annual incentive award (3)	$600,000
		Vesting acceleration (100%) (4)	3,906,320

			$4,506,320

	Termination without cause or resignation for good reason not in connection with a change in control (5)	Base salary	$900,000
		COBRA Premiums	26,086
		Vesting acceleration (50%)	305,640

			$1,231,726

	Termination without cause or resignation for good reason in connection with a change in control (6)	Base salary	$1,200,000
		Lump sum payment (7)	1,586,283
		Vesting acceleration (100%)	3,906,320

			$6,692,602

John T. Kurtzweil	Death or termination of employment due to long-term disability	Quarterly incentive award (8)	$19,667
		Annual incentive award (1)	0
		Vesting acceleration (100%) (2)	816,968

			$836,635

	Change in control (not involving termination of employment)	Quarterly incentive award (9)	$4,266
		Annual incentive award (9)	146,250
		Vesting acceleration (100%) (4)	816,968

			$967,484

	Termination without cause or resignation for good reason not in connection with a change in control (10)	Base salary	$375,000
		COBRA premiums	17,391

			$392,391

	Termination without cause or resignation for good reason in connection with a change in control (11)	Base salary	$375,000
		Incentive Awards (9), (12)	170,625
		COBRA premiums	17,391
		Vesting acceleration (100%)	816,968

			$1,379,984

Name	Triggering Event	Type of Payment/Benefit	Amount

Stephen D. Kelley	Death or termination of employment due to long-term disability	Quarterly incentive award (8)	$21,169
		Annual incentive award (1)	0
		Vesting acceleration (100%) (2)	1,069,214

			$1,090,383

	Change in control (not involving termination of employment)	Quarterly incentive award (9)	$2,405
		Annual incentive award (9)	144,300
		Vesting acceleration (100%) (4)	1,069,214

			$1,215,919

	Termination without cause or resignation for good reason not in connection with a change in control (10)	Base salary	$370,000
		COBRA premiums	17,391

			$387,391

	Termination without cause or resignation for good reason in connection with a change in control (11)	Base salary	$370,000
		Incentive Awards (9), (13)	168,350
		COBRA premiums	17,391
		Vesting acceleration (100%)	1,069,214

			$1,624,955

(1)	Based on actual results for performance period using 0% performance measurement prorated to the Trigger Date for the annual incentive portion. Assumes no prior leave of absence in the case of death. In the case of termination due to long-term disability, assuming 180 days prior leave of absence, payment would have been $0 for Messrs. Swoboda, Kurtzweil and Kelley. Actual amount will vary based on performance measurement and the duration of any leave of absence prior to death or termination due to long-term disability.

(2)	Vesting is automatically accelerated for nonqualified stock options and restricted stock in the event of death or termination of employment due to long-term disability per terms of the award agreements under the LTIP, which terms apply equally to all participants.

(3)	Mr. Swoboda’s performance units provide that the performance measurement for determining his annual incentive award will be no less than 100% if a change in control occurs during the performance period. The amount in the table represents the additional amount Mr. Swoboda would have received as a result of this provision and excludes any amount he would otherwise be entitled to receive based on actual performance results.

(4)	For options and other awards under the LTIP, if the outstanding awards are not assumed by the successor in connection with a change in control, the Compensation Committee, in its discretion, may accelerate vesting of the outstanding but unvested options and awards. For purposes of this table, it has been assumed that the options and awards were not assumed by the successor and that the Compensation Committee exercised its discretion to the fullest extent possible.

(5)	The triggering event, along with resulting benefits, is defined in the Severance Plan, except that the right to accelerated vesting of unvested equity awards outstanding on August 18, 2008 is provided in Mr. Swoboda’s change in control agreement, and the triggering event and resulting benefits for each such award will be determined by reference to his employment agreement in effect on the date of the grant of such award. The Severance Plan does not provide an independent right to acceleration of unvested equity awards.

(6)

The triggering event, along with resulting benefits, is defined in Mr. Swoboda’s change in control agreement, except that, with respect to accelerated vesting of equity awards outstanding on August 18, 2008, the triggering event and resulting benefits for each award will be determined by reference to Mr. Swoboda’s employment agreement in effect on the date of the grant of such award. If Mr. Swoboda was generally disabled and the Company terminated his employment without cause in connection with a change in control prior to the date he was determined to have a long-term disability, or if he ceased to be generally disabled before his employment was terminated due to a long-term disability and he resigned for good reason (in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled (if not cured or consented to by Mr. Swoboda), then pursuant to his change in control agreement Mr. Swoboda would only be entitled to receive the base salary and COBRA premiums amounts specified for this triggering event, except that, vesting of equity awards outstanding on August 18, 2008 would be accelerated by reference to Mr. Swoboda’s employment agreement in effect on the date of the grant of such award resulting in an additional severance benefit of $407,520.

(7)	Includes lump sum payments in the following amounts: (i) $476,055, which represents 80% of Mr. Swoboda’s base salary prorated to the Trigger Date, (ii) $1,075,446, which represents the sum of his annual incentive awards for the previous two fiscal years, and (iii) $34,782 for 24 months of COBRA premiums.

(8)	Amount in table is based on actual results for performance period and is payable in the case of death only. In the case of termination due to long-term disability (assuming at least 91 days prior leave of absence), no payment would be due.

(9)	The 2012 MICP provides that, if a change in control occurs, a participant’s performance measurement for all quarterly award periods that end after the effective date of the change in control will be 100%, and the participant does not need to be employed on the last day of the award period in order to receive payment (which would be required if the change in control had not occurred). Messrs. Kurtzweil’s and Kelley’s performance units provide that the performance measurement for determining the executive’s annual incentive award will be no less than 100% if a change in control occurs during the performance period. In the absence of the change of control provisions in the 2012 MICP and Messrs. Kurtzweil’s and Kelley’s performance units, neither of the executives would be eligible to receive any quarterly or annual payment under the incentive plans if he was not employed on the last day of the fiscal period. The amounts in the table represent the additional amounts Messrs. Kurtzweil and Kelley would have received as a result of this provision and exclude any amount the executive would otherwise be entitled to receive based on actual performance results.

(10)	The triggering event, along with resulting benefits, is defined in the Severance Plan.

(11)	The triggering event, along with resulting benefits, is defined in Messrs. Kurtzweil and Kelley’s change in control agreements, except that, with respect to accelerated vesting of Mr. Kurtzweil’s equity awards outstanding on August 18, 2008, the triggering event and resulting benefits for each award will be determined by reference to his severance agreement in effect on the date of the grant of such award, and with respect to incentive awards, Messrs. Kurtzweil’s and Kelley’s right to payment and the amount of such payment would be determined by the 2012 MICP, with respect to quarterly awards, and by the executive’s performance units, with respect to annual awards. If either Mr. Kurtzweil or Mr. Kelley was generally disabled and the Company terminated his employment without cause in connection with a change in control prior to the date he was determined to have a long-term disability, or if he ceased to be generally disabled before his employment was terminated due to a long-term disability and he resigned for good reason (in connection with a change in control) on account of any event or circumstances that occurred while he was generally disabled (if not cured or consented to by the executive), then pursuant to his change in control agreement the executive would only be entitled to receive the base salary and COBRA premiums amounts specified for this triggering event.

(12)	Includes the following amounts: (i) guaranteed quarterly incentive award of 100%, or $24,375, and (ii) guaranteed annual incentive award of 100%, or $146,250.

(13)	Includes the following amounts: (i) guaranteed quarterly incentive award of 100%, or $24,050, and (ii) guaranteed annual incentive award of 100%, or $144,300.

DIRECTOR COMPENSATION

Summary of Cash and Certain Other Compensation

The following table summarizes the annual and long-term compensation of each of the Company’s non-employee directors, as well as Dr. Palmour, who served as a director during a portion of fiscal 2011.

Director Compensation for Fiscal 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Dolph W. von Arx (2)	$60,000	$276,500	$124,662	$461,162
Clyde R. Hosein (3)	$60,000	$276,500	$124,662	$461,162
Robert A. Ingram (4)	$50,000	$276,500	$124,662	$451,162
John W. Palmour, Ph.D. (5)	$257,034	$331,800	$703,023	$1,291,857
Franco Plastina (6)	$60,000	$276,500	$124,662	$461,162
Robert L. Tillman (7)	$33,516	$192,263	$75,560	$301,339
Harvey A. Wagner (8)	$80,000	$276,500	$124,662	$481,162
Thomas H. Werner (9)	$60,000	$276,500	$124,662	$461,162

(1)	Amounts listed in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted during fiscal year 2011 calculated in accordance with ASC Topic 718, disregarding any forfeiture assumptions. With respect to Messrs. von Arx, Hosein, Ingram, Plastina, Wagner and Werner, these amounts relate to the annual grant of 5,000 nonqualified stock options and 5,000 shares of restricted stock on September 1, 2010. With respect to Dr. Palmour, these amounts relate to the annual grant of 30,000 nonqualified stock options and 6,000 shares of restricted stock on September 1, 2010. With respect to Mr. Tillman, these amounts relate to the grant of 3,750 nonqualified stock options and 3,750 shares of restricted stock on October 26, 2010. The exercise price of the option grants made on September 1, 2010 is $55.30, the closing price of our common stock as reported by Nasdaq on the date of grant. The exercise price of the option grant made on October 26, 2010 is $51.27, the closing price of our common stock as reported by Nasdaq on the date of grant. The awards were made under the LTIP. For a discussion of the assumptions used to value these awards, see Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 26, 2011.

(2)	As of June 26, 2011, Mr. von Arx had 46,000 options outstanding, of which 43,500 were exercisable. In addition, Mr. von Arx held 5,000 shares of restricted stock that vested on September 1, 2011.

(3)	As of June 26, 2011, Mr. Hosein had 28,750 options outstanding, of which 26,250 were exercisable. In addition, Mr. Hosein held 5,000 shares of restricted stock that vested on September 1, 2011.

(4)	As of June 26, 2011, Mr. Ingram had 13,750 options outstanding, of which 11,250 were exercisable. In addition, Mr. Ingram held 5,000 shares of restricted stock that vested on September 1, 2011. Lastly, Mr. Ingram deferred all of the $50,000 of fees earned in fiscal 2011 into the Deferral Program.

(5)	Dr. Palmour served on the Board of Directors until October 26, 2010. Dr. Palmour’s compensation reflected in this table is for service as an employee of the Company for fiscal 2011, during a portion of which he served on the Board of Directors. Dr. Palmour did not receive any additional compensation for his service on the Board of Directors. “Fees Earned or Paid in Cash” represents compensation paid to Dr. Palmour as base salary, bonus, non-equity incentive plan compensation and all other compensation received as an employee during fiscal 2011.

(6)	As of June 26, 2011, Mr. Plastina had 7,500 options outstanding, of which 5,000 were exercisable. In addition, Mr. Plastina held 5,000 shares of restricted stock that vested on September 1, 2011.

(7)	As of June 26, 2011, Mr. Tillman had 3,750 options outstanding, of which 1,250 were exercisable. In addition, Mr. Tillman held 3,750 shares of restricted stock that vested on September 1, 2011. Lastly, Mr. Tillman deferred all of the $33,516 of fees earned in fiscal 2011 into the Deferral Program.

(8)	As of June 26, 2011, Mr. Wagner had 41,000 options outstanding, of which 38,500 were exercisable. In addition, Mr. Wagner held 5,000 shares of restricted stock that vested on September 1, 2011.

(9)	As of June 26, 2011, Mr. Werner had 17,500 options outstanding, of which 15,000 were exercisable. In addition, Mr. Werner held 5,000 shares of restricted stock that vested on September 1, 2011.

Summary of Director Compensation Program

Non-employee directors are compensated for Board of Directors service through a combination of a cash retainer and grants of restricted stock and nonqualified stock options to purchase shares of the Company’s common stock. The Company also reimburses directors for expenses incurred in serving as a director. Directors who are also employed by the Company are not separately compensated for their service on the Board of Directors.

The Company grants each non-employee director annually an option to purchase 5,000 shares with a quarterly vesting schedule corresponding to the term of service following election as a director at the annual meeting of shareholders. The Company also grants each non-employee director a restricted stock award for 5,000 shares annually which vests on the first anniversary of the grant date. Non-employee directors appointed to fill a vacancy between annual meetings of shareholders are generally granted equity awards in an amount and with vesting terms that correspond to the remaining term of service before the next annual meeting. The exercise price of all option grants is equal to the fair market value on the grant date and the maximum term of the option is seven years. Vesting of the option and restricted stock award is subject to continued service to the Company. The options generally vest during the term of service following election or appointment as a director, vesting in equal increments on the last day of each calendar quarter following election or, if earlier, upon the election of directors at the next annual meeting.

In fiscal 2011, non-employee directors were paid the following quarterly cash retainers: $8,750 for service as a member of the Board; $1,250 for service as Lead Independent Director; $5,000 for service as Audit Committee Chair; $2,500 for service as Compensation Committee Chair; $1,250 for service as Governance and Nominations Committee Chair; $5,000 for service as a member of the Audit Committee; $2,500 for service as a member of the Compensation Committee; and $1,250 for service as a member of the Governance and Nominations Committee. Non-employee directors may receive meeting fees of $1,000 for service as a committee member or $2,000 for service as committee chair of any additional committee of the Board of Directors that may be formed in the future.

Non-employee directors may elect to participate in the Deferral Program. Under this plan, a participant will receive shares of the Company’s common stock in lieu of all or a portion of the quarterly retainer and any meeting fees earned. The number of shares will be determined quarterly by dividing the applicable fees by the fair market value of a share, with fair market value for this purpose defined as the consolidated closing bid price on The NASDAQ Stock Market on the first business day following announcement of financial results for the previous fiscal quarter. A participant in the plan may also choose to defer receipt of the shares until after his or her separation from service as a director. A participant who elects to defer receipt of shares may choose either a lump sum distribution, to be made in any of the first five years after the year of separation from service as a director, or a series of up to five installment distributions ending not later than the fifth year after separation from service. In the event of the death of a participant, either while serving as a director or after separation of service, any deferred distributions will be made within ninety days after the date of death.

Compensation Committee Interlocks and Insider Participation

Messrs. Werner, von Arx, Ingram and Tillman served on our Compensation Committee during fiscal 2011. None of these individuals has ever served as an officer or employee of the Company or any of its subsidiaries, nor were they involved in any related person transaction during fiscal 2011. No interlocking relationships existed during fiscal 2011 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 2012. Ernst & Young LLP was first engaged as our independent auditors for fiscal 1999 and has served as our independent auditors for each subsequent fiscal year. A representative from Ernst & Young LLP is expected to be present at the 2011 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although shareholder ratification of the appointment is not required by law or the Company’s Bylaws, the Audit Committee determined that, as a matter of corporate governance, the selection of independent auditors should be submitted to the shareholders for ratification. If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the 2011 Annual Meeting, the Audit Committee will consider the appointment of other independent auditors for subsequent fiscal years. Even if the appointment is ratified, the Audit Committee may change the appointment at any time during the year if it determines that the change would be in the Company’s best interest and the best interests of the shareholders.

The Board of Directors recommends

shareholders vote FOR Proposal No. 4.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and audits of the Company’s financial statements including its internal controls over financial reporting. The full responsibilities of the Audit Committee are described in a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.cree.com. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing opinions on the effectiveness of the Company’s internal controls.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment and report on the effectiveness of the Company’s internal controls, the independent auditors’ attestation report on the Company’s internal controls and the processes that support certifications of the Company’s financial statements by the Company’s Chief Executive Officer and Chief Financial Officer. The Audit Committee has also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee in carrying out their duties are not engaged in the practice of accounting and do not act as auditors. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact independent.

The Audit Committee routinely meets privately with the Company’s internal auditor and the independent auditors.

Based upon the review and discussions described in this report and, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 26, 2011 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Harvey A. Wagner, Chairman

Clyde R. Hosein

Franco Plastina

Independent Auditor Fee Information

The fees of Ernst & Young LLP for the fiscal years shown were as follows:

	Fiscal 2011	Fiscal 2010
Audit Fees	$1,211,000	$933,902
Audit-Related Fees	194,195	125,000
Tax Fees	295,362	236,641
All Other Fees	1,195	1,721

Total	$1,701,752	$1,297,264

Audit Fees. This category includes fees billed for the fiscal year shown for professional services for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, internal controls attestation under Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal year shown for assurance and related services that are reasonably related to the performance of the audits and reviews of the Company’s financial statements and are not reported under the category “Audit Fees.” The services comprising the fees disclosed under this category for fiscal 2011 were primarily for XBRL process consultations and due diligence services. The services comprising the fees disclosed under this category for fiscal 2010 were primarily for due diligence work performed in connection with providing an auditor’s consent in connection with our follow-on public offering of common stock in September 2009.

Tax Fees. This category includes fees billed in the fiscal year shown for professional services for tax compliance, tax planning and tax advice. The services comprising the fees disclosed under this category for fiscal 2011 were primarily related to ongoing transfer pricing documentation assistance, consultations on foreign tax compliance and tax planning. The services comprising the fees disclosed under this category for fiscal 2010 were primarily related to assistance in responding to Internal Revenue Service audit inquiries of our prior year tax returns and also for ongoing transfer pricing documentation assistance.

All Other Fees. This category includes fees billed in the fiscal year shown for products and services provided by Ernst & Young LLP that are not reported in any other category. The services comprising the fees disclosed under this category for fiscal 2011 and fiscal 2010 were for training and online research access.

All audit and permissible non-audit services provided by the Company’s independent auditors, as well as the fees for such services, must be pre-approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting. The Committee has delegated such authority to the Committee’s chairman. Any pre-approval is generally for the current fiscal year, and any pre-approval is detailed as to the particular service or category of services. All audit and non-audit services provided by the Company’s independent auditors during fiscal 2011 and fiscal 2010 were approved by or on behalf of the Company’s Audit Committee.

PROPOSAL NO. 5 — ADVISORY (NONBINDING) VOTE ON EXECUTIVE COMPENSATION

As discussed in the Compensation Discussion and Analysis section of this proxy statement (“CD&A”), the Company’s executive compensation program is designed to enhance shareholder value by providing compensation packages that enable the Company to attract and retain talented executives, align the interests of the Company’s executives with the long-term interests of shareholders and motivate executives to achieve business goals and objectives. We believe that our compensation policies and procedures reward executive officers for both their performance and the Company’s performance and that such compensation policies and procedures create interests for the Company’s executive officers that are strongly aligned with the long-term interests of shareholders.

As required by Section 14A of the Securities Exchange Act of 1934, we are providing shareholders with an advisory (nonbinding) vote on the compensation of the Company’s executive officers as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s proxy statement for the 2011 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.”

When you cast your vote, we urge you to consider the description of the Company’s executive compensation program contained in the CD&A and the accompanying tables and narrative disclosure.

Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends

shareholders vote FOR Proposal No. 5.

PROPOSAL NO. 6 — ADVISORY (NONBINDING) VOTE ON

THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As discussed in Proposal No. 5 above, we are providing shareholders an advisory (nonbinding) vote on the compensation of the Company’s executive officers. The advisory vote described in Proposal No. 5 above is referred to as a “Say-on-Pay” vote. In Proposal No. 6, we are providing shareholders with a separate advisory (nonbinding) vote on how often (every one, two or three years) we will provide shareholders with a Say-on-Pay vote in the future. Section 14A of the Securities Exchange of 1934 requires that we submit this proposal to shareholders at least once every six years.

You may cast your advisory vote on whether the shareholder vote on executive compensation will occur every one, two, or three years, or you may abstain from voting on the matter. Because your vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision by the Board of Directors and will not create or imply any additional fiduciary duties on the Board of Directors or any member thereof. However, the Board of Directors will take into account the outcome of the vote when making future decisions regarding the frequency of future shareholder advisory votes on executive compensation. In Proposal No. 6, you are not voting “for” or “against” any proposal or recommendation by the Board of Directors but, rather, are voting for the option (every one, two or three years) you believe is the most appropriate.

The Board of Directors recommends that shareholders vote in favor of holding an advisory vote on executive compensation every year. In making this recommendation, the Board of Directors considered the relevant merits of each of the three frequency alternatives. The Board of Directors believes that holding the advisory vote every year will allow shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.

The Board of Directors recommends

shareholders vote FOR “one year” (as opposed to two years or three years)

for the frequency of future shareholder advisory votes on executive compensation.

OTHER MATTERS

Other Business

Other than the election of directors, approval of the amendment to the LTIP , approval of the amendment to the ESPP, ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 24, 2012, advisory (nonbinding) vote on executive compensation and advisory (nonbinding) vote on the frequency of future shareholder advisory votes on executive compensation, as described in this proxy statement, the Board of Directors presently knows of no other business to be conducted at the 2011 Annual Meeting of Shareholders. Under the Company’s Bylaws, any shareholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give the Company written notice of the proposal in accordance with the Bylaws by a certain date. No timely notices meeting the Bylaw requirements have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than eight nominees.

2012 Annual Meeting of Shareholders

Pursuant to the rules of the Securities and Exchange Commission, shareholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2012 must be received by the Company not later than May 15, 2012, and must comply with the Commission’s rules in other respects.

Other shareholder proposals to be presented at the annual meeting in 2012, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than July 27, 2012, nor earlier than June 27, 2012. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.

Procedures for Director Nominations

Under the charter of the Governance and Nominations Committee, the Committee is responsible for identifying and recommending that the Board of Directors select qualified candidates for membership on the Board of Directors. In identifying candidates, the Committee takes into account such factors as it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is composed of individuals with diverse backgrounds and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties, (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially, (c) questions of independence, possible conflicts of interest and whether a candidate has special interests or a specific agenda that would impair his or her ability to effectively represent the interests of all shareholders, (d) the extent to which the candidate would fill a present need on the Board of Directors, and (e) whether the candidate can make sufficient time available to perform the duties of a director. The Committee is also authorized to develop additional policies regarding Board size, composition and member qualification. The Governance and Nominations Committee annually reviews its charter and recommends changes to the Board of Directors for approval.

The Governance and Nominations Committee is responsible for evaluating suggestions concerning possible candidates for election to the Board of Directors submitted to the Company, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be evaluated by the Committee on the same basis as other candidates using the Board of Directors membership criteria described above and in accordance with applicable procedures. The Governance and Nominations Committee annually considers the size, composition and needs of the Board of Directors in light of the criteria above, including diversity of career experience, technical skills and industry background, and accordingly considers and recommends candidates for membership on the Board of Directors. Once candidates have been identified, the Committee will determine whether such candidates meet the minimum qualifications for director nominees.

Any shareholder desiring to present a nomination for consideration by the Governance and Nominations Committee prior to the 2012 Annual Meeting must do so in accordance with the Company’s Bylaws. See “2012 Annual Meeting of Shareholders” above.

Shareholder Communications with Directors

The Board of Directors, as a matter of policy, desires to facilitate communications between shareholders and directors to assist the Board of Directors in fulfilling its responsibilities to all shareholders. To that end the Board of Directors has established a process for use by shareholders who desire to bring matters to the Board’s attention. The process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Any shareholder who desires to send a communication to members of the Board of Directors may submit it either by e-mail addressed to Corporate_Secretary@Cree.com or by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703. All such communications should include the number of shares beneficially owned by the person submitting the communication and his or her mailing address, telephone number and e-mail address, if any. All communications properly submitted under these procedures, except those deemed inappropriate as noted below, will be delivered to all members of the Board of Directors periodically, generally in advance of each regularly scheduled Board of Directors meeting. The Board of Directors has directed that the Secretary not forward communications which (a) are not reasonably related to the business of the Company, (b) concern individual grievances or other interests that are personal to the shareholder submitting the communication and that cannot reasonably be construed to present a matter of concern to shareholders generally or (c) under community standards, contain offensive, scurrilous or abusive content or that advocate engaging in illegal activities. If the Secretary, in his or her judgment, deems a communication inappropriate under the foregoing criteria, it will be returned to the person who submitted it together with a brief explanation of the reason why it has been deemed inappropriate for delivery.

Costs of Soliciting Proxies

The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to shareholders. The Company’s directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and to provide related advice and informational support for a fee of $11,500 plus an allowance for the reimbursement of customary disbursements. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

A copy of the Company’s report on Form 10-K for the fiscal year ended June 26, 2011 (without exhibits), including financial statements, will be furnished without charge to any shareholder whose proxy is solicited hereby upon written request directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.

Shareholders Sharing the Same Last Name and Address

Only one Notice or annual report and proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Notice or annual report and proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to the Corporate Secretary by e-mail addressed to Corporate_Secretary@Cree.com, by mail addressed to the attention of the Corporate Secretary at Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703 or by telephone at (919) 407-5300. Shareholders sharing an address and currently receiving a single copy may contact the Corporate Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Corporate Secretary as described above.

Principal Executive Offices and Annual Meeting Location

The Company’s principal executive offices are located at 4600 Silicon Drive, Durham, North Carolina 27703, and the main telephone number at that location is (919) 407-5300. The 2011 Annual Meeting of Shareholders will be held at our offices at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 25, 2011, at 10:00 a.m. local time. Requests for directions to the meeting location may be directed to: Director, Investor Relations, Cree, Inc., 4600 Silicon Drive, Durham, North Carolina 27703.

Dated: September 2, 2011

APPENDIX A

RADFORD EXECUTIVE SURVEY PARTICIPANTS

($500M-$1.5B REVENUE)

1	3COM	46	INFINERA
2	ABBOTT LABS	47	INTEGRATED DEVICE TECHNOLOGY
3	ACXIOM	48	INTERMEC
4	ADC	49	INTERNATIONAL RECTIFIER
5	ADTRAN	50	INTERSIL
6	AKAMAI TECHNOLOGIES	51	INTUITIVE SURGICAL
7	ALTERA	52	ION GEOPHYSICAL
8	ARRIS GROUP	53	ITG
9	AVID TECHNOLOGY	54	L-1 IDENTITY SOLUTIONS
10	BAE SYSTEMS - TSS	55	LAIRD TECHNOLOGIES
11	BROOKS AUTOMATION	56	LAWSON SOFTWARE
12	CADENCE DESIGN SYSTEMS	57	LORAL SPACE & COMMUNICATIONS
13	CALLAWAY GOLF	58	MEGGITT-USA
14	CAMBRIDGE SILICON RADIO	59	MENTOR GRAPHICS
15	CIENA	60	MICROSEMI
16	COHERENT	61	MISYS - US
17	COINSTAR	62	MONSTER WORLDWIDE
18	COMPUWARE	63	MOODY’S
19	CONEXANT SYSTEMS	64	NATIONAL INSTRUMENTS
20	CUBIC CORPORATION	65	NATIONAL SEMICONDUCTOR
21	CYPRESS SEMICONDUCTOR	66	NAVTEQ
22	DISNEY INTERACTIVE MEDIA GROUP	67	NOVELL
23	DOLBY LABORATORIES	68	NOVELLUS SYSTEMS
24	EARTHLINK	69	OCE NORTH AMERICA
25	ECLIPSYS	70	OMNIVISION TECHNOLOGIES
26	EDWARDS LIFESCIENCES	71	OPEN TEXT
27	ELECTRONICS FOR IMAGING	72	ORBITAL SCIENCES
28	ENTEGRIS	73	ORBITZ WORLDWIDE
29	EQUINIX	74	PALM
30	F5 NETWORKS	75	PLANTRONICS
31	FEI COMPANY	76	PMC-SIERRA
32	FINISAR	77	POLYCOM
33	FLIR SYSTEMS	78	PROGRESS SOFTWARE
34	FOX INTERACTIVE MEDIA	79	QLOGIC
35	FUJITSU AMERICA MGMT SERVICES OF AMERICA	80 81	QUANTUM QUEST SOFTWARE
36	GENENCOR A DANISCO DIVISION	82	RCN
37	GSI COMMERCE	83	REALNETWORKS
38	GTSI	84	RED HAT
39	HARRIS STRATEX NETWORKS	85	RESMED
40	HITACHI HIGH TECHNOLOGIES AMERICA	86	RF MICRO DEVICES
41	HUGHES NETWORK SYSTEMS	87	RICOH ELECTRONICS
42	HUTCHINSON TECHNOLOGY	88	SAGE SOFTWARE
43	IAC SEARCH & MEDIA	89	SALESFORCE.COM
44	ICF INTERNATIONAL	90	SAVVIS COMMUNICATIONS
45	INFINEON TECHNOLOGIES	91	SHARP MICROELECTRONICS OF THE AMERICAS

A-1

92	SKYWORKS SOLUTIONS
93	SPACE SYSTEMS/LORAL
94	STANLEY ASSOCIATES
95	STERLING COMMERCE
96	STMICROELECTRONICS
97	STRYKER ENDOSCOPY
98	SUNPOWER
99	SYBASE
100	SYNIVERSE TECHNOLOGIES
101	SYNOPSYS
102	TEKTRONIX
103	TERADYNE
104	THALES
105	THE PMI GROUP
106	THQ
107	TIBCO SOFTWARE
108	TICKETMASTER
109	TOSHIBA AMERICA BUSINESS SOLUTIONS
110	TOSHIBA AMERICA MEDICAL SYSTEM
111	TRIMBLE NAVIGATION
112	TRIQUINT SEMICONDUCTOR
113	TW TELECOM
114	VARIAN SEMICONDUCTOR EQUIPMENT
115	VERIFONE
116	VERIGY
117	VERISIGN
118	VIASAT
119	VIRGIN MOBILE
120	VONAGE
121	WMS GAMING
122	XEROX INTERNATIONAL PARTNERS
123	XYRATEX INTERNATIONAL
124	ZEBRA TECHNOLOGIES

A-2

APPENDIX B

PROPOSED AMENDMENT TO

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

If the proposed amendment to the 2004 Long-Term Incentive Compensation Plan is approved, Section 4.1 of the plan would read in its entirety as follows (not including the footnotes):

4.1 Aggregate Limits.

(a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued pursuant to Awards under this Plan is (i) 18,200,0001 plus (ii) the number of Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and are not thereafter used for awards under the Predecessor Plan. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason.

(b) Subject to adjustment as provided in Section 4.3, no more than an aggregate of 1,000,0002 Shares authorized by subsection (a) may be delivered pursuant to Awards of Restricted Stock, Stock Units or Performance Units made on or after October 25, 2011.

(c) If for any reason any Shares awarded or subject to purchase under this Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right or Performance Unit, such Shares shall again be available for issuance pursuant to an Award under the Plan, except that Shares with respect to which a Stock Appreciation Right is exercised, and Shares withheld for payment of taxes pursuant to Section 13.2, shall not thereafter be available for issuance under the Plan. The determination of the number of issued Shares that again become available for issuance with respect to grants of Incentive Stock Options pursuant to this Section 4.1 shall be made in accordance with the requirements of Treas. Reg. section 1.422-2(b)(3).

[1]	Increased from 14,200,000.

[2]	Previously 2,400,000 with no time period.

B-1

APPENDIX C

PROPOSED AMENDMENT TO

2005 EMPLOYEE STOCK PURCHASE PLAN

If the proposed amendment to the 2005 Employee Stock Purchase Plan is approved, Section 12(a) of the plan would read in its entirety as follows:

12. Stock.

(a) Subject to adjustment pursuant to Section 17, the maximum number of shares of the Common Stock authorized for issuance under the Plan is two million five hundred thousand (2,500,000)1 shares. Such shares shall be made available from Common Stock currently authorized but unissued.

[1]	Increased from 1,500,000.

C-1

APPENDIX D

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

(As amended August 16, 2011, subject to shareholder approval of amendment to Section 4.1)

ARTICLE 1—GENERAL PROVISIONS

1.1 Establishment of Plan. Cree, Inc., a North Carolina corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Cree, Inc. 2004 Long-Term Incentive Compensation Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees for the Company and its affiliates and directors of the Company by providing competitive compensation opportunities; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and directors with those of the Company’s shareholders.

1.3 Types of Awards. Awards under the Plan may be made to Eligible Participants who are employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Stock Units, (vi) Performance Units, or any combination of these. Awards under the Plan may be made to Eligible Participants who are Outside Directors in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Stock Units, or any combination of these, subject to and in accordance with Section 4.2 and Article 10.

1.4 Effective Date. The Plan became effective upon approval of the Plan by the Company’s shareholders on November 4, 2004, and the date of such approval is referred to herein as the “Effective Date.”

1.5 Predecessor Plan. Upon approval of the Plan by the shareholders of the Company, no further grants may be made under the Cree, Inc. Amended and Restated Equity Compensation Plan (the “Predecessor Plan”).

ARTICLE 2—DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 “Award Agreement” means the written agreement, whether in printed or electronic form, between the Company and a Participant, evidencing an Award granted to the Participant under the Plan. The Award Agreement may be in the form of a master agreement between an Eligible Participant and the Company with respect to all or any types of Awards supplemented, with respect to a particular Award, by a notice of award issued by the Company.

2.2 “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Unit or combination of these.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means, unless provided otherwise in the Award Agreement or the Plan: (i) “Cause” as defined in an Individual Agreement to which a Participant is a party that is then in effect, or (ii) if there is no such Individual Agreement or if it does not define Cause, termination of the Participant’s employment by the Company or any other Employer because of any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined by the Committee in good faith, including but not limited to (as determined by the Committee in good faith), (A) Participant’s breach of any agreement between Participant and an Employer, (B) Participant’s intentional or negligent failure to perform a reasonably requested directive or assignment or to perform his duties to the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its employees, or (C) Participant’s misappropriation or attempted misappropriation of any of the Employer’s funds or property.

2.5 “Change in Control” means, unless provided otherwise in the Award Agreement, “Change in Control” or “Change of Control”, as applicable, as defined in an Individual Agreement to which a Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Change in Control, no Termination of Employment for that Participant shall be considered to be in connection with a Change in Control.

2.6 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7 “Committee” means a committee appointed by the Board to administer this Plan (or any specific provisions hereunder) pursuant to Article 3.

2.8 “Company” means Cree, Inc., a North Carolina corporation, and its successors and assigns.

2.9 “Disability” means, with respect to any Incentive Stock Option, disability as determined under Section 22(e)(3) of the Code, and with respect to any other Award, unless provided otherwise in the Award Agreement, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program of long-term disability insurance and which results in Termination of Employment of the Participant, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

2.10 “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

2.11 “Eligible Participant” means any employee of the Employer and any Outside Director, subject to such limitations as may be provided by the Code, the Exchange Act or the Committee, as shall be determined by the Committee.

2.12 “Employer” means the Company and any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.14 “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that unless otherwise directed by the Committee:

(a) if the Shares are listed for trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported;

(b) if the Shares are listed for trading on The Nasdaq Stock Market and have been designated as a “Nasdaq Global Market” security (or such other name as The Nasdaq Stock Market may hereafter adopt for such segment), Fair Market Value on any date shall be the last sale price reported for the Shares on such system during the regular trading session on such date or, if no sale was reported during the regular trading session on such date, on the last day preceding such date on which a sale was reported during the regular trading session;

(c) if the Shares are listed for trading on The Nasdaq Stock Market and have not been designated under subsection (b) above, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system during the regular trading session on such date or, if no sale was reported during the regular trading session on such date, on the last day preceding such date on which a sale was reported during the regular trading session; or

(d) if (a), (b) and (c) do not apply, on the basis of the good faith determination of the Committee.

For purposes of subsection (a) above, if the Shares are traded on more than one national securities exchange, then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange if the Shares are then traded on such exchange and (ii) otherwise such other exchange on which Shares are traded as may be designated by the Committee.

2.15 “Good Reason” means a Termination of Employment for “Good Reason” as defined in an Individual Agreement to which the Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Good Reason, no Termination of Employment for that Participant shall be considered to be for “Good Reason.”

2.16 “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which meets the requirements of Section 422 of the Code.

2.17 “Individual Agreement” means a written agreement between a Participant and the Company or any other Employer relating to employment by the Company or other Employer or to service as an Outside Director of the Company (other than an Award Agreement).

2.18 “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.19 “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan that does not meet the requirements of Section 422 of the Code.

2.20 “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.21 “Option Price” means the price at which a Participant may purchase a Share pursuant to an Option.

2.22 “Outside Director” means a member of the Board who is not an employee of the Company or any other Employer.

2.23 “Participant” means an Eligible Participant to whom an Award has been granted.

2.24 “Payment Date” shall have the meaning set forth in Section 5.6 of the Plan.

2.25 “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of Awards intended to comply with Section 162(m) of the Code.

2.26 “Plan” means the Cree, Inc. 2004 Long-Term Incentive Compensation Plan, as amended from time to time.

2.27 “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28 “Restriction Period” means the period of any restriction applicable to an Award of Restricted Stock or Stock Units, which period shall commence on the date an Award of Restricted Stock or Stock Units is granted and end on such date as the Committee shall determine (subject to Sections 7.2(b) and Section 14.2).

2.29 “Retirement” means, unless provided otherwise in the Award Agreement or Individual Agreement, Termination of Employment other than for Cause after a Participant has reached the age of 55 years and has completed at least five years of service (full-time or full-time equivalent).

2.30 “Share” means one share of common stock, par value $0.00125 per share, of the Company, as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.31 “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

2.32 “Stock Unit” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.33 “Termination of Employment” means, unless provided otherwise in the Award Agreement, the discontinuance of employment of a Participant with the Employer for any reason, whether voluntary or involuntary, or in the case of an Outside Director, the discontinuance of services to the Company by an Outside Director, for any reason, whether voluntary or involuntary. If an Outside Director becomes an employee of the Company or any other Employer before or upon terminating service as an Outside Director, such employment will constitute a continuation of service with respect to Awards granted to the Participant while he or she served as a member of the Board. The determination of whether a Participant has discontinued employment or service shall be made by the Committee in its sole discretion. “Termination of Service” as used in an Award Agreement shall mean Termination of Employment.

ARTICLE 3—ADMINISTRATION

3.1 Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board. The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. Except with respect to Awards to Outside Directors under Article 10, the Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board of Directors. Unless the Board directs otherwise, the Compensation Committee of the Board shall serve as the Committee.

3.2 Authority of the Committee.

(a) The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an

Award and the contents of the Award Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or Performance Units subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan as it deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(b) The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee or Outside Director under the Plan (including whether a Participant shall be deemed to have experienced a Termination of Employment, or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to qualify as an Employer, (ii) any leave of absence, (iii) any transfer between locations of employment with the Employer or between Employers, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) any employee who, at the request of the Employer or the Company, becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Employer.

(c) All actions, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors. The Committee shall consider such factors as it deems relevant to making or taking such actions, determinations and decisions including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest an action, determination or decision by the Committee with respect to such person or Award only on the grounds that such action, determination or decision was arbitrary or capricious or was unlawful, and any review of such action, determination or decision shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or to meet the goals and objectives of the Plan; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan and/or Award Agreement for such non-U.S. jurisdiction.

3.4 Delegation of Authority. The Committee may, at any time and from time to time, to the extent permitted by law and the Company’s Bylaws and subject to the applicable rules of any securities exchange or quotation or trading system on which Shares are traded, delegate to one or more members of the Committee or executive officers of the Company any or all of its authority under Section 3.2 and 3.3, except that the Committee may not delegate such authority with respect to Awards to members of the Board or to executive officers of the Company. The Committee may delegate the administration of the Plan to an officer or employee of the Company, and such administrator(s) may have the authority to prepare, execute and distribute Award Agreements or other documents relating to Awards granted by the Committee under the Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

3.5 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be directed by the Committee, including without limitation, provisions related to the consequences of Termination of Employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the

Participant sign a copy of the Award Agreement or otherwise confirm the Participant’s acceptance of the provisions of the Award Agreement. The Participant shall in any event be deemed to have accepted the provisions of an Award Agreement delivered to the Participant with respect to an Award by exercising the Award or receiving any benefits thereunder.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee and any persons acting on its behalf pursuant to authority delegated by the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the person seeking indemnification has been negligent or engaged in misconduct in the performance of his or her duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, the person seeking indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4—SHARES SUBJECT TO THE PLAN

4.1 Aggregate Limits.

(a) Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which may be issued pursuant to Awards under this Plan is (i) 18,200,000 plus (ii) the number of Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and are not thereafter used for awards under the Predecessor Plan. Shares described in clause (ii) above include Shares which, immediately prior to the Effective Date, were authorized for issuance under the Predecessor Plan and either (x) were not subject to then outstanding awards or (y) were subject to then outstanding awards that subsequently expire, are canceled or otherwise terminate unexercised for any reason.

(b) Subject to adjustment as provided in Section 4.3, no more than an aggregate of 1,000,000 Shares authorized by subsection (a) may be delivered pursuant to Awards of Restricted Stock, Stock Units or Performance Units made on or after October 25, 2011.

(c) If for any reason any Shares awarded or subject to purchase under this Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right or Performance Unit, such Shares shall again be available for issuance pursuant to an Award under the Plan, except that Shares with respect to which a Stock Appreciation Right is exercised, and Shares withheld for payment of taxes pursuant to Section 13.2, shall not thereafter be available for issuance under the Plan. The determination of the number of issued Shares that again become available for issuance with respect to grants of Incentive Stock Options pursuant to this Section 4.1 shall be made in accordance with the requirements of Treas. Reg. section 1.422-2(b)(3).

4.2 Individual Limits.

(a) Tax Code Limits. Except to the extent the Committee determines that an Award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code: (i) the aggregate number of Shares subject to Options or Stock Appreciation Rights granted under this Plan in any one fiscal year to any one Participant shall not exceed 300,000; (ii) the aggregate number of Shares subject to Restricted Stock or Stock Unit Awards granted under this Plan in any one fiscal year to any one Participant shall not exceed 100,000; and (iii) the aggregate value of Performance Unit Awards (valued as of the grant date) that may be granted in any one fiscal year to any one Participant shall not exceed the Fair Market Value of 100,000 Shares.

(b) Awards to Outside Directors. Awards to Outside Directors may be in the form of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units or a combination thereof. The aggregate number of Shares subject to Restricted Stock or Stock Units granted under this Plan in any one fiscal year to any Outside Director shall not exceed 10,000. The aggregate number of Shares subject to Awards of any type granted under this Plan in any one fiscal year to any Outside Director shall not exceed 20,000.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (including unpaired shares replacing paired Shares); or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a) the number of Shares that may be awarded as set forth in Section 4.1;

(b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c) the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code.

ARTICLE 5—STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an employee may be granted ISOs.

5.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3 Option Price. The Option Price for each grant of an Option shall not be less than the Fair Market Value of a Share on the date the Option is granted.

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary of its grant date.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; (ii) for any Award granted on or before June 29, 2008, in the event of the Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (iii), plus the number of Shares subject to Awards granted pursuant to clause (ii) of the fifth sentence of Section 6.4, clause (iii) of the first sentence of Section 7.2(b) and clause (ii) of the second sentence of Section 8.3, does not exceed five percent (5%) of the number of shares authorized for grant under this Plan. In addition, the Committee may provide in the Award Agreement for the deferral of gains related to an exercise or may establish a cap on the maximum earnings a Participant can realize from exercise.

5.6 Payment. Options shall be exercised by the delivery of written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may establish in or pursuant to the Award Agreement from time to time. Unless otherwise authorized by the Committee, no Shares shall be delivered, whether in certificated or uncertificated form, until the full Option Price has been paid. Full payment of the Option Price (less any amount previously received from the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company either: (a) in cash, (b) in a cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) or (c). The Committee also may allow cashless exercises as permitted under Regulation T of the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. “Payment Date” shall mean the date on which a sale transaction in a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise.

5.7 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

5.8 Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000.

ARTICLE 6—STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered.

6.2 Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.3 Payment. The Committee shall have sole discretion to determine in each Award Agreement whether the payment with respect to the exercise of an SAR will be in the form of cash, Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion to determine in each Award Agreement the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine in each Award Agreement whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.4 Duration, Exercise Price and Exercise of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the seventh (7th) anniversary of its grant date. The exercise price for each grant of an SAR shall not be less than the Fair Market Value of a Share on the date the SAR is granted. Upon exercise of an SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement and/or an Individual Agreement that vesting of the Award shall accelerate or other restrictions applicable to the Award shall lapse only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; or (ii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (ii), plus the number of Shares subject to Awards granted pursuant to clause (iii) of the second sentence of Section 5.5, clause (iii) of the first sentence of Section 7.2(b), and clause (ii) of the second sentence of Section 8.3, does not exceed five percent (5%) of the number of shares authorized for grant under this Plan.

ARTICLE 7—RESTRICTED STOCK AND STOCK UNITS

7.1 Grants of Restricted Stock and Stock Units. Restricted Stock Awards and Stock Unit Awards may be made to Eligible Participants as an incentive for the performance of future services that the Committee in its sole discretion determines will contribute materially to the successful operation of the Employer. Subject to Section 4.2(b) with respect to grants to Outside Directors, Awards of Restricted Stock or Stock Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or Stock Units or deferred grants of Restricted Stock or Stock Units.

7.2 Restricted Stock/Stock Unit Award Agreement.

(a) In General. The Restricted Stock Award Agreement or the Stock Unit Award Agreement, as applicable, shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock or Stock Unit, which may be more than, equal to, or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or Stock Unit such as continued service or achievement of performance goals; the length of the Restriction Period and whether any circumstances will shorten or terminate the Restriction Period; and rights of the Participant during the Restriction Period to vote and receive dividends in the case of Restricted Stock, or to receive dividend equivalents in the case of Stock Units that accrue dividend equivalents.

(b) Minimum Restriction Periods. All grants of Restricted Stock or Stock Units shall have a Restriction Period of at least three (3) years (or one (1) year in the case of Restricted Stock or Stock Unit Awards with restrictions based solely on achievement of performance goals), except that the Committee may provide in the Award Agreement and/or an Individual Agreement for vesting of the Award on a pro rata basis during the Restriction Period and/or that the Restriction Period for any Award may otherwise be shortened only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; (ii) for any Award granted on or before June 29, 2008, in the event of the Participant’s Termination of Employment by the Company without Cause or by the Participant for Good Reason; or (iii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (iii), plus the number of Shares subject to Awards granted pursuant to clause (iii) of the second sentence of Section 5.5, clause (ii) of the fifth sentence of Section 6.4, and clause (ii) of the second sentence of Section 8.3, does not exceed five percent (5%) of the number of shares authorized for grant under this Plan.

(c) Execution of Award Agreements. Notwithstanding Section 3.5, a Restricted Stock or Stock Unit Award must be accepted within a period of sixty (60) days after receipt, or such other period as the Committee may specify, by executing a Restricted Stock/Stock Unit Award Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock or Stock Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock/Stock Unit Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

7.3 Nontransferability. Except as otherwise provided in this Article 7 or in a Participant’s Award Agreement, no shares of Restricted Stock or Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, assigned, hypothecated or otherwise disposed of during the Restriction Period or, in the case of Stock Units, either during or after the Restriction Period, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under an Award of Restricted Stock or Stock Units shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

7.4 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.5 Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the vesting of the applicable Shares. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. A Participant receiving a Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units to the extent provided in the Award Agreement relating to the Award. The Committee may require that such dividend equivalents shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Awards intended to qualify for the performance-based compensation provisions of Section 162(m) of the Code, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for such provisions.

ARTICLE 8—PERFORMANCE UNITS

8.1 Grant of Performance Units. Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”

8.3 Earning of Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee may provide in the Award Agreement and/or an Individual Agreement that the Performance Units are earned notwithstanding achievement of the performance goals only: (i) in the event of the Participant’s death, Disability, or Retirement, in connection with a Change of Control, or pursuant to Section 14.5; or (ii) in any other circumstance, provided that the number of Shares subject to Awards granted pursuant to this clause (ii), plus the number of Shares subject to Awards granted pursuant to clause (iii) of the second sentence of Section 5.5, clause (ii) of the fifth sentence of Section 6.4, and clause (iii) of the first sentence of Section 7.2(b), does not exceed five percent (5%) of the number of shares authorized for grant under this Plan.

8.4 Form and Timing of Payment of Performance Units. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to earned grants of Performance Units that are being settled in Shares and that have not yet been distributed to the Participant (such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Stock Units, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares.

8.5 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 9—PERFORMANCE MEASURES

9.1 Approved Measures. Until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, stock price, cost, and/or unit cost. The Committee can establish other performance measures for Awards granted to Eligible Participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

9.2 Adjustments to Measures. The Committee shall be authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. In the case of Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted (or within such period thereafter as may be permissible under Section 162(m) of the Code). The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, and which are held by executive officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

9.3 Use of Other Measures. If changes in applicable laws or regulations permit the Committee, in the case of Awards intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, discretion to use performance measures other than those listed in Section 9.1 without obtaining shareholder approval of such changes, the Committee may make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE 10—AWARDS TO OUTSIDE DIRECTORS

An Outside Director may be granted one or more Awards of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units or a combination thereof in any fiscal year, subject to the limitations of Section 4.2. The number of Shares subject to such Awards, any formula pursuant to which such number shall be determined, the date of grant and the vesting, expiration and other terms applicable to such Awards shall be approved from time to time by the Committee and shall be subject to the terms of this Plan applicable to Awards in general. Outside Directors may receive Awards under the Plan only as provided in this Article 10.

ARTICLE 11—BENEFICIARY DESIGNATION

If and to the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. If any such designation is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such designations. Unless different rules and procedures are established by the Committee, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with a designated representative of the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12—DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or

SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, and the Committee may provide for such arrangements, including conversion to another form of Award that is available under the Plan and has equivalent value, as it deems necessary in order to permit the deferral of taxes in connection with such deferral by the Participant.

ARTICLE 13—WITHHOLDING

13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.

13.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, to the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14—AMENDMENT AND TERMINATION

14.1 Amendment of Plan. Except as otherwise provided in this Section 14.1, the Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. Neither the Committee nor the Board may, without approval of the shareholders of the Company, amend the Plan to (i) materially increase benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan or (iii) materially modify the requirements for participation in the Plan. The Company will also obtain the approval of the shareholders before amending the Plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of any securities exchange or quotation or trading system on which Shares are traded or other applicable law.

14.2 Amendment of Award; Repricing. The Committee may, at any time, amend outstanding Awards in a manner not inconsistent with the terms of the Plan; provided, however, that: (i) if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment, except as provided in Section 14.4 or in the Award Agreement; and (ii) the Committee shall not have the authority to decrease the exercise price of any outstanding Option or SAR, nor award any Option or SAR in replacement of a canceled Option or SAR with a higher exercise price, except in accordance with Section 4.3 or unless such an amendment is approved by the shareholders of the Company. To the extent not inconsistent with the terms of the Plan and the foregoing, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Neither the Committee nor the Board may amend, waive, lapse or otherwise modify any conditions or restrictions in any outstanding Award without approval of the shareholders of the Company, except to the extent the Awards so modified would have been permitted by clause (iii) of the second sentence of Section 5.5, clause (ii) of the fifth sentence of Section 6.4, clause (iii) of the first sentence of Section 7.2(b), or clause (ii) of the second sentence of Section 8.3.

14.3 Termination of Plan. No Awards shall be granted under the Plan after November 3, 2015, but Awards theretofore granted may extend beyond that date.

14.4 Cancellation of Awards.

(a) The Committee may, in its sole discretion, provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Award Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Unit payout, receives or vests in Shares under an Award or vests in or receives a payout under a Stock Unit at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

(b) For purposes of this Section, except to the extent provided otherwise in the Award Agreement, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company or any Employer and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.4 above without regard to any definition of Cause in any Individual Agreement), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company or any other Employer which is disparaging or which in any way reflects negatively upon the Company or the Employer; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company or any Employer; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she has not engaged in any activity described in clauses (i)-(iv).

14.5 Assumption or Acceleration of Awards. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable, each Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock or Stock Units, provide that all restrictions shall lapse). If the Committee makes an Option or other Award fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets or stock or other corporate transaction, the Committee shall notify the Participant that, subject to rescission if the merger, sale of assets or stock or other corporate transaction is not successfully completed within a certain period, the Option or other Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period.

ARTICLE 15—MISCELLANEOUS PROVISIONS

15.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or quotation or trading system on which Shares are traded and any applicable federal, state, local or foreign laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or quotation or trading system on which Shares are traded.

15.2 Rights of a Shareholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares covered by an Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

15.3 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a member of the Board, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Except to the extent approved by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

15.4 Compliance with Laws. At all times when the Committee determines that compliance with Section 162(m) of the Code is required or desirable with respect to a particular Award granted under this Plan, such Award shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate. The Plan and the grant of Awards shall be subject to all applicable federal, state local and foreign laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

15.5 Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

15.6 Tax Elections. Each Participant shall give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Section 83(b) of the Code.

15.7 Legal Construction.

(a) Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would result in the Plan or any Award Agreement not complying with any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

(b) Gender and Number. Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the substantive laws of the State of North Carolina.

APPENDIX E

2005 EMPLOYEE STOCK PURCHASE PLAN

(As amended August 16, 2011, subject to shareholder approval of amendment to Section 12(a))

1.	Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or contributions (where permitted) and any Interest accrued thereon. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted, and construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. However, the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Common Stock under a Non-Section 423(b) Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Board and designed to achieve tax, securities law or other objectives. Except as otherwise provided herein, the Non-Section 423(b) Component will operate and be administered in the same manner as the Section 423(b) Component.

For purposes of the Plan and with respect to the Section 423(b) Component, unless the Board otherwise determines, for the first Participation Period beginning after January 25, 2010, the Employees of each Section 423(b) Employer shall be deemed to participate in a separate offering from the Company; provided, however, that the terms of participation within any such offering to the Employees of a Section 423(b) Employer are the same for all Employees in such offering, as determined in accordance with Section 423(b) of the Code.

2.	Definitions.

(a)	“Board” shall mean the Board of Directors of the Company or, as applicable, one or more individuals or a committee to which the Board has delegated authority or responsibility hereunder pursuant to Section 13(b).

(b)	“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the common stock of the Company.

(d)	“Company” shall mean Cree, Inc., a North Carolina corporation.

(e)

“Compensation” shall mean the total cash remuneration paid, during the period of reference, to an Employee by the Employer, including but not limited to salary, wages, overtime, performance bonuses, commissions, incentive compensation, and salary continuation payments that are made pursuant to a payroll practice (e.g., vacation, holiday, sick and short-term disability pay paid to the Employee through an Employer’s payroll system), prior to deduction of any amounts the Employee elects to defer or exclude from income under a deferred compensation plan or an employee benefit plan of an Employer, such as the Company’s section 401(k) plan and section 125 cafeteria plans (“employee elective deferrals”). Notwithstanding the foregoing, “Compensation” shall not include: relocation, equalization (including goods and services allowances), patent, sign-on and make-up bonuses; expense reimbursements of all types; payments in lieu of expenses; meal allowances; commuting or automobile allowances; any payments (such as guaranteed bonuses in certain foreign jurisdictions) with respect to which salary reductions are not permitted by the laws of the applicable jurisdiction; income realized as a result of participation in any stock plan, including without limitation any stock option, stock award, stock purchase or similar plan of an Employer; Employer contributions to and benefits from (except employee elective deferrals as provided above) any qualified retirement plan, other program of deferred compensation, welfare benefit plan or fringe benefit plan; any Employer contributions to U.S. Social Security and/or a public pension program established in an applicable foreign jurisdiction; any Employer contributions to unemployment taxes or workers’ compensation; costs paid by an Employer in connection with relocation, including gross-ups; any amounts accrued for the benefit of the Employee, but not paid, during the period of reference; and other items of remuneration that that the Stock Plan Manager determines, in his/her discretion and in a uniform and nondiscriminatory manner, are not part of the basic compensation of Employees. The Board shall have the discretion to determine the application of this definition to Employees outside the United States.

(f)	“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan either as a Section 423(b) Employer or Non-Section 423(b) Employer.

(g)	“Employee” shall mean any individual who is treated as an active employee in the records of the Employer, other than such an individual who is subject to the laws of a country that would prohibit the Employee’s participation in the Plan.

(h)	“Employer” shall mean the Company or any Designated Subsidiary.

(i)	“Enrollment Date” shall mean the first day of a Participation Period.

(j)	“Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or national market system, including without limitation the NASDAQ Global Select Market, its Fair Market Value shall be the closing price for such stock quoted on such exchange on the date of determination, as reported by the Nasdaq-Amex Reporting Service or such other source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on such exchange on the last Trading Day immediately preceding the date of determination, and

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the closing price for such stock on the date of determination, as quoted by such source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on the last Trading Day immediately preceding the date of determination, and

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(k)	“Interest” shall mean interest accrued on payroll deductions or contribution amounts under the Plan.

(l)	“Interest Rate” shall mean the simple interest rate at which payroll deductions or contribution amounts in a Participant’s account accrue Interest. The interest rate in effect during a Participation Period and the manner of crediting Interest to Participants’ accounts shall be determined by the Board in its sole discretion. For Employees participating in the Non-Section 423(b) Component, to the extent required by the laws of the applicable jurisdiction, the Board may determine that payroll deductions or contribution amounts accrue Interest at a different rate than applies to other Participants.

(m)	“Non-Section 423(b) Component” shall mean the provisions of the Plan that allow for the grant of an option under the Plan to an Employee of a Non-Section 423(b) Employer outside the scope of and not in compliance with the requirements set forth in Section 423(b) of the Code.

(n)	“Non-Section 423(b) Employer” shall mean any Subsidiary that has been designated by the Board as eligible to participate in the Non-Section 423(b) Component of the Plan.

(o)	“Participant” shall mean an eligible Employee who has enrolled in the Plan.

(p)	“Participation Period” shall mean the period during which an option granted pursuant to the Plan may be exercised, beginning November 1 and May 1 of each year and ending the next following April 30 and October 31, respectively; provided, however, that the first Participation Period under the Plan shall begin November 3, 2005 and shall end April 30, 2006. The Board may change the duration and timing of Participation Periods, provided that any such change is announced at least 10 days prior to the scheduled beginning of the first Participation Period to be affected thereafter. As used herein, “Participation Period” shall also mean “Special Participation Period,” where applicable.

(q)	“Plan” shall mean this 2005 Employee Stock Purchase Plan, including both the Section 423(b) Component and the Non-Section 423(b) Component, as it may be amended from time to time.

(r)	“Purchase Date” shall mean the last day of a Participation Period. The Board may change the timing of Purchase Dates, provided that any such change is announced at least 10 days prior to the scheduled beginning of the first Participation Period to be affected by such change.

(s)	“Purchase Price” shall mean an amount equal to the sum of (a) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date, and (b) any transfer, excise or similar tax imposed on the transaction pursuant to which such share of Common Stock is purchased. The Purchase Price may be adjusted by the Board pursuant to Section 18 hereof.

(t)	“Reserves” shall mean the number of shares of Common Stock covered by options under the Plan that have not been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not placed under option.

(u)	“Section 423(b) Component” shall mean the provisions of the Plan that are designed to meet the requirements for an employee stock purchase plan as set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(v)	“Section 423(b) Employer” shall mean the Company and any Subsidiary, domestic or foreign, that has been designated by the Board as eligible to participate in the Section 423(b) Component of the Plan. Any Subsidiary that has been designated as eligible to participate in the Plan prior to December 31, 2009 shall be considered to be a Section 423(b) Employer without the requirement for further designation by the Board; provided, that any new Board designation of such entity as a Non-Section 423(b) Employer shall supersede any prior designation or deemed designation.

(w)	“Special Participation Periods” shall mean interim Participation Periods enabling Employees of Subsidiaries that become Designated Subsidiaries of the Company after an Enrollment Date but more than three (3) months prior to the next succeeding Enrollment Date to participate in the Section 423(b) Component or Non-Section 423(b) Component of the Plan, as applicable. The Enrollment Date of a Special Participation Period shall be a date specified by the Board, and the last day of a Special Participation Period shall be the next succeeding Purchase Date under the Plan.

(x)	“Subsidiary” shall mean a corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of grant of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(y)	“Trading Day” shall mean a day on which U.S. stock exchanges and the NASDAQ System are open for trading.

3.	Eligibility.

(a)	Any Employee employed by an Employer for 30 continuous days prior to a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that, (i) for Employees participating in the Non-Section 423(b) Component, to the extent required by the laws of the applicable jurisdiction, an Employee may be eligible to participate in the Plan, notwithstanding that he or she has not been employed by an Employer for 30 continuous days prior to a given Enrollment Date, and (ii) as provided more fully in Section 20 below, the Board may adopt administrative rules, procedures and/or sub-plans limiting the eligibility of or participation by any Employee of a Non-Section 423(b) Employer. The foregoing notwithstanding, only employees of the applicable Designated Subsidiary shall be eligible to participate in a Special Participation Period.

(b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that (i) immediately after such grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own capital stock (and/or hold outstanding options to purchase capital stock) representing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) the Employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 of stock (determined at the Fair Market Value of the shares on the date of grant) for each calendar year in which such option is outstanding at any time (or such lower limitations that may be imposed with respect to eligible Employees who are subject to laws of a foreign jurisdiction where lower limitations are required).

(c)	Any provisions of the Plan to the contrary notwithstanding, an Employee who has received a hardship withdrawal from the Company’s 401(k) plan shall be subject to restrictions on participation in the Plan on account of such hardship withdrawal to the fullest extent required by the Code.

4.	Participation.

(a)	An eligible Employee may become a Participant in the Plan by completing a subscription agreement in a form provided by the Board authorizing payroll deductions or contributions, where permitted, and filing it with the Company’s stock plan administrator at such time in advance of the applicable Enrollment Date as the Board may prescribe, or through telephone or other electronic arrangements as the Board may prescribe. Contributions other than payroll deductions shall be permitted only to correct errors in the administration of a valid payroll deduction authorization or for an Employee of a Non-Section 423(b) Employer participating in the Non-Section 423(b) Component if the rules of a foreign country prohibit the Non-Section 423(b) Employer from making payroll deductions with respect to such eligible Employee’s Plan participation.

(b)	Payroll deductions/contributions for a Participant shall begin with the first pay day following the Enrollment Date and shall end with the last pay day in the Participation Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9 hereof.

5.	Payroll Deductions/Contributions and Interest.

(a)	At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each pay day during the Participation Period or, where applicable, contributions made in accordance with the established contribution schedule, in whole percentages only not exceeding 15% of the Compensation that the Participant receives on each pay day during the Participation Period. In addition, Interest shall accrue on the Participant’s account and be used to purchase shares of Common Stock under the Plan each Purchase Date.

(b)	All payroll deductions made for or contributions made by a Participant shall be credited to the Participant’s account under the Plan. All Interest accrued under the Plan shall be credited to a Participant’s account under the Plan.

(c)	A Participant may discontinue his or her participation in the Plan as provided in Section 9 hereof or may decrease to as low as 0% the rate of his or her payroll deductions/contributions by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction/contribution rate. A change in rate shall be effective with the first full payroll period that begins after the Company receives the new subscription agreement.

(d)	A Participant’s subscription agreement shall remain in effect for successive Participation Periods unless specified otherwise or changed or terminated as provided in Section 9 hereof.

(e)	Notwithstanding the foregoing, to the extent necessary to comply with the $25,000 calendar-year accrual and the 5% ownership limitations set forth in Section 3(b), a Participant’s payroll deductions/contributions may be decreased to 0% at any time prior to a Purchase Date. Payroll deductions/contributions at the rate provided in such Participant’s subscription agreement shall resume immediately following such Purchase Date, unless terminated by the Participant as provided in Section 9 hereof.

6.	Grant of Option. On the Enrollment Date of each Participation Period, each Participant shall be granted an option to purchase on the Purchase Date of the Participation Period at the applicable Purchase Price up to the number of shares of Common Stock determined by dividing the sum of the Participant’s payroll deductions/contributions accumulated on or prior to such Purchase Date and retained in the Participant’s account plus the Interest accrued on such payroll deductions/contributions, by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase on any Purchase Date more than 2,000 shares of Common Stock (subject to adjustment pursuant to Section 17), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 7(b). The Board may, in its absolute discretion, for future Participation Periods increase or decrease the maximum number of shares of Common Stock a Participant may purchase on a Purchase Date. Exercise of an option shall occur as provided in Section 7, unless the Participant has withdrawn pursuant to Section 9.

7.	Exercise of Option.

(a)	Unless a Participant withdraws from the Plan as provided in Section 9, the Participant’s option shall be exercised automatically on each Purchase Date, and the maximum number of full shares subject to the option (as limited by Section 3(b), 6 and/or 7(b)) shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions/contributions and Interest in the Participant’s account. No fractional shares shall be purchased. If the balance in a Participant’s account after the purchase is made is not sufficient to purchase a full share at the applicable Purchase Price, the balance shall be retained in the Participant’s account until the next Purchase Date, subject to earlier withdrawal by the Participant as provided in Section 9. If the maximum number of full shares that the Participant is eligible to purchase is limited by Section 3(b), 6 or 7(b) such that a balance greater that the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account after the purchase is made, except as provided in Section 7(b) below, the entire balance will be refunded to the Participant.

(b)	If the Board determines that on a given Purchase Date the number of shares with respect to which options are to be exercised exceed the number of shares of Common Stock available for sale under the Plan as of such Purchase Date, the Board may, in its sole discretion, provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants. With respect to any payroll deductions/ contributions and Interest accumulated in a Participant’s account that are not used to purchase shares of Common Stock in a Participation Period pursuant to the preceding sentence, the Board shall, in its sole discretion, (i) direct payment of such payroll deductions/contributions and Interest to the Participant, or (ii) retain such payroll deductions/contributions and Interest in a Participant’s account, up to the Purchase Price of the additional number of full shares that would have been purchased by the Participant if there had not been an allocation of the available shares, in anticipation of authorization of additional shares for issuance under the Plan by the Company’s stockholders with respect to a subsequent Participation Period and refund any excess amount to the Participant. In the event the Board, in its sole discretion, determines that it shall not seek authorization from the Company’s stockholders for additional shares for issuance under the Plan with respect to a subsequent Participation Period, the Plan shall automatically terminate and any balance in a Participant’s account will be promptly refunded to the Participant.

(c)	All rights to purchase Common Stock offered on a Purchase Date must be exercised within five (5) years of such Purchase Date.

8.	Delivery.

(a)	As promptly as practicable after each Purchase Date, the Company shall arrange the delivery, electronically or otherwise, to accounts in the Participants’ names at a brokerage company selected by the Company of the shares purchased upon exercise of options.

(b)	A Participant may withdraw his or her shares of Common Stock credited to his or her brokerage account at any time (subject to reasonable costs, which are the responsibility of the Participant). For Participants in the Section 423(b) Component, any stock certificate distributed to a Participant may contain a legend requiring notification to the Company of any transfer or sale of the shares of Common Stock prior to the date two years after the beginning date of a Participation Period pursuant to which the shares were purchased.

9.	Withdrawal.

(a)	A Participant may withdraw all, but not less than all, of the payroll deductions/contributions and any Interest credited to the Participant’s account at any time prior to the Purchase Date for a Participation Period by giving written notice to the Company in a form provided by the Company. Such payroll deductions/contributions and any Interest shall be paid to the Participant promptly after receipt of the Participant’s notice of withdrawal. The Participant’s option for such Participation Period shall automatically terminate, and no further payroll deductions/contributions for the purchase of shares by such Participant shall be made during, and no further Interest shall accrue to the Participant’s account for, such Participation Period. If a Participant withdraws from a Participation Period, payroll deductions/contributions for the Participant’s account and Interest accruals shall not resume at the beginning of the next succeeding Participation Period unless the Participant timely delivers to the Company a new subscription agreement.

(b)	A Participant’s withdrawal from a Participation Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan that may thereafter be adopted by an Employer or in any succeeding Participation Period that begins after the Participation Period from which the Participant withdraws.

10.	Termination of Employment. Upon a Participant’s ceasing to be an Employee for any reason during a Participation Period, the Participant shall be deemed to have withdrawn from the Plan, his or her option(s) shall be terminated automatically, and the payroll deductions/contributions and any Interest credited to the Participant’s account under the Plan during the Participation Period but not yet used to exercise the Participant’s option(s) shall be refunded to the Participant.

11.	Interest. Interest shall accrue on the payroll deductions/contributions of a Participant in the Plan. The Interest rate and the manner of crediting Interest to Participants’ accounts under the Plan shall be determined by the Board in its sole discretion, unless otherwise required by the laws of the applicable jurisdiction for Participants in the Non-Section 423(b) Component.

12.	Stock.

(a)	Subject to adjustment pursuant to Section 17, the maximum number of shares of the Common Stock authorized for issuance under the Plan is two million five hundred thousand (2,500,000) shares. Such shares shall be made available from Common Stock currently authorized but unissued.

(b)	Participants shall have no interest or voting rights in shares covered by options until such options have been exercised.

13.	Administration.

(a)	The Plan shall be administered by the Board. The Board shall have the authority and power to administer the Plan and to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Plan. The Board shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the subscription agreement, payroll withholding authorizations, withdrawal documents and all other notices required hereunder. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, including which entities shall be Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties.

(b)	Notwithstanding the foregoing, the Board may delegate, by resolutions adopted prior to or after the effective date of the Plan, any or all of its authority and responsibilities hereunder to such individual(s) or committee (which may be comprised of Employees, members of the Board, or a combination thereof) as the Board shall designate, to the extent such delegation is permitted by applicable law, the articles and bylaws of the Company and the applicable stock exchange or national market system rules. In the event of such delegation, all references herein to the Board shall, to the extent applicable, be deemed to refer to and include such individual(s) or committee.

14.	Transferability. No payroll deductions/contributions or Interest credited to a Participant’s account under the Plan and no rights with regard to the exercise of an option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 9 hereof.

15.	Use of Funds. Payroll deductions/contributions and Interest received or held by an Employer under the Plan may be used by such Employer for any corporate purpose. The Employer shall not be obligated to segregate such payroll deductions/contributions and Interest, except to the extent such segregation is required by the laws of a jurisdiction applicable to the Employer.

16.	Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants following each Purchase Date, which statements shall set forth the total amount used from the Participant’s account to purchase Common Stock, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any, in the Participant’s account.

17.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)	Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase on a Purchase Date, and the price per share and the number of shares of Common Stock covered by each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The conversion of convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)	In the event of the proposed dissolution or liquidation of the Company, the Participation Periods then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), which shall be the last Purchase Date under the Plan, and the Plan shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be prior to the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Participation Period as provided in Section 9.

(c)	In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or equivalent options substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the options, the Participation Periods then in progress shall be shortened by setting a New Purchase Date. The New Purchase Date shall be prior to the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Participation Period as provided in Section 9.

18.	Amendment or Termination.

(a)

The Board may at any time and for any reason amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is set after such Board action if such stockholder approval is required by any federal, national or state law or regulation of the United States or applicable foreign jurisdiction or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise in its discretion determine to submit other such changes to the Plan to stockholders for approval; provided, however, that no such action may, without the consent of an affected Participant, materially impair the rights of such Participant with respect to any shares of Common Stock theretofore purchased for him or her under the Plan.

(b)	Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to designate or un-designate entities as Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, change the Participation Periods, limit the frequency and/or number of changes permitted in the amount withheld or contributed during a Participation Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U. S. Dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Employer’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond to amounts withheld from the Participant’s Compensation, change the Interest Rate (including reducing it to zero) and the manner of crediting Interest to a Participant’s account, and establish such other limitations and procedures that the Board determines in its sole discretion advisable and that are consistent with the Plan.

(c)	If the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences, including, but not limited to:

(i)	Increasing the Purchase Price for any Participation Period, including a Participation Period underway at the time of the change in Purchase Price;

(ii)	Shortening any Participation Period so that the Participation Period ends on a new Purchase Date, including a Participation Period underway at the time of the Board action; and/or

(iii)	Allocating shares.

Notwithstanding anything in the Plan to the contrary, such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

(d)	Subject to Section 7(b), the Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his or her Plan account shall be paid to the Participant and shares of Common Stock theretofore purchased for the Participant under the Plan shall continue to be handled in the manner provided in Section 8.

19.	Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Section 423(b) Component, the Board, in its sole discretion, may vary the terms and conditions of separate offerings within the Section 423(b) Component by adopting administrative rules and procedures applicable to such Section 423(b) offering, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), payment of Interest, the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objectives of the Plan, and in order to facilitate the operation of the Plan in such jurisdictions; provided, however, that the terms of participation within any such offering to the Employees of a Section 423(b) Employer are the same for all Employees in such offering, as determined in accordance with Section 423(b) of the Code.

20.	Non-Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Non-Section 423(b) Component, the Board may, in its sole discretion, adopt administrative rules, procedures and sub-plans applicable to Non-Section 423(b) Employers which are outside the scope of Section 423 of the Code, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), payment of Interest, the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or other applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objective of the Plan, in order to facilitate the operation of the Plan in such jurisdictions and/or in order to exclude Employees who are located in a specific jurisdiction as may be determined advisable by the Board. For purposes of clarity, the terms and conditions contained herein that are subject to variation for each Non-Section 423(b) Employer shall be documented in writing and approved by the Board.

21.	Administrative Costs. The Company will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate.

22.	Tax Obligations. To the extent any (i) grant of an option to purchase Common Stock hereunder, (ii) purchase of Common Stock hereunder, or (iii) disposition of Common Stock purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income tax, social insurance, payroll tax, payment on account or other withholding taxes imposed by any jurisdiction), the Board may implement appropriate procedures to ensure that such tax withholding obligations are met. Such procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to an Employer by an Employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Employees participating in the Plan (or in an offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction. For purposes of determining similarly situated Employees, Employees who are participating in the Section 423(b) Component shall not be considered to be similarly situated to Employees who are participating in the Non-Section 423(b) Component of the Plan.

23.	Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24.	Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the delivery of such shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Code, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

25.	Term of Plan. The Plan shall become effective on November 3, 2005, subject to and conditioned upon the stockholders of the Company approving the Plan at their annual meeting on such date. It shall continue in effect for a term of 10 years unless sooner terminated under Section 7(b) or 18 hereof.

26.

Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. If any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of North Carolina, to the extent such laws are not in conflict with, or superseded by, United States federal law.

27.	Authorization to Release Necessary Personal Information.

(a)	As a condition of participating in the Plan, each Employee hereby authorizes and directs Employee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Employee’s employment, the nature and amount of Employee’s compensation and the fact and conditions of Employee’s participation in the Plan (including, but not limited to, Employee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised or outstanding) for the purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise of options under the Plan or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Employee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Employee’s residence. Furthermore, Employee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for Employee’s participation in the Plan.

(b)	Employee may at any time withdraw the consents herein, by contacting Employee’s local human resources representative in writing. Employee further acknowledges that withdrawal of consent may affect Employee’s ability to exercise or realize benefits from the option and Employee’s ability to participate in the Plan.

CREE, INC.

4600 SILICON DRIVE

DURHAM, NC 27703

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CREE, INC. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M38135-P16072	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CREE, INC.			For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01) Charles M. Swoboda	05) Alan J. Ruud
	02) Clyde R. Hosein	06) Robert L. Tillman
	03) Robert A. Ingram	07) Harvey A. Wagner
	04) Franco Plastina	08) Thomas H. Werner

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5 and FOR “1 Year” for Proposal 6.

Vote on Proposals			For	Against	Abstain

2.	APPROVAL OF AMENDMENT TO THE 2004 LONG-TERM INCENTIVE COMPENSATION PLAN.		☐	☐	☐

3.	APPROVAL OF AMENDMENT TO THE 2005 EMPLOYEE STOCK PURCHASE PLAN.		☐	☐	☐

4.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 24, 2012.		☐	☐	☐

For address changes, please check this box and write the changes on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain

5.	ADVISORY (NONBINDING) VOTE ON EXECUTIVE COMPENSATION.		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

6.	ADVISORY (NONBINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4 and 5 and FOR “1 Year” for Proposal 6. If any other matters properly come before the meeting or any adjournments thereof, the person named in this proxy will vote in their discretion, all as more specifically set forth in the Notice of Annual Meeting and Proxy Statement dated September 2, 2011, receipt of which is hereby acknowledged.

Please sign your name exactly as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M38136-P16072

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS OCTOBER 25, 2011

The undersigned hereby appoints Charles M. Swoboda and Adam H. Broome, and each of them individually, as proxies and attorneys-in-fact of the undersigned, with full power of substitution, to represent the undersigned and to vote, in accordance with the directions in this proxy, all of the shares of stock of Cree, Inc. that the undersigned is entitled to vote at the 2011 Annual Meeting of Shareholders of Cree, Inc. to be held at the offices of the corporation at 4425 Silicon Drive, Durham, North Carolina 27703, on Tuesday, October 25, 2011 at 10:00 a.m., local time, and any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 5, AND FOR “1 YEAR” FOR PROPOSAL 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE